                                      GG11

                      Structural and Collateral Term Sheet
                          $2,475,635,000 (approximate)

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,
                                  AS DEPOSITOR

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-GG11

                       Commercial Mortgage Trust 2007-GG11
                                 Issuing Entity

                         Goldman Sachs Mortgage Company
                   Greenwich Capital Financial Products, Inc.
                                    Sponsors

                       Wachovia Bank, National Association
                                 Master Servicer

                               LNR Partners, Inc.
                                Special Servicer

                                 October 9, 2007

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File No. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

     Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

GOLDMAN, SACHS & CO.                                [RBS Greenwich Capital LOGO]

                          Co-Lead Bookrunning Managers

Credit Suisse                                                           JPMorgan
Merrill Lynch & Co.                                               Morgan Stanley

GCCFC 2007-GG11

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

                              OFFERED CERTIFICATES

                                      APPROX.   APPROX. % OF  WEIGHTED
                       CERTIFICATE    CREDIT    CUT-OFF DATE   AVERAGE     PRINCIPAL    ASSUMED FINAL
  CLASS   S&P  FITCH     BALANCE    SUPPORT(1)    BALANCE      LIFE(2)     WINDOW(2)   PAYMENT DATE(2)  RATE TYPE
-----------------------------------------------------------------------------------------------------------------

 A-1(3)   AAA   AAA   $ 46,000,000    30.000%       1.712%      4.01    11/07 - 07/12      July 2012       (6)
 A-2(3)   AAA   AAA   $505,344,000    30.000%      18.805%      5.40    07/12 - 07/13      July 2013       (6)
 A-3(3)   AAA   AAA   $ 37,355,000    30.000%       1.390%      6.75    06/14 - 09/14   September 2014     (6)
 A-AB(3)  AAA   AAA   $ 47,000,000    30.000%       1.749%      7.55    07/13 - 01/17    January 2017      (6)
 A-4(3)   AAA   AAA   $995,606,000    30.000%      37.049%      9.69    01/17 - 08/17     August 2017      (6)
A-1-A(3)  AAA   AAA   $249,774,000    30.000%       9.295%      8.85    05/10 - 08/17     August 2017      (6)
   A-M    AAA   AAA   $268,726,000    20.000%      10.000%      9.78    08/17 - 08/17     August 2017      (6)
   A-J    AAA   AAA   $211,622,000    12.125%       7.875%      9.85    08/17 - 09/17   September 2017     (6)
    B     AA+   AA+   $ 20,154,000    11.375%       0.750%      9.86    09/17 - 09/17   September 2017     (6)
    C      AA   AA    $ 26,873,000    10.375%       1.000%      9.86    09/17 - 09/17   September 2017     (6)
    D     AA-   AA-   $ 20,154,000     9.625%       0.750%      9.86    09/17 - 09/17   September 2017     (6)
    E      A+   A+    $ 33,591,000     8.375%       1.250%      9.86    09/17 - 09/17   September 2017     (6)
    F      A     A    $ 13,436,000     7.875%       0.500%      9.86    09/17 - 09/17   September 2017     (6)

                            NON-OFFERED CERTIFICATES

                                         APPROX.   APPROX. % OF  WEIGHTED
                         CERTIFICATE     CREDIT    CUT-OFF DATE   AVERAGE    PRINCIPAL     ASSUMED FINAL
  CLASS   S&P   FITCH      BALANCE     SUPPORT(1)     BALANCE     LIFE(2)    WINDOW(2)    PAYMENT DATE(2)   RATE TYPE
----------------------------------------------------------------------------------------------------------------------

  G(4)     A-     A-   $   33,591,000     6.625%      1.250%       9.86    09/17 - 09/17  September 2017       (6)
  H(4)    BBB+   BBB+  $   23,513,000     5.750%      0.875%       9.94    09/17 - 10/17    October 2017       (6)
  J(4)    BBB    BBB   $   26,873,000     4.750%      1.000%       9.94    10/17 - 10/17    October 2017       (6)
  K(4)    BBB-   BBB-  $   36,950,000     3.375%      1.375%       9.95    10/17 - 11/17   November 2017       (6)
  L(4)    BB+    BB+   $    6,718,000     3.125%      0.250%      10.03    11/17 - 11/17   November 2017       (6)
  M(4)     BB     BB   $   10,077,000     2.750%      0.375%      10.03    11/17 - 11/17   November 2017       (6)
  N(4)    BB-    BB-   $   10,077,000     2.375%      0.375%      10.03    11/17 - 11/17   November 2017       (6)
  O(4)     B+     B+   $    6,718,000     2.125%      0.250%      10.03    11/17 - 11/17   November 2017       (6)
  P(4)     B      B    $    3,359,000     2.000%      0.125%      10.03    11/17 - 11/17   November 2017       (6)
  Q(4)     B-     B-   $    6,719,000     1.750%      0.250%      10.03    11/17 - 11/17   November 2017       (6)
  S(4)     NR     NR   $   47,027,030     0.000%      1.750%      10.03    11/17 - 11/17   November 2017       (6)
XP(4)(5)  AAA    AAA                        N/A         N/A        N/A          N/A             N/A        Variable IO
XC(4)(5)  AAA    AAA   $2,687,257,030       N/A         N/A        N/A          N/A             N/A        Variable IO

----------
(1)  The credit support for the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates is expressed in the aggregate.

(2)  As of the cut-off date, the weighted average life, principal window and assumed final payment date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "Yield and Maturity Considerations--Yield
     Considerations" in the prospectus supplement.

(3)  For purposes of making distributions on the class A-1, class A-2, class
     A-3, class A-AB, class A-4 and class A-1-A certificates, the pool of mortgage loans will be deemed to consist of two distinct sub-pools, sub-pool 1 and sub-pool 2. Sub-pool 1 will consist of 103 mortgage loans, representing approximately 90.7% of the initial mortgage pool balance and includes all mortgage loans other than the mortgage loans secured by multifamily properties. Sub-pool 2 will consist of 19 mortgage loans, representing approximately 9.3% of the initial mortgage pool balance and includes all of the mortgage loans that are secured by multifamily properties. Distributions on the class A-1, class A-2, class A-3, class
     A-AB and class A-4 certificates will generally be based on payments from sub-pool 1 and distributions on the class A-1A certificates will generally be based on payments from sub-pool 2.

(4)  Not offered hereby. Any information provided herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(5)  The class XP and class XC certificates will not have a principal balance and are sometimes referred to as the interest-only certificates. For purposes of calculating the amount of accrued interest, the interest-only certificates will have a notional amount. The notional amount of the class
     XP and class XC certificates is described in the prospectus supplement. The interest rate applicable to the class XP and class XC certificates will be as specified in the prospectus supplement.

(6)  For any payment date, the pass-through rates on the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class
     B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve
     30-day months and amounts transferred into or out of the interest reserve account) as of their respective due dates in the month preceding the month in which the related payment date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average rate specified in clause (ii) or (iv) the weighted average rate specified in clause (ii) less a specified percentage.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                   -2-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

GENERAL CHARACTERISTICS(1)

                                                                                 TOTAL POOL       SUB-POOL 1      SUB-POOL 2
                                                                               --------------   --------------   ------------

Initial mortgage pool balance...............................................   $2,687,257,031   $2,437,483,031   $249,774,000
Number of mortgage loans....................................................              122              103             19
Number of mortgaged properties..............................................              180              161             19
Percentage of pari passu loans..............................................             36.9%            40.7%           0.0%
Weighted average underwritten debt-service-coverage ratio(2)(3).............             1.36x            1.37x          1.29x
Maximum underwritten debt-service-coverage ratio(2)(3)......................             1.92x            1.92x          1.69x
Minimum underwritten debt-service-coverage ratio(2)(3)......................             0.99x            0.99x          1.14x
Weighted average cut-off date loan-to-value ratio(2)(3)(4)..................             66.4%            65.7%          72.7%
Maximum cut-off date loan-to-value ratio(2)(3)(4)...........................             83.1%            83.1%          81.3%
Minimum cut-off date loan-to-value ratio(2)(3)(4)...........................             45.2%            45.2%          58.3%
Average cut-off date principal balance......................................   $   22,026,697   $   23,664,884   $ 13,146,000
Maximum cut-off date principal balance......................................   $  350,000,000   $  350,000,000   $ 34,000,000
Minimum cut-off date principal balance......................................   $    1,275,407   $    1,275,407   $  2,550,000
Weighted average mortgage interest rate.....................................            6.123%           6.136%         6.003%
Maximum mortgage interest rate..............................................            7.390%           7.390%         6.432%
Minimum mortgage interest rate..............................................            5.540%           5.540%         5.830%
Percentage of initial pool balance of mortgage loans secured by mortgaged real properties occupied by a single tenant (certain of such single
   tenants may have one or more sub-tenants at such properties).............              6.5%             7.2%            N/A

----------
(1)  Unless otherwise noted, the initial mortgage pool balance and all other financial and statistical information provided in this term sheet include the mortgage loans in the trust that are part of a split loan structure and secured by the One Liberty Plaza property, the Scottsdale Fashion Square property, the Bush Terminal property and the USFS Industrial Distribution
     Portfolio properties (representing approximately 13.0%, 12.1%, 9.3% and
     2.5%, respectively, of the initial mortgage pool balance and 14.4%, 13.3%,
     10.3% and 2.8%, respectively, of the initial sub-pool 1 balance) but do not include the related pari passu mortgage loans that are outside the trust.
     If any of the mortgage loans is secured by multiple properties, a portion of the principal balance of that mortgage has been allocated to each of those properties as set forth in Annex A to the prospectus supplement. All percentages of initial mortgage pool balances herein are based on allocated loan amounts with respect to mortgage loans secured by multiple properties.

(2)  For the purpose of calculating underwritten debt-service-coverage ratios and loan-to-value ratios in this term sheet, the cut-off date principal balance for each mortgage loan in a split loan structure includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage loan that is outside the trust.

(3)  With respect to the following mortgage loans, these calculations exclude earnouts or other reserves in the following amounts: 9000 Sunset Boulevard
     ($15,000,000), Alcoa Building ($15,545,000), Conifer Town Center
     ($3,100,000), Abilene Marketplace ($2,200,000) and Columbus Crossing Shops
     ($435,000). Not reducing the financing by the related earnout amounts, the cut-off date loan-to-value ratios for the mortgage loans secured by the
     9000 Sunset Boulevard property, the Alcoa Building property, the Conifer
     Town Center property, the Abilene Marketplace property and the Columbus
     Crossing Shops property would be 75.5%, 86.6%, 83.4%, 81.5% and 77.6%, respectively.

(4)  With respect to the mortgage loan secured by the Hyatt Regency Milwaukee property, the loan-to-value ratio was calculated by dividing the cut-off date principal balance of $44,160,000 by the sum of (i) the as-is appraised value of $48,900,000 and (ii) the $18,358,000 letter of credit to be used for a property improvement program. The loan-to-value calculated using only the as-is appraised value is 90.3%. The loan-to-value calculated using the as-stabilized appraised value of $73,200,000 after the completion of the property improvement program is 60.3%.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                   -3-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                                 PROPERTY TYPES

                                      AGGREGATE
                       NUMBER OF     CUT-OFF DATE   % OF INITIAL                         WTD. AVG.
                       MORTGAGED      PRINCIPAL     MORTGAGE POOL                    CUT-OFF DATE LTV
  PROPERTY TYPE       PROPERTIES       BALANCE         BALANCE      WTD. AVG. DSCR        RATIO
-------------------   ----------   --------------   -------------   --------------   ----------------

Office                    32       $  797,244,861        29.7%           1.34x            62.2%
Retail                    54          762,380,582        28.4%           1.32x            69.1%
Industrial                46          375,639,624        14.0%           1.66x            59.8%
Land                      13          341,783,093        12.7%           1.19x            72.6%
Multifamily               19          249,774,000         9.3%           1.29x            72.7%
Hospitality                9          137,434,871         5.1%           1.41x            65.0%
Other                      1           12,000,000         0.4%           1.26x            72.7%
Self-Storage               6           11,000,000         0.4%           1.47x            75.1%
                         ---       --------------       -----
TOTAL/WTD. AVG.          180       $2,687,257,031       100.0%           1.36x            66.4%
                         ===       ==============       =====

                               PROPERTY LOCATIONS

                                      AGGREGATE
                       NUMBER OF     CUT-OFF DATE    % OF INITIAL                        WTD. AVG.
                       MORTGAGED      PRINCIPAL     MORTGAGE POOL                    CUT-OFF DATE LTV
  PROPERTY LOCATION   PROPERTIES       BALANCE         BALANCE      WTD. AVG. DSCR        RATIO
-------------------   ----------   --------------   -------------   --------------   ----------------

New York                  10       $  979,373,561        36.4%           1.42x            62.1%
Arizona                   11          382,985,150        14.3%           1.45x            63.0%
California                24          302,378,071        11.3%           1.27x            66.9%
New Jersey                23          178,184,147         6.6%           1.35x            71.4%
Florida                   11          112,738,750         4.2%           1.38x            70.8%
Virginia                  12          112,026,273         4.2%           1.29x            65.0%
Texas                      9           63,330,250         2.4%           1.26x            77.6%
North Carolina            11           57,880,790         2.2%           1.31x            74.9%
Colorado                   6           55,888,250         2.1%           1.20x            73.1%
Wisconsin                  3           47,966,500         1.8%           1.50x            66.2%
Other States(1)           60          394,505,287        14.7%           1.26x            72.9%
                         ---       --------------       -----
TOTAL/WTD. AVG.          180       $2,687,257,031       100.0%           1.36X            66.4%
                         ===       ==============       =====

----------
(1)  Includes 24 states.

                         CUT-OFF DATE PRINCIPAL BALANCES

  RANGE OF CUT-OFF DATE                                AGGREGATE CUT-OFF DATE       % OF INITIAL
       BALANCES ($)         NUMBER OF MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL BALANCE
-------------------------   ------------------------   ----------------------   ---------------------

Less than 2,500,001                      5                 $   10,530,407                0.4%
2,500,001 - 5,000,000                   28                    100,165,993                3.7%
5,000,001 - 7,500,000                   16                    101,000,236                3.8%
7,500,001 - 10,000,000                  17                    149,059,440                5.5%
10,000,001 - 15,000,000                 22                    272,298,448               10.1%
15,000,001 - 20,000,000                 13                    224,084,147                8.3%
20,000,001 - 25,000,000                  2                     44,850,000                1.7%
25,000,001 - 50,000,000                 12                    385,810,000               14.4%
50,000,001 - 75,000,000                  2                    126,808,359                4.7%
75,000,001 - 100,000,000                 1                     80,000,000                3.0%
100,000,001 - 250,000,000                1                    250,000,000                9.3%
250,000,001 - 350,000,000                3                    942,650,000               35.1%
                                       ---                 --------------              -----
TOTAL                                  122                 $2,687,257,031              100.0%
                                       ===                 ==============              =====

----------
The average cut-off date principal balance is $22,026,697.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                   -4-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                                 MORTGAGE RATES

RANGE OF MORTGAGE                              AGGREGATE CUT-OFF DATE      % OF INITIAL
    RATES (%)       NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE      MORTGAGE POOL BALANCE
-----------------   ------------------------   ----------------------   ---------------------

Less than 5.7499               16                  $  486,516,660               18.1%
5.750 - 5.9999                 25                     291,447,611               10.8%
6.000 - 6.2499                 43                     911,696,169               33.9%
6.250 - 6.4999                 21                     759,674,561               28.3%
6.500 - 6.7499                  6                      87,762,029                3.3%
6.750 - 6.9999                  9                     127,910,000                4.8%
7.000 - 7.4999                  2                      22,250,000                0.8%
                              ---                  --------------              -----
TOTAL                         122                  $2,687,257,031              100.0%
                              ===                  ==============              =====

----------
The weighted average mortgage interest rate is 6.123%.

                          DEBT-SERVICE COVERAGE RATIOS

                                               AGGREGATE CUT-OFF DATE      % OF INITIAL
 RANGE OF DSCRS     NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE      MORTGAGE POOL BALANCE
-----------------   ------------------------   ----------------------   ---------------------

Less than 1.10                  8                  $   93,024,147               3.5%
1.10 - 1.1999                  40                     821,763,640              30.6%
1.20 - 1.2999                  31                     316,313,099              11.8%
1.30 - 1.3999                  19                     560,866,094              20.9%
1.40 - 1.4999                  11                     408,633,977              15.2%
1.50 - 1.7499                   8                     203,656,073               7.6%
1.75 - 1.9999                   5                     283,000,000              10.5%
                              ---                  --------------              -----
TOTAL                         122                  $2,687,257,031              100.0%
                              ===                  ==============              =====

----------
The weighted average debt-service coverage ratio is 1.36x. With respect to the following mortgage loans, these calculations exclude earnouts or other reserves in the following amounts: 9000 Sunset Boulevard ($15,000,000), Alcoa Building
($15,545,000), Conifer Town Center ($3,100,000), Abilene Marketplace
($2,200,000) and Columbus Crossing Shops ($435,000).

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

    RANGE OF
CUT-OFF DATE LTV                               AGGREGATE CUT-OFF DATE        % OF INITIAL
    RATIOS (%)      NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE      MORTGAGE POOL BALANCE
-----------------   ------------------------   ----------------------   ---------------------

Less than 55.00                 4                  $  306,100,000              11.4%
55.01 - 60.00                  10                     458,764,226              17.1%
60.01 - 65.00                  10                     468,526,203              17.4%
65.01 - 70.00                  22                     256,048,796               9.5%
70.01 - 75.00                  30                     718,986,800              26.8%
75.01 - 80.00                  39                     383,231,005              14.3%
80.01 - 85.00                   7                      95,600,000               3.6%
                              ---                  --------------             -----
TOTAL                         122                  $2,687,257,031             100.0%
                              ===                  ==============             =====

----------
The weighted average cut-off date loan-to-value ratio is 66.4%. With respect to the following mortgage loans, these calculations exclude earnouts or other reserves in the following amounts: 9000 Sunset Boulevard ($15,000,000), Alcoa
Building ($15,545,000), Conifer Town Center ($3,100,000), Abilene Marketplace
($2,200,000) and Columbus Crossing Shops ($435,000). With respect to the mortgage loan secured by the Hyatt Regency Milwaukee property, the loan-to-value ratio was calculated by dividing the cut-off date principal balance of
$44,160,000 by the sum of (i) the as-is appraised value of $48,900,000 and (ii)
the $18,358,000 letter of credit to be used for a property improvement program.
The loan-to-value ratio calculated using only the as-is appraised value is
90.3%. The loan-to-value ratio calculated using the as-stabilized appraised value of $73,200,000 after the completion of the property improvement program is
60.3%.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                   -5-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                               AMORTIZATION TYPES

                                                            AGGREGATE CUT-OFF DATE       % OF INITIAL
      AMORTIZATION TYPE          NUMBER OF MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL BALANCE
------------------------------   ------------------------   ----------------------   ---------------------

Interest Only                                54                 $1,599,782,359                59.5%
Interest Only, Then Amortizing               53                    990,254,034                36.8%
Amortizing                                   15                     97,220,638                 3.6%
                                            ---                 --------------               -----
TOTAL                                       122                 $2,687,257,031               100.0%
                                            ===                 ==============               =====

                           ORIGINAL TERMS TO MATURITY

     RANGE OF
  ORIGINAL TERMS
   TO MATURITY                                 AGGREGATE CUT-OFF DATE      % OF INITIAL
    (MONTHS)        NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE      MORTGAGE POOL BALANCE
-----------------   ------------------------   ----------------------   ---------------------

0 - 60                         11                  $  240,480,000                8.9%
61 - 96                         5                     363,250,000               13.5%
97 - 120                      106                   2,083,527,031               77.5%
                              ---                  --------------              -----
TOTAL                         122                  $2,687,257,031              100.0%
                              ===                  ==============              =====

----------
The weighted average original term to maturity is 108 months.

                           REMAINING TERMS TO MATURITY

     RANGE OF
 REMAINING TERMS
   TO MATURITY                                 AGGREGATE CUT-OFF DATE      % OF INITIAL
    (MONTHS)        NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE      MORTGAGE POOL BALANCE
-----------------   ------------------------   ----------------------   ---------------------

0 - 60                         11                  $  240,480,000                8.9%
61 - 96                         5                     363,250,000               13.5%
97 - 120                      106                   2,083,527,031               77.5%
                              ---                  --------------              -----
TOTAL                         122                  $2,687,257,031              100.0%
                              ===                  ==============              =====

----------
The weighted average remaining term to maturity is 106 months.

                           ORIGINAL AMORTIZATION TERMS

RANGE OF ORIGINAL
AMORTIZATION TERMS                              AGGREGATE CUT-OFF DATE      % OF INITIAL
    (MONTHS)         NUMBER OF MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL BALANCE
------------------   ------------------------   ----------------------   ---------------------

Interest Only                   54                  $1,599,782,359              59.5%
216 - 240                        1                       4,229,026               0.2%
241 - 360                       67                   1,083,245,646              40.3%
                               ---                  --------------             -----
TOTAL                          122                  $2,687,257,031             100.0%
                               ===                  ==============             =====

----------
The weighted average original amortization term is 358 months.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                   -6-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                       REMAINING STATED AMORTIZATION TERMS

    RANGE OF REMAINING                                  AGGREGATE CUT-OFF DATE       % OF INITIAL
AMORTIZATION TERMS (MONTHS)  NUMBER OF MORTGAGE LOANS      PRINCIPAL BALANCE    MORTGAGE POOL BALANCE
---------------------------  -----------------------   -----------------------  ---------------------

Interest Only                            54                 $1,599,782,359               59.5%
214 - 240                                 1                      4,229,026                0.2%
241 - 360                                67                  1,083,245,646               40.3%
                                        ---                 --------------              -----
TOTAL                                   122                 $2,687,257,031              100.0%
                                        ===                 ==============              =====

----------
The weighted average remaining amortization term is 357 months.

                                    LOCKBOXES

                                        AGGREGATE CUT-OFF DATE      % OF INITIAL
LOCKBOX TYPE  NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE    MORTGAGE POOL BALANCE
------------  ------------------------  ----------------------  ---------------------

Hard                     22                 $1,580,919,700              58.8%
Soft                      5                    181,194,147               6.7%
Springing                 2                     48,750,000               1.8%

                                  ESCROW TYPES

                                               AGGREGATE CUT-OFF DATE       % OF INITIAL
ESCROW TYPE(1)       NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE    MORTGAGE POOL BALANCE
-------------------  ------------------------  ----------------------  ---------------------

TI/LC(2)                         47                $  483,366,592              25.0%
Real Estate Tax                 103                 2,072,210,639              77.1%
Insurance                        90                 1,665,613,610              62.0%
Replacement Reserve              71                   902,816,639              33.6%

----------
(1)  Includes initial and ongoing reserves and escrows.

(2)  The statistical information for the TI/LC reserve percentage of initial mortgage pool balance does not include mortgage loans secured by land, multifamily, hospitality, other (marina) or self-storage properties.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                   -7-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                     DEFEASANCE/PREPAYMENT PROVISION SUMMARY

                                                           AGGREGATE CUT-OFF DATE      % OF INITIAL
PREPAYMENT TYPE                  NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE    MORTGAGE POOL BALANCE
-------------------------------  ------------------------  ----------------------  ---------------------

Lockout/Defeasance(1)                       106                $2,473,012,917               92.0%
Lockout/Yield Maintenance                    12                   117,834,701                4.4%
Lockout/Defeasance or Yield
   Maintenance                                3                    76,409,413                2.8%
Defeasance or Yield Maintenance               1                    20,000,000                0.7%
                                            ---                --------------              -----
TOTAL                                       122                $2,687,257,031              100.0%
                                            ===                ==============              =====

----------
(1)  Includes 1 mortgage loan (secured by the mortgaged properties collectively identified on Annex A to the prospectus supplement as USFS Industrial
     Distribution Portfolio), representing approximately 2.5% of the initial mortgage pool balance and 2.8% of the initial sub-pool 1 balance, which permits the borrower to prepay the mortgage loan at any time from the earlier of (x) August 1, 2008 and (y) the date each related non-trust pari passu mortgage loan has been securitized, until two years following the date each related non-trust pari passu mortgage loan has been securitized, with defeasance permitted thereafter until January 31, 2017.

                   PREPAYMENT PROVISION SUMMARY FOR SUB-POOL 1

                                                           AGGREGATE CUT-OFF DATE     % OF INITIAL
PREPAYMENT TYPE                  NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE    SUB-POOL 1 BALANCE
-------------------------------  ------------------------  ----------------------  ------------------

Lockout/Defeasance(1)                        89               $2,265,738,917              93.0%
Lockout/Defeasance or Yield
   Maintenance                                3                   76,409,413               3.1%
Lockout/Yield Maintenance                    10                   75,334,701               3.1%
Defeasance or Yield Maintenance               1                   20,000,000               0.8%
                                            ---               --------------             -----
TOTAL                                       103               $2,437,483,031             100.0%
                                            ===               ==============             =====

----------
(1)  Includes 1 mortgage loan (secured by the mortgaged properties collectively identified on Annex A to the prospectus supplement as USFS Industrial
     Distribution Portfolio), representing approximately 2.5% of the initial mortgage pool balance and 2.8% of the initial sub-pool 1 balance, which permits the borrower to prepay the mortgage loan at any time from the earlier of (x) August 1, 2008 and (y) the date each related non-trust pari passu mortgage loan has been securitized, until two years following the date each related non-trust pari passu mortgage loan has been securitized, with defeasance permitted thereafter until January 31, 2017.

                   PREPAYMENT PROVISION SUMMARY FOR SUB-POOL 2

                                                     AGGREGATE CUT-OFF DATE     % OF INITIAL
PREPAYMENT TYPE            NUMBER OF MORTGAGE LOANS     PRINCIPAL BALANCE    SUB-POOL 1 BALANCE
-------------------------  ------------------------  ----------------------  ------------------

Lockout/Defeasance                    17                   $207,274,000              83.0%
Lockout/Yield Maintenance              2                     42,500,000              17.0%
                                     ---                   ------------             -----
TOTAL                                 19                   $249,774,000             100.0%
                                     ===                   ============             =====

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                   -8-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                        MORTGAGE POOL PREPAYMENT PROFILE

                              APPROXIMATE        % OF
                               AGGREGATE      REMAINING
                               BEGINNING    MORTGAGE POOL  % OF REMAINING        % OF
                               PRINCIPAL       BALANCE      MORTGAGE POOL     REMAINING
               MONTHS SINCE     BALANCE       -LOCKOUT/    BALANCE - YIELD  MORTGAGE POOL
    DATE       CUT-OFF DATE  (MILLIONS)(1)    DEFEASANCE    MAINTENANCE(2)  BALANCE - OPEN  % TOTAL(3)
-------------  ------------  -------------  -------------  ---------------  --------------  ----------

November 2007         1          $2,687         96.7%            3.3%             0.0%        100.0%
November 2008        13          $2,686         94.6%            5.4%             0.0%        100.0%
November 2009        25          $2,683         95.4%            4.6%             0.0%        100.0%
November 2010        37          $2,680         95.2%            4.8%             0.0%        100.0%
November 2011        49          $2,675         95.2%            4.8%             0.0%        100.0%
November 2012        61          $2,427         96.4%            3.6%             0.0%        100.0%
November 2013        73          $2,090         95.9%            4.1%             0.0%        100.0%
November 2014        85          $2,040         96.2%            3.8%             0.0%        100.0%
November 2015        97          $2,026         96.2%            3.8%             0.0%        100.0%
November 2016       109          $2,011         95.0%            3.8%             1.3%        100.0%
November 2017       121          $   93          0.0%            0.0%           100.0%        100.0%
November 2018       133          $    0          0.0%            0.0%             0.0%          0.0%

----------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts are released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.

(2)  Includes (i) yield maintenance, (ii) choice of yield maintenance or defeasance and (iii) greater of yield maintenance and a fixed percentage.

(3)  The percentage totals may not add up to 100% due to rounding.

                          SUB-POOL 1 PREPAYMENT PROFILE

                              APPROXIMATE      % OF
                               AGGREGATE    REMAINING   % OF REMAINING
                               BEGINNING    SUB-POOL 1    SUB-POOL 1
                               PRINCIPAL     BALANCE       BALANCE -    % OF REMAINING
               MONTHS SINCE     BALANCE     -LOCKOUT/        YIELD        SUB-POOL 1
    DATE       CUT-OFF DATE  (MILLIONS)(1)  DEFEASANCE  MAINTENANCE(2)  BALANCE - OPEN  % TOTAL(3)
-------------  ------------  -------------  ----------  --------------  --------------  ----------

November 2007         1          $2,437        96.4%         3.6%             0.0%        100.0%
November 2008        13          $2,436        95.7%         4.3%             0.0%        100.0%
November 2009        25          $2,434        96.6%         3.4%             0.0%        100.0%
November 2010        37          $2,430        96.4%         3.6%             0.0%        100.0%
November 2011        49          $2,425        96.4%         3.6%             0.0%        100.0%
November 2012        61          $2,220        96.1%         3.9%             0.0%        100.0%
November 2013        73          $1,883        95.5%         4.5%             0.0%        100.0%
November 2014        85          $1,833        95.8%         4.2%             0.0%        100.0%
November 2015        97          $1,820        95.8%         4.2%             0.0%        100.0%
November 2016       109          $1,805        95.1%         4.2%             0.7%        100.0%
November 2017       121          $   93         0.0%         0.0%           100.0%        100.0%
November 2018       133          $    0         0.0%         0.0%             0.0%          0.0%

----------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts are released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.

(2)  Includes (i) yield maintenance, (ii) choice of yield maintenance or defeasance and (iii) greater of yield maintenance and a fixed percentage.

(3)  The percentage totals may not add up to 100% due to rounding.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                   -9-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                          SUB-POOL 2 PREPAYMENT PROFILE

                                APPROXIMATE       % OF
                                 AGGREGATE     REMAINING    % OF REMAINING
                                 BEGINNING     SUB-POOL 2     SUB-POOL 2
                                 PRINCIPAL      BALANCE        BALANCE -     % OF REMAINING
                MONTHS SINCE      BALANCE      - LOCKOUT/        YIELD         SUB-POOL 2
    DATE        CUT-OFF DATE   (MILLIONS)(1)   DEFEASANCE   MAINTENANCE(2)   BALANCE - OPEN   % TOTAL(3)
-------------   ------------   -------------   ----------   --------------   --------------   ----------

November 2007          1            $250         100.0%           0.0%            0.0%           100.0%
November 2008         13            $250          83.0%          17.0%            0.0%           100.0%
November 2009         25            $250          83.0%          17.0%            0.0%           100.0%
November 2010         37            $250          83.0%          17.0%            0.0%           100.0%
November 2011         49            $250          83.0%          17.0%            0.0%           100.0%
November 2012         61            $207         100.0%           0.0%            0.0%           100.0%
November 2013         73            $207         100.0%           0.0%            0.0%           100.0%
November 2014         85            $206         100.0%           0.0%            0.0%           100.0%
November 2015         97            $206         100.0%           0.0%            0.0%           100.0%
November 2016        109            $206          94.1%           0.0%            5.9%           100.0%
November 2017        121            $  0           0.0%           0.0%            0.0%             0.0%

----------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts are released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.

(2)  Includes (i) yield maintenance, (ii) choice of yield maintenance or defeasance and (iii) greater of yield maintenance and a fixed percentage.

(3)  The percentage totals may not add up to 100% due to rounding.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -10-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE....................   Sequential Pay REMIC

CUT-OFF DATE..................   All mortgage loan characteristics are based on
                                 balances as of the relevant cut-off date after
                                 application of all payments due on or before
                                 that date (whether or not received). The
                                 cut-off date for each mortgage loan included in
                                 the trust that pays in October 2007 will be its
                                 due date in October 2007. The cut-off date for
                                 any other mortgage loan included in the trust
                                 will be the later of its related date of
                                 origination and October 6, 2007. Each mortgage
                                 loan will be considered part of the trust as of
                                 the cut-off date. All payments and collections
                                 received on the mortgage loans included in the
                                 trust after the cut-off date, excluding any
                                 payments or collections that represent amounts
                                 due on or before that date, will belong to the
                                 trust. All percentages presented herein are
                                 approximate.

MORTGAGE POOL.................   The mortgage pool consists of 122 mortgage
                                 loans with an aggregate cut-off date balance of
                                 $2,687,257,031 subject to a variance of +/- 5%.
                                 The mortgage loans are secured by 180 mortgaged
                                 real properties located throughout 34 states.
                                 For purposes of making distributions on the
                                 class A-1, class A-2, class A-3, class A-AB,
                                 class A-4 and class A-1-A certificates, the
                                 pool of mortgage loans will be deemed to
                                 consist of two distinct sub pools, sub-pool 1
                                 and sub-pool 2. Sub-pool 1 will consist of 103
                                 mortgage loans, representing approximately
                                 90.7% of the initial mortgage pool balance and
                                 includes all mortgage loans other than the
                                 mortgage loans secured by multifamily
                                 properties. Sub-pool 2 will consist of 19
                                 mortgage loans, representing 9.3% of the
                                 initial mortgage pool balance and includes all
                                 of the mortgage loans that are secured by
                                 multifamily properties.

DEPOSITOR.....................   Greenwich Capital Commercial Funding Corp.

SPONSORS......................   Goldman Sachs Mortgage Company and Greenwich
                                 Capital Financial Products, Inc.

UNDERWRITERS..................   Goldman, Sachs & Co. and Greenwich Capital
                                 Markets, Inc. as Co-Lead Bookrunning Managers

                                 Credit Suisse Securities (USA) LLC, J.P. Morgan
                                 Securities Inc., Merrill Lynch, Pierce, Fenner
                                 & Smith Incorporated and Morgan Stanley & Co.
                                 Incorporated, as Co-Managers

TRUSTEE.......................   LaSalle Bank National Association

MORTGAGE LOAN SELLERS.........   Goldman Sachs Mortgage Company and Greenwich
                                 Capital Financial Products, Inc.

MASTER SERVICER...............   Wachovia Bank, National Association

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -11-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

TRANSACTION TERMS
--------------------------------------------------------------------------------

SPECIAL SERVICER..............   LNR Partners, Inc.

RATING AGENCIES...............   Fitch, Inc. ("Fitch") and Standard & Poor's
                                 Ratings Services, a division of The McGraw-Hill
                                 Companies, Inc. ("S&P").

DENOMINATIONS.................   $25,000 minimum for the offered certificates.

CLOSING DATE..................   On or about October 30, 2007.

SETTLEMENT TERMS..............   Book-entry through DTC for all offered
                                 certificates.

DETERMINATION DATE............   The sixth day of each month, or if such sixth
                                 day is not a business day, the next succeeding
                                 business day.

PAYMENT DATE..................   The tenth day of each month, or if such tenth
                                 day is not a business day, the next succeeding
                                 business day, provided that the payment date
                                 will be at least four business days following
                                 the determination date.

INTEREST DISTRIBUTIONS........   Each class of offered certificates will be
                                 entitled on each payment date to interest
                                 accrued at its pass-through rate for such
                                 payment date on the outstanding certificate
                                 balance of such class during the prior calendar
                                 month. Interest on the offered certificates
                                 will be calculated on the basis of twelve
                                 30-day months and a 360-day year. Generally,
                                 interest will be distributed concurrently on
                                 each payment date to the class A-1, class A-2,
                                 class A-3, class A-AB, class A-4, class A-1-A,
                                 class XP and class XC certificates in the
                                 manner set forth in the previous sentence, as
                                 follows: (a) to the extent of available funds
                                 attributable to mortgage loans in sub-pool 1
                                 and/or sub-pool 2, to the class XP and class XC
                                 certificates, (b) to the extent of available
                                 funds attributable to mortgage loans in
                                 sub-pool 1, to the class A-1, class A-2, class
                                 A-3, class A-AB and class A-4 certificates and
                                 (c) to the extent of available funds
                                 attributable to the mortgage loans in sub-pool
                                 2, to the class A-1-A certificates, in each
                                 case up to the amount such class is entitled.
                                 If interest related to either sub-pool 1 or
                                 sub-pool 2 is insufficient to pay interest on
                                 class A-1, class A-2, class A-3, class A-AB,
                                 class A-4, class A-1-A, class XP and class XC
                                 certificates in the manner set forth in the
                                 previous sentence, interest related to the
                                 entire mortgage pool will be used to pay
                                 interest on those certificates on a pro rata
                                 basis. After the class A-1, class A-2, class
                                 A-3, class A-AB, class A-4, class A-1-A, class
                                 XP and class XC certificates are paid all
                                 amounts to which they are entitled, interest
                                 will be distributed, to the extent of available
                                 funds related to the entire mortgage pool, to
                                 the class A-M through class S certificates in
                                 sequential order of class designations.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -12-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

TRANSACTION TERMS
--------------------------------------------------------------------------------

PRINCIPAL DISTRIBUTIONS.......   Generally, distributions of principal received
                                 with respect to the mortgage loans in sub-pool
                                 1 will be distributed on each payment date, to
                                 the extent of available funds, to the class
                                 A-AB certificates in reduction of their
                                 certificate balance to the planned certificate
                                 balance for such payment date, then to the
                                 class A-1, class A-2, class A-3, class A-AB and
                                 class A-4 certificates, in that order, until
                                 the certificate balance of each class has been
                                 reduced to zero, and then to the class A-1-A
                                 certificates until their certificate balance is
                                 reduced to zero. Generally, distributions of
                                 principal with respect to the mortgage loans in
                                 sub-pool 2 will be distributed on each payment
                                 date, to the extent of available funds, to the
                                 class A-1-A certificates until their
                                 certificate balance is reduced to zero, then to
                                 the class A-AB certificates in reduction of
                                 their certificate balance to the planned
                                 certificate balance for such payment date and
                                 then to the class A-1, class A-2, class A-3,
                                 class A-AB and class A-4 certificates, in that
                                 order, until the certificate balance of each
                                 class has been reduced to zero. After the class
                                 A-1, class A-2, class A-3, class A-AB, class
                                 A-4 and class A-1-A certificates are paid all
                                 principal amounts to which they are entitled,
                                 the remaining available funds for the entire
                                 mortgage pool will be distributed to the class
                                 A-M certificates until the principal balance
                                 thereof is reduced to zero, then to the class
                                 A-J certificates until the principal balance
                                 thereof is reduced to zero, and then to class B
                                 through class S certificates sequentially until
                                 the certificate balance of each class is
                                 reduced to zero. If, due to losses, the
                                 certificate balances of the class A-M through
                                 class S certificates are reduced to zero,
                                 payments of principal to the class A-1, class
                                 A-2, class A-3, class A-AB, class A-4 and class
                                 A-1-A certificates will be made on a pro rata
                                 basis.

LOSSES........................   Realized losses and additional trust fund
                                 expenses, if any, will be allocated to the
                                 class S, class Q, class P, class O, class N,
                                 class M, class L, class K, class J, class H,
                                 class G, class F, class E, class D, class C,
                                 class B, class A-J and class A-M, in that
                                 order, and then to the class A-1, class A-2,
                                 class A-3, class A-AB, class A-4 and class
                                 A-1-A certificates, on a pro rata basis.

PREPAYMENT PREMIUMS AND YIELD
   MAINTENANCE CHARGES........   Any prepayment premiums or yield maintenance
                                 charges collected will be distributed to
                                 certificateholders on the payment date
                                 following the collection period in which the
                                 prepayment occurred. On each payment date, the
                                 holders of any class of offered certificates
                                 and class G, class H, class J and class K
                                 certificates that are then entitled to
                                 principal distributions will be entitled to a
                                 portion of prepayment premiums or yield
                                 maintenance charges in an amount equal to the
                                 product of (a) the amount of the prepayment
                                 premiums or yield maintenance charges net of
                                 workout fees and liquidation fees payable from
                                 the relevant mortgage loan, multiplied by (b) a
                                 fraction, the numerator of which is

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -13-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

TRANSACTION TERMS
--------------------------------------------------------------------------------

                                 equal to the excess, if any, of the
                                 pass-through rate for that class of
                                 certificates over the relevant discount rate,
                                 and the denominator of which is equal to the
                                 excess, if any, of the mortgage interest rate
                                 of the prepaid mortgage loan over the relevant
                                 discount rate, multiplied by (c) (A) with
                                 respect to any class A-1, class A-2, class A-3,
                                 class A-AB, class A-4 and class A-1-A
                                 certificates, a fraction, the numerator of
                                 which is equal to the amount of principal from
                                 the sub-pool of which the mortgage loan is a
                                 part payable to that class of certificates on
                                 that payment date, and the denominator of which
                                 is the portion of the total principal payment
                                 amount from the sub-pool of which the mortgage
                                 loan is a part for that payment date, and (B)
                                 with respect to any class A-M, class A-J, class
                                 B, class C, class D, class E, class F, class G,
                                 class H, class J and class K certificates, a
                                 fraction, the numerator of which is equal to
                                 the amount of principal payable to that class
                                 of certificates, on that payment date, and the
                                 denominator of which is the total principal
                                 payment amount for that payment date.

                                 The portion, if any, of the prepayment premiums
                                 or yield maintenance charges remaining after
                                 any payments described above will be
                                 distributed to the holders of the class XC
                                 certificates.

ADVANCES......................   The master servicer and, if it fails to do so,
                                 the trustee, will be obligated to make P&I
                                 advances and servicing advances, including
                                 delinquent property taxes and insurance, but
                                 only to the extent that such advances are
                                 deemed recoverable and in the case of P&I
                                 advances, subject to appraisal reductions that
                                 may occur. For the USFS Industrial Distribution
                                 Portfolio mortgage loan that is part of a split
                                 loan structure serviced pursuant to another
                                 pooling and servicing agreement, the master
                                 servicer or special servicer of that other
                                 securitization may make servicing advances for
                                 the loan included in our trust.

APPRAISAL REDUCTIONS..........   An appraisal reduction generally will be
                                 created in the amount, if any, by which the
                                 principal balance of a required appraisal loan
                                 (plus other amounts overdue or advanced in
                                 connection with the mortgage loan) exceeds 90%
                                 of the appraised value of the related mortgaged
                                 property plus certain escrows and reserves
                                 (including letters of credit) held with respect
                                 to the mortgage loan. As a result of
                                 calculating an appraisal reduction amount for a
                                 given mortgage loan, the interest portion of
                                 any P&I advance for such loan will be reduced,
                                 which will have the effect of reducing the
                                 amount of interest available for distribution
                                 to the certificates in reverse priority order
                                 of the classes. A required appraisal loan will
                                 cease to be a required appraisal loan when the
                                 related mortgage loan has been brought current
                                 for at least three consecutive months and no
                                 other circumstances exist which would cause
                                 such mortgage loan to be a required appraisal
                                 loan.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -14-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

TRANSACTION TERMS
--------------------------------------------------------------------------------

OPTIONAL TERMINATION..........   The master servicer, the special servicer and
                                 certain certificateholders will have the option
                                 to terminate the trust, in whole but not in
                                 part, and purchase the remaining assets of the
                                 trust on or after the payment date on which the
                                 stated principal balance of the mortgage loans
                                 then outstanding is less than 1% of the initial
                                 mortgage pool balance. Such purchase price will
                                 generally be at a price equal to the unpaid
                                 aggregate principal balance of the mortgage
                                 loans (or fair market value in the case of REO
                                 Properties), plus accrued and unpaid interest
                                 and certain other additional trust fund
                                 expenses, as described in the prospectus
                                 supplement. In addition, after the certificate
                                 balance of the class A-1 through class F
                                 certificates has been reduced to zero, the
                                 trust may also be terminated, if all of the
                                 remaining series 2007-GG11 certificates
                                 (excluding class R-I and class R-II) are held
                                 by a single certificateholder. At that time,
                                 the single certificateholder may exchange all
                                 of the then outstanding series 2007-GG11
                                 certificates (excluding class R-I and class
                                 R-II) for the mortgage loans remaining in the
                                 trust.

CONTROLLING CLASS.............   The holders of the most subordinate class of
                                 series 2007-GG11 certificates then outstanding,
                                 other than the class X, class R-I and class
                                 R-II certificates, that has a total principal
                                 balance that is not less than 25% of that
                                 class's original total principal balance will
                                 be the controlling class; provided, however,
                                 with respect to certain issues related to the
                                 mortgage loans that are part of a split
                                 structure, the holder of the majority interest
                                 of the related pari passu companion loan may
                                 have certain rights to direct the special
                                 servicer with respect to servicing matters or
                                 replace the special servicer, as described in
                                 the prospectus supplement.

TENANTS.......................   References in this term sheet to the rating of
                                 a tenant may refer to the rating of a parent of
                                 the actual tenant and the rated entity may not
                                 be a party to that lease or guarantee the
                                 lease.

ERISA.........................   The offered certificates are expected to be
                                 ERISA eligible.

SMMEA.........................   The class A-1, class A-2, class A-3, class
                                 A-AB, class A-4, class A-1-A, class A-M, class
                                 A-J, class B, class C and class D certificates
                                 are expected to be "mortgage-related
                                 securities" for the purposes of SMMEA so long
                                 as they remain rated in one of the two highest
                                 rating categories by a nationally recognized
                                 statistical rating organization.

     None of the offered certificates or the mortgage loans included in the trust are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of Scotland plc, the depositor, the underwriters, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, or any other party.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -15-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11

TRANSACTION TERMS
--------------------------------------------------------------------------------

The table below identifies the ten largest mortgage loans included in the trust:

                           TEN LARGEST MORTGAGE LOANS

                                                          % OF                                                 UNDER-
                            MORTGAGED   CUT-OFF DATE     INITIAL                     PROPERTY                 WRITTEN   CUT-OFF
                              REAL       PRINCIPAL       MORTGAGE                     SIZE     LOAN BALANCE     NCF     DATE LTV
       LOAN NAME           PROPERTIES     BALANCE      POOL BALANCE  PROPERTY TYPE  (SF/ROOM)   PER SF/ROOM   DSCR(1)  RATIO(1)(2)
-----------------------    ----------  --------------  ------------  -------------  ---------  ------------   -------  -----------

One Liberty Plaza               1      $  350,000,000      13.0%         Office     2,161,132       393.31      1.40x     56.7%
Scottsdale Fashion Square       1         325,000,000      12.1%         Retail     1,320,858       416.40      1.47x     60.8%

885 Third Avenue                1         267,650,000      9.96%          Land        602,173       444.47(3)   1.20x     72.3%
Bush Terminal                   1         250,000,000       9.3%       Industrial   5,985,990        50.12      1.78x     52.6%
9000 Sunset Boulevard           1          80,000,000       3.0%         Office       139,345       574.11      1.14x     61.3%
USFS Industrial
Distribution Portfolio         38          67,709,413       2.5%       Industrial   9,042,097        52.24      1.60x     75.0%
292 Madison Avenue              1          59,098,946       2.2%          Land        182,738       323.41(3)   1.20x     73.9%
Hyatt Regency Milwaukee         1          44,160,000       1.6%      Hospitality         483    91,428.57      1.52x     65.7%
Alcoa Building                  1          38,100,000       1.4%         Office       187,190       203.54      1.18x     51.3%
Research Park Portfolio         3          37,400,000       1.4%         Office       269,832       138.60      1.51x     70.4%
                              ---      --------------      ----                                                 ----      ----
TOTAL                          49      $1,519,118,359      56.5%                                                1.43X     61.8%
                              ===      ==============      ====                                                 ====      ====

----------
(1)  With respect to the mortgage loan secured by the 9000 Sunset Boulevard property, these calculations exclude the $15,000,000 earnout reserve. With respect to the mortgage loan secured by the Alcoa Building property, these calculations exclude the $15,545,000 earnout reserve.

(2)  With respect to the mortgage loan secured by the Hyatt Regency Milwaukee property, the loan-to-value ratio was calculated by dividing the cut-off date principal balance of $44,160,000 by the sum of (i) the as-is appraised value of $48,900,000 and (ii) the $18,358,000 letter of credit to be used for a property improvement program. The loan-to-value ratio calculated using only the as-is appraised value is 90.3%. The loan-to-value ratio calculated using the as-stabilized appraised value of $73,200,000 after the completion of the property improvement program is 60.3%. With respect to the mortgage loan secured by the Alcoa Building property, the loan-to-value ratio was calculated excluding the earnout in the amount of $15,545,000.
     Not reducing the financing by the earnout amount, the cut-off date loan-to-value ratio would be 86.6%.

(3)  Based on the approximate square footage of the improvements to the land securing the mortgage loan.

     The table below identifies each of the mortgage loans and its corresponding companion loan that are part of a split loan structure.

                                   LOAN GROUPS

                                              % OF
                                  TRUST       INITIAL      % OF       AGGREGATE
                                MORTGAGE     MORTGAGE     INITIAL     NON-TRUST   NON-TRUST B
                                  LOAN         POOL     SUB-POOL 1    MORTGAGE       NOTE
        MORTGAGE LOAN            BALANCE    BALANCE(1)  BALANCE(1)  LOAN BALANCE    BALANCE
----------------------------  ------------  ----------  ----------  ------------  -----------

One Liberty Plaza...........  $350,000,000     13.0%       14.4%    $500,000,000      N/A
Scottsdale Fashion Square...  $325,000,000     12.1%       13.3%    $225,000,000      N/A
Bush Terminal...............  $250,000,000      9.3%       10.3%    $ 50,000,000      N/A
USFS Industrial Distribution
   Portfolio................  $ 67,709,413      2.5%        2.8%    $404,681,837      N/A

                                NON-TRUST   CONTROLLING
                               PARI PASSU     POOLING &     INITIAL      INITIAL
                                  LOAN        SERVICING     MASTER       SPECIAL
        MORTGAGE LOAN            BALANCE    AGREEMENT(2)  SERVICER(3)  SERVICER(4)
----------------------------  ------------  ------------  -----------  -----------

One Liberty Plaza...........  $500,000,000    2007-GG11     Wachovia      LNR
Scottsdale Fashion Square...  $225,000,000    2007-GG11     Wachovia      LNR
Bush Terminal...............  $ 50,000,000    2007-GG11     Wachovia      LNR
USFS Industrial Distribution
   Portfolio................  $404,681,837  COMM 2007-C9     KRECM        LNR

----------
(1)  All of the mortgaged properties in this table secure mortgage loans that are part of sub-pool 1.

(2)  COMM 2007-C9 refers to the pooling and servicing agreement entered into in connection with the COMM 2007-C9 Mortgage Trust Commercial Pass-Through
     Certificates. 2007-GG11 refers to the pooling and servicing agreement for this transaction.

(3)  Wachovia refers to Wachovia Bank, National Association. KRECM refers to
     KeyCorp Real Estate Capital Markets, Inc.

(4)  LNR refers to LNR Partners, Inc.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -16-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -17-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -18-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                         New York, New York
Property Type                                                             Office
Size (sf)                                                              2,161,132
Percentage Leased as of June 30, 2007                                     100.0%
Year Built / Year Renovated                                     1973 / 2003-2007
Appraisal Value                                                   $1,500,000,000
Underwritten Occupancy                                                     95.0%
Underwritten Revenues                                               $135,846,356
Underwritten Total Expenses                                          $44,896,445
Underwritten Net Operating Income (NOI)                              $90,949,911
Underwritten In Place Cash Flow (IPCF)(3)                            $68,329,733
Underwritten Net Cash Flow (NCF)(4)                                  $86,617,968

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                      $350,000,000
Cut-off Date Principal Balance PSF/Unit(2)                               $393.31
Percentage of Initial Mortgage Pool Balance                                13.0%
Number of Mortgage Loans                                                       1
Type of Security                                                   Fee Simple(1)
Mortgage Rate                                                             6.139%
Original Term to Maturity (Months)                                           119
Original Amortization Term (Months)                        46 IO; 360 thereafter
Cut-off Date LTV Ratio(2)                                                  56.7%
LTV Ratio at Maturity(2)                                                   52.2%
Underwritten DSCR on NOI(2)                                                1.47x
Underwritten DSCR on IPCF(2)(3)                                            1.10x
Underwritten DSCR on NCF(2)(4)                                             1.40x

----------
(1)  The property is divided into condominium units. All of the condominium units are owned in fee simple by the Borrower, except for the units occupied by NASD. The New York Industrial Development Agency ("IDA") leases its interest to the Borrower who in turn leases the space to NASD. Upon a termination of the lease between the Borrower and the IDA, the fee interest in the NASD space reverts to the Borrower. The mortgage encumbers the
     Borrower's fee and leasehold interest in the condominium units, as well as the Borrower's reversionary interest.

(2)  Calculated based on the entire $850,000,000 One Liberty Plaza Loan Group.

(3)  IPCF is the Underwritten NCF, adjusted for in place leases and expenses including rent steps through the end of 2007 (except that rents that commence in 2008 are included for the Royal Bank of Canada space on the 5th and 6th floors) and assuming that the Cleary Gottlieb lease extension is executed, but giving no credit to rental growth expected to occur in future years.

(4)  NCF is the Underwritten NCF, assuming that the Cleary Gottlieb lease extension is executed and giving credit to rental growth to market levels that is projected to happen in future years. We cannot assure you that the property will ever attain or exceed the stated NCF.

o    THE LOAN. The mortgage loan (the "ONE LIBERTY PLAZA LOAN") is evidenced by a note in the original principal amount of $350,000,000 and is secured by a first mortgage encumbering an office building in New York, New York (the
     "ONE LIBERTY PLAZA PROPERTY"). The One Liberty Plaza Loan was originated by
     Goldman Sachs Commercial Mortgage Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company. The One Liberty Plaza Loan was
     originated on August 8, 2007 and represents approximately 13.0% of the initial mortgage pool balance and approximately 14.4% of the initial sub-pool 1 balance. The note evidencing the One Liberty Plaza Loan has a principal balance as of the cut-off date of $350,000,000, and an interest rate of 6.139%. The proceeds of the One Liberty Plaza Loan Group were used to refinance existing debt on One Liberty Plaza Property.

     The One Liberty Plaza Loan is a pari passu portion of a whole mortgage loan with an original principal balance of $850,000,000. One or more companion loan(s) to the One Liberty Plaza Loan are each evidenced by one or more pari passu notes, with an interest rate of 6.139% per annum and an aggregate principal balance as of the cut-off date of $500,000,000 (the
     "ONE LIBERTY PLAZA COMPANION LOANS"). The One Liberty Plaza Companion Loans
     will not be assets of the trust. The One Liberty Plaza Loan and the One
     Liberty Plaza Companion Loans (together, the "ONE LIBERTY PLAZA LOAN
     GROUP") are governed by an intercreditor agreement, as described in the prospectus supplement under "Description of the Mortgage Pool-Split Loan
     Structure" and will be serviced pursuant to the terms of the 2007-GG11 pooling and servicing agreement.

     The One Liberty Plaza Loan had an initial term of 119 months and has a remaining term of 118 months. The One Liberty Plaza Loan requires payments of interest only through and including the payment date in July 2011, and thereafter requires payments of principal and interest until maturity, based on a 360-month amortization schedule. The scheduled maturity date is the payment date in August 2017. Voluntary prepayment of the One Liberty
     Plaza Loan is prohibited prior to the payment date in April 2017.
     Defeasance with United States government securities or certain AAA-rated government securities is permitted at any time after the second anniversary of the date on which each loan in the One Liberty Plaza Loan Group has been securitized.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -19-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

o    THE PROPERTY. The One Liberty Plaza Property is a 53-story, Class A office building located in lower Manhattan, in the heart of New York's financial district. Built for U.S. Steel in 1973, the glass and steel tower contains
     2,161,132 sf of net rentable area (future re-measurement will total
     2,275,501 sf of net rentable area) on a 95,348 sf parcel of land. The One
     Liberty Plaza Property has undergone substantial renovations from 2003 to
     2007, and over the course of 2008, the sponsor of the loan intends to upgrade the building management system at a cost of $550,000, replace switchboards at a cost of $170,000 and replace FPE MCC panels at a cost of
     $250,000. In addition, approximately $2 million is expected to be spent on standard repairs and maintenance, with reimbursement from the tenants.

     The One Liberty Plaza Property is currently 100% leased to mostly credit quality office tenants and three retail tenants. Over 70% of the property is leased by six large office tenants with leases over 200,000 sf. Cleary
     Gottlieb (430,495 sf; 19.9% of NRSF) is an international law firm ranked in the Am Law Top 20 for gross revenue. Goldman Sachs (263,187 sf; 12.2%) is a leading investment bank and financial services firm that is rated
     AA-/Aa3/AA- by S&P, Moody's and Fitch, respectively. NASD (254,867 sf;
     11.8%), previously The National Association of Securities Dealers, is the
     former parent of the American Stock Exchange and former parent of NASDAQ, that oversees over-the-counter (OTC) securities trading industry. Zurich
     American Insurance Company (252,778 sf; 11.7%) is a provider of commercial property/casualty insurance and a subsidiary of Swiss insurance giant
     Zurich Financial Services, which is rated AA-/A2/A by S&P, Moody's and
     Fitch, respectively. Bank of Nova Scotia (220,347 sf; 10.2%), Canada's
     third-largest bank, provides retail, corporate and investment banking services worldwide, and is rated AA-/Aa1/AA- by S&P, Moody's and Fitch, respectively. Royal Bank of Canada (207,540 sf; 9.6%), which is rated
     AA-/Aa2/AA by S&P, Moody's and Fitch, respectively, operates its investment banking arm known as RBC Dominion Securities at the One Liberty Plaza
     Property.

     The following table presents certain information relating to the major tenants at the One Liberty Plaza Property:

          LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                       CREDIT                                            % OF TOTAL     ANNUALIZED                   RENEWAL
                       RATING                             ANNUALIZED     ANNUALIZED    UNDERWRITTEN                  OPTIONS
                    (S&P/MOODY'S/     TENANT     % OF   UNDERWRITTEN    UNDERWRITTEN     BASE RENT       LEASE     (OPTIONS /
   TENANT NAME        FITCH)(2)        NRSF      NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION   TERM (YRS))
-----------------   -------------   ---------   -----   -------------   ------------   ------------   ----------   -----------

Cleary Gottlieb       NR/NR/NR        430,495    19.9%   $22,681,788        22.8%         $52.69          (3)         1 / 10
Zurich American
Insurance Company     AA-/A2/A        252,778    11.7%    12,737,125        12.8%          50.39       5/31/2017       2 / 5
NASD                  NR/NR/NR        254,867    11.8%    12,327,522        12.4%          48.37       2/28/2021      1 / 10
Goldman Sachs(4)     AA-/Aa3/AA-      263,187    12.2%    11,488,105        11.5%          43.65       4/30/2015       1 / 5
Bank Nova Scotia     AA-Aa1/AA-       220,347    10.2%    11,190,205        11.2%          50.78       5/31/2014      2 / 10
Royal Bank of
   Canada            AA-/Aa2/AA       207,540     9.6%     8,803,771         8.8%          42.42          (5)          1 / 5
Arch Insurance         A/A2/A         134,716     6.2%     5,406,221         5.4%          40.13       1/31/2014       1 / 5
Folksamerica          A-/A3/A-         81,242     3.8%     3,904,084         3.9%          48.06          (6)          1 / 5
Empire
   Healthchoice       A+/A1/NR         52,583     2.4%     1,919,280         1.9%          36.50       4/30/2017       1 / 5
Flemming Zulack       NR/NR/NR         41,569     1.9%     1,371,777         1.4%          33.00       8/31/2014       1 / 5
                                    ---------   -----    -----------       -----          ------
TOTAL LARGEST
   TENANTS                          1,939,324    89.7%   $91,829,878        92.1%         $47.35
Remaining Tenants                     221,808    10.3%     7,839,193         7.9%          35.34
                                    ---------   -----    -----------       -----          ------
TOTAL ALL TENANTS                   2,161,132   100.0%   $99,669,071       100.0%         $46.12
                                    =========   =====    ===========       =====          ======

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)  Under the terms of the current Cleary Gottlieb lease, 342,726 sf of its space expires on 12/31/2010 and the remaining 87,769 sf of space expires on
     2/28/2021. There is one extension option for 10 years on the space expiring in 2010. An amendment that would extend the term for all of the Cleary
     Gottlieb space through 12/31/2030 is out for signature. Underwritten base rent for the Cleary Gottlieb space assumes that the extension has been signed.

(4)  Goldman Sachs space is currently dark, but the tenant is current on all rent payments.

(5)  Under the terms of the Royal Bank of Canada lease, 121,822 sf of its space expires on 9/1/2012 and 85,718 sf of its space expires on 6/1/2018. There is one extension option for 5 years on the space expiring in 2012.

(6)  Under the terms of the Folksamerica lease, 40,621 sf of its space expires on 12/1/2009 and 40,621 sf of its space expires on 5/1/2013. There is one extension option for 5 years on the space expiring in 2009.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -20-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

     The following table presents certain information relating to the lease rollover schedule at the One Liberty Plaza Property:

                         LEASE EXPIRATION SCHEDULE(1)(2)

                                                                           % OF TOTAL     ANNUALIZED
                                             CUMULATIVE     ANNUALIZED     ANNUALIZED    UNDERWRITTEN      # OF
   YEAR ENDING       EXPIRING      % OF       OF TOTAL     UNDERWRITTEN   UNDERWRITTEN     BASE RENT     EXPIRING
   DECEMBER 31,        NRSF     TOTAL NRSF      NRSF      BASE RENT ($)     BASE RENT    ($ PER NRSF)   TENANTS(3)
-----------------   ---------   ----------   ----------   -------------   ------------   ------------   ----------

2007                      935       0.0%         0.0%      $    79,475         0.08%        $85.00           1
2008                   43,332       2.0%         2.0%          882,473         0.89%         20.37           2
2009                   83,380       3.9%         5.9%        3,705,915         3.72%         44.45           3
2010                   51,766       2.4%         8.3%        1,974,655         1.98%         38.15           3
2011                   10,595       0.5%         8.8%          339,040         0.34%         32.00           1
2012                  153,834       7.1%        15.9%        5,152,060         5.17%         33.49           3
2013                   40,621       1.9%        17.8%        1,767,014         1.77%         43.50           1
2014                  396,632      18.4%        36.1%       17,968,203        18.03%         45.30           3
2015                  263,187      12.2%        48.3%       11,488,105        11.53%         43.65           1
2016                    5,422       0.3%        48.6%          216,880         0.22%         40.00           1
2017 & Thereafter   1,111,428      51.4%       100.0%       56,095,252        56.28%         50.47           8
                    ---------     -----                    -----------       ------         ------         ---
TOTAL               2,161,132     100.0%                   $99,669,071       100.00%        $46.12          27
                    =========     =====                    ===========       ======         ======         ===

----------
(1)  Under the terms of the current Cleary Gottlieb lease, 342,726 sf of its space expires on 12/31/2010 and the remaining 87,769 sf of space expires on
     2/28/2021. An amendment that would extend the term for all of the Cleary
     Gottlieb space through 12/31/2030 is out for signature. The table above assumes that the Cleary Gottlieb extension has been signed and that their space will roll in 2030.

(2)  Calculated based on approximate square footage occupied by each tenant.

(3)  Does not includes roof tenants, messenger center or space occupied by management. Tenants that have leases for multiple spaces with separate expiration dates may be counted more than once.

     The following table presents certain information relating to the historical average rent PSF at the One Liberty Plaza Property:

                         HISTORICAL AVERAGE RENT PSF(1)

                                      2004     2005     2006
                                     ------   ------   ------
                 Base Rent PSF(2)    $39.08   $39.29   $40.88
                 Gross Rent PSF(3)   $46.40   $46.88   $49.56

----------
(1)  As provided by borrower.

(2)  Base Rent PSF calculated by dividing annual rental income by NRSF of
     2,161,132 sf.

(3)  Gross Rent PSF calculated by adding annual rental income and tenant recoveries (not including termination fee, interest and other income) and dividing by NRSF of 2,161,132 sf.

     The following table presents certain information relating to the historical average year-end occupancy at the One Liberty Plaza Property:

                        YEAR END HISTORICAL OCCUPANCY(1)

                     2002   2003   2004   2005   2006
                     ----   ----   ----   ----   ----
Year End Occupancy   95.0%  94.2%  95.7%  94.2%  97.3%

----------
(1)  As provided by borrower.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -21-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

     The following table presents certain information relating to the historical operating performance at the One Liberty Plaza Property:

                         HISTORICAL NET OPERATING INCOME

                                               TTM
                                         (AS OF JUNE 30,
                              2006            2007)
                           -----------   ---------------
                           $59,446,794     $62,414,503

o    THE MARKET. The One Liberty Plaza Property is located in the Downtown market and the WTC submarket of Manhattan. According to Torto Wheaton
     Research, as of the 2nd quarter 2007, both the Downtown Class A office market and the WTC Class A office submarket had a direct vacancy rate of
     5.5%. The submarket vacancy rate is largely driven by Seven World Trade
     Center. All of the other buildings in this submarket (which includes the
     One Liberty Plaza Property and the four World Financial Center buildings)
     have vacancy rates of 1.5% or below. Average direct asking rents in the WTC
     Class A submarket have grown from $55 PSF in the second quarter of 2006 to
     $72.50 PSF in the second quarter of 2007.

o    THE BORROWER. The borrower is Brookfield Properties OLP Co. LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Liberty Plaza Loan. The borrower under the One Liberty Plaza Loan is indirectly owned by Brookfield Financial Properties, L.P., a Delaware limited partnership.

o    ESCROWS. At origination, the loan documents required the establishment of a reserve in the amount of $22,991,245.27 for unfunded obligations and monthly escrows for real estate taxes and insurance. The borrower is also required to reserve monthly escrows for capital improvements, tenant improvement costs and leasing commissions. The monthly escrows for real estate taxes and insurance are required to be made in cash, while the other reserves may be replaced by one or more letters of credit or guarantees, at the borrower's option. Brookfield Financial Properties, L.P., a Delaware limited partnership (the "LIMITED GUARANTOR"), provided guarantees at closing for the amounts required to be reserved with respect to certain unfunded obligations, including capital improvements, tenant improvement costs and leasing commissions.

o    THE LIMITED GUARANTOR. The Limited Guarantor, through its subsidiaries and joint ventures, is primarily involved in the operation and development of commercial real estate located in New York City, Boston and in the
     Washington, D.C. area. The properties owned by the Limited Guarantor, in whole or in part, include Towers A, B, C and D of the World Financial
     Center, 245 Park Avenue, 300 Madison Avenue in New York, 53 State Street
     and 75 State Street in Boston and 1625 Eye Street, 701 Ninth Street,
     Potomac Tower (Arlington, VA) and 77 K Street (under development) in the
     D.C. area. These properties aggregate to approximately 15 million sf.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -22-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

     The following table presents certain financial information relating to the
     Limited Guarantor:

                      BROOKFIELD FINANCIAL PROPERTIES, L.P.

                                                AS OF OR FOR THE YEAR ENDED DECEMBER 31,
SELECTED INCOME STATEMENT DATA(1)    --------------------------------------------------------------
(dollars in thousands)                 2002(2)      2003(2)      2004(2)       2005         2006
----------------------------------   ----------   ----------   ----------   ----------   ----------

Rental Income                        $  332,683   $  319,378   $  332,691   $  361,015   $  372,378
                                     ----------   ----------   ----------   ----------   ----------
TOTAL INCOME                         $  464,532   $  586,046   $  610,154   $  559,442   $  576,381
Property Operations Expenses            132,877      141,886      137,891      178,487      193,103
Interest                                167,483      142,216      150,779      164,556      177,862
                                     ----------   ----------   ----------   ----------   ----------
TOTAL EXPENSES                       $  371,495   $  355,729   $  352,347   $  428,838   $  460,131
NET INCOME(3)                        $   93,037   $  230,317   $  257,807   $  130,604   $  116,250

SELECTED BALANCE SHEET DATA(1)
(dollars in thousands)
----------------------------------
Commercial Properties                $3,035,552   $2,842,471   $3,122,076   $3,147,489   $3,109,353
                                     ----------   ----------   ----------   ----------   ----------
TOTAL ASSETS                         $3,900,926   $3,574,839   $4,169,992   $4,276,497   $4,338,557
Long-Term Commercial Property Debt    2,767,308    2,239,320    2,551,591    2,477,027    2,395,932
                                     ----------   ----------   ----------   ----------   ----------
TOTAL LIABILITIES                    $2,865,361   $2,319,186   $2,673,774   $2,649,675   $2,595,485
                                     ==========   ==========   ==========   ==========   ==========
PARTNERS' CAPITAL                    $1,035,565   $1,255,653   $1,496,218   $1,626,822   $1,743,072

----------
(1)  As provided by the Limited Guarantor.

(2)  In 2004, the Limited Guarantor amended its policy regarding rent recognition and the amortization of tenant improvement costs to reflect a recognition period that commences when the tenant improvements are substantially complete, rather than upon lease commencement. As a result of this change, opening Partners' Capital at January 1, 2004 was restated in the cumulative amount of $17.2 million. The financial statements for the years prior to January 1, 2004 were not restated and re-issued to reflect the effects of this correction and accordingly, the amounts reported for
     2002 and 2003 may be materially misstated.

(3)  Earnings per common share information is not provided because Brookfield
     Financial Properties, L.P. is a limited partnership.

o    LOCKBOX AND CASH MANAGEMENT. The One Liberty Plaza Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all cash revenues relating to the property and all other money received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Provided that no event of default is continuing, on each business day, all funds in the lockbox account in excess of the required monthly debt service and reserve amounts will be remitted to an account specified by the borrower. During the continuance of an event of default under the One Liberty Plaza Loan, all amounts on deposit in the lockbox account will be remitted to the lender, and all such amounts may be applied by lender to the obligations of the borrower under the One Liberty Plaza Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The One Liberty Plaza Property is currently managed by
     Brookfield Financial Properties, L.P. pursuant to a management agreement.
     Under the management agreement, the borrower pays an annual management fee in the amount of 2% of the revenues of the One Liberty Plaza Property, which management fee is subordinate to the debt service under the One
     Liberty Plaza Loan. The lender may require the borrower to replace the property manager if an event of default under the One Liberty Plaza Loan has occurred or if the property manager becomes insolvent.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.

o    TERRORISM INSURANCE. The loan documents require that the "all risk"
     insurance policies required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One Liberty Plaza Property. In addition, the borrower is required to maintain business interruption

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -23-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE LIBERTY PLAZA
--------------------------------------------------------------------------------

     insurance covering a period of not less than 18 months from the occurrence of a casualty, plus an extended period of indemnity for 12 months after restoration. The borrower is not required to spend an amount in excess of
     1.5 times the then-current casualty and business interruption insurance premium payable with respect to the One Liberty Plaza Property to obtain terrorism coverage. The borrower is permitted to maintain terrorism coverage through a blanket policy. See "Risk Factors--Risk Related to the
     Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance
     Coverage on the Mortgaged Properties May Adversely Affect Payments on Your
     Certificates" in the prospectus supplement.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -24-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCOTTSDALE FASHION SQUARE
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -25-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCOTTSDALE FASHION SQUARE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -26-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCOTTSDALE FASHION SQUARE
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                        Scottsdale, Arizona
Property Type                                                             Retail
Size (sf)                                                              1,320,858
Percentage Mall Shop Leased as of July 31, 2007(1)                         92.8%
Year Built / Renovated                                   1960's-1998 / 2003-2006
Appraisal Value                                                     $905,000,000
Underwritten Retail Occupancy                                              92.0%
Underwritten Office Occupancy                                              95.0%
Underwritten Revenues                                                $64,927,499
Underwritten Total Expenses                                          $16,904,516
Underwritten Net Operating Income (NOI)                              $48,022,983
Underwritten In Place Cash Flow (IPCF)(2)                            $42,823,874
Underwritten Net Cash Flow (NCF)(3)                                  $46,557,665

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                      $325,000,000
Cut-off Date Principal Balance PSF/Unit(4)                               $416.40
Percentage of Initial Mortgage Pool Balance                                12.1%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                            5.6592%
Original Term to Maturity (Months)                                            72
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio(4)                                                  60.8%
LTV Ratio at Maturity(4)                                                   60.8%
Underwritten DSCR on NOI(4)                                                1.52x
Underwritten DSCR on IPCF(2)(4)                                            1.35x
Underwritten DSCR on NCF(3)(4)                                             1.47x

----------
(1)  Mall shop occupancy includes inline space, cinemas, restaurants, food court, majors and 122,988 sf of office space. Office space occupancy is
     95.9%.

(2)  IPCF is the Underwritten NCF, adjusted for in place leases and expenses and contractual rent steps through May 2008, but giving no credit to rental growth expected to occur in future years.

(3)  NCF is the Underwritten NCF, giving credit to contractual rent steps through May 2008 and adjusted to reflect an in-line occupancy of 92.0% and an office occupancy of 95.0%. Additionally, a mark-to-market adjustment was made to roll below-market rents up to market and above-market rents down to market. The adjustment was made on a tenant by tenant basis and any upward/downward adjustment was discounted back over the remaining term of the tenant's lease. We cannot assure you that the property will ever attain or exceed the stated NCF.

(4)  Calculated based on the entire $550,000,000 Scottsdale Fashion Square Loan
     Group.

o    THE LOAN. The mortgage loan (the "SCOTTSDALE FASHION SQUARE LOAN") is evidenced by a note in the original principal amount of $325,000,000 and is secured by a first mortgage encumbering a super-regional shopping mall located in Scottsdale, Arizona (the "SCOTTSDALE FASHION SQUARE PROPERTY").
     The Scottsdale Fashion Square Loan was originated by Goldman Sachs
     Commercial Mortgage Capital, L.P., and was subsequently purchased by
     Goldman Sachs Mortgage Company. The Scottsdale Fashion Square Loan was
     originated on July 2, 2007 and represents approximately 12.1% of the initial mortgage pool balance and approximately 13.3% of the initial sub-pool 1 balance. The note evidencing the Scottsdale Fashion Square Loan has a principal balance as of the cut-off date of $325,000,000 and an interest rate of 5.6592%. The proceeds of the Scottsdale Fashion Square
     Loan Group were used to refinance existing debt on the Scottsdale Fashion
     Square Property.

     The Scottsdale Fashion Square Loan is a pari passu portion of a whole mortgage loan with an original principal balance of $550,000,000. The companion loan to the Scottsdale Fashion Square Loan is evidenced by a separate pari passu note, with an interest rate of 5.6592% per annum and a principal balance as of the cut-off date of $225,000,000 (the "SCOTTSDALE
     FASHION SQUARE COMPANION LOAN"). The Scottsdale Fashion Square Companion
     Loan will not be an asset of the trust. The Scottsdale Fashion Square Loan and the Scottsdale Fashion Square Companion Loan (together, the "SCOTTSDALE
     FASHION SQUARE LOAN GROUP") are governed by an intercreditor agreement, as described in the prospectus supplement under "Description of the Mortgage
     Pool-Split Loan Structure" and will be serviced pursuant to the terms of the 2007-GG11 pooling and servicing agreement.

     The Scottsdale Fashion Square Loan had an initial term of 72 months and has a remaining term of 69 months. The Scottsdale Fashion Square Loan requires payments of interest only during the term of the loan. The scheduled maturity date is July 6, 2013. Voluntary prepayment of the Scottsdale
     Fashion Square Loan is prohibited prior to January 6, 2013. Defeasance with
     US government securities is permitted at any time after the earlier to occur of the third anniversary of the date of origination and the second anniversary of the date on which each loan in the Scottsdale Fashion Square
     Loan Group has been securitized.

o    THE PROPERTY. Scottsdale Fashion Square Property is an upscale regional mall located in Scottsdale, Arizona. The Scottsdale Fashion Square Property
     was first constructed in the 1960's, was expanded in 1998 and later

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -27-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCOTTSDALE FASHION SQUARE
--------------------------------------------------------------------------------

     underwent a renovation in 2003-2006. The Scottsdale Fashion Square Property
     is the largest shopping mall in Arizona and the American Southwest, with approximately 1.7 million sf of space.

     With four department stores and over 200 shops and restaurants, Scottsdale
     Fashion Square is a premier destination in Arizona for shopping, dining, and entertainment. The Scottsdale Fashion Square Property is anchored by
     Dillard's, Macy's, Neiman Marcus and Nordstrom and features 43 in-line tenants that are not located anywhere else in the state including:
     Burberry, Kate Spade, Gucci, Brooks Brothers and Louis Vuitton.
     Additionally, the Scottsdale Fashion Square Property features the only
     Neiman Marcus located in Arizona.

     The following table represents certain information relating to the anchor tenants at Scottsdale Fashion Square Property:

                                                     CREDIT RATING OF                              OPERATING
                                                      PARENT COMPANY                COLLATERAL     COVENANT
       ANCHOR                PARENT COMPANY           (FITCH/MIS/S&P)       GLA      INTEREST     EXPIRATION
--------------------   ---------------------------   ----------------   ---------   ----------   ------------

Dillard's              Dillard's, Inc                    BB/B1/BB         349,290       No       October 2008
Macy's                 Federated Department Stores     BBB/Baa2/BBB       235,899       Yes      October 2008
Nordstrom              Nordstrom, Inc                    A-/Baa1/A        225,000       Yes       June 2012
Neiman Marcus          Neiman Marcus Group, Inc           B/B1/B+         100,071       Yes      October 2011
Robinsons-May(1)                                                          279,139       No           NAP
                                                                        ---------
TOTAL ANCHOR TENANTS                                                    1,189,399
                                                                        =========

----------
(1)  Robinsons-May closed in June 2006, is not part of the collateral and is currently dark.

     The Scottsdale Fashion Square Property's in-line space totals 507,706 sf and its office space totals 122,988 sf. In-line occupancy is currently
     90.3% and overall mall occupancy (including office space) is 97.0%.
     Comparable in-line sales for tenants with less than 10,000 sf were $765 psf with occupancy costs of 12.0% for the TTM period ending April 2007.

     The following table presents certain information relating to the major mall shop tenants at the Scottsdale Fashion Square Property:

   TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)(2)

                                                                          ANNUALIZED
                               CREDIT RATING                             UNDERWRITTEN
           TENANT NAME       (FITCH/MIS/S&P)(3)  TENANT NRSF  % OF NRSF   BASE RENT
---------------------------  ------------------  -----------  ---------  ------------

Crate & Barrel                     NR/NR/NR         35,111        4.6%    $   839,855
Tiffany & Co.                      NR/NR/NR          7,994        1.1%        831,376
The Gap                          BB+/Ba1/BB+        10,849        1.4%        542,450
Express                          NR/Baa3/BBB-       12,672        1.7%        504,346
Talbots / Talbots Petites        BBB/Baa1/A-         9,301        1.2%        483,652
Kona Grill                         NR/NR/NR         14,282        1.9%        481,791
Harkins Theatres                   NR/NR/NR         28,412        3.7%        461,695
Abercrombie & Fitch                NR/NR/NR         10,147        1.3%        439,670
Victoria's Secret                NR/Baa3/BBB-        8,499        1.1%        424,950
Louis Vuitton                     BBB+/NR/A-         4,837        0.6%        407,759
                                                   -------      -----     -----------
TEN LARGEST OWNED TENANTS                          142,104       18.7%    $ 5,417,544
Remaining Owned Tenants                            563,373       74.1%    $25,260,245
Vacant Spaces (Owned Space)                         54,411        7.2%              0
                                                   -------      -----     -----------
TOTAL ALL OWNED TENANTS                            759,888      100.0%    $30,677,789
                                                   =======      =====     ===========

                              % OF TOTAL    ANNUALIZED                 RENEWAL
                              ANNUALIZED   UNDERWRITTEN                OPTIONS
                             UNDERWRITTEN   BASE RENT       LEASE     (OPTIONS /
           TENANT NAME         BASE RENT   ($ PER NRSF)  EXPIRATION  TERM (YRS))
---------------------------  ------------  ------------  ----------  -----------

Crate & Barrel                    2.7%        $ 23.92     1/31/2014     2 / 5
Tiffany & Co.                     2.7%         104.00     6/30/2017     1 / 5
The Gap                           1.8%          50.00     2/28/2008       NA
Express                           1.6%          39.80     1/31/2013       NA
Talbots / Talbots Petites         1.6%          52.00     1/31/2014       NA
Kona Grill                        1.6%          33.73    11/30/2011       NA
Harkins Theatres                  1.5%          16.25    12/31/2010     1 / 5
Abercrombie & Fitch               1.4%          43.33     1/31/2017       NA
Victoria's Secret                 1.4%          50.00     1/31/2015       NA
Louis Vuitton                     1.3%          84.30    12/31/2015       NA
                                -----         -------
TEN LARGEST OWNED TENANTS        17.7%        $ 38.12
Remaining Owned Tenants          82.3%        $ 44.84
Vacant Spaces (Owned Space)       0.0%           0.00
                                -----         -------
TOTAL ALL OWNED TENANTS         100.0%        $ 40.37
                                =====         =======

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Borrower owned in-line space only. Does not include anchors Neiman Marcus,
     Macy's and Nordstrom.

(3)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -28-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCOTTSDALE FASHION SQUARE
--------------------------------------------------------------------------------

     The following table presents general descriptions of the major mall shop tenants at the Scottsdale Fashion Square Property:

                             TOP TENANT DESCRIPTIONS

        TENANT NAME                                DESCRIPTION
-------------------------   ----------------------------------------------------
Crate & Barrel              Crate & Barrel is a chain of American retail stores,
                            based in Northbrook, Illinois, specializing in
                            housewares, furniture (indoor and out), and home
                            accessories.

Tiffany & Co.               High-end U.S. jewelry and silverware company founded
                            in 1837.

The Gap                     An American clothing and accessories retailer based
                            in San Francisco, California. As of October 2006,
                            Gap Inc. had approximately 150,000 employees and
                            operated 3,139 stores worldwide.

Express                     An American clothing company selling men and women's
                            merchandise headquartered in Columbus, Ohio. As of
                            August 2006, Express operated 700 stores in the
                            United States, with annual net sales over $2
                            billion.

Talbots / Talbots Petites   A Massachusetts-based clothing retailer established
                            in 1947. The store specializes in women's clothing,
                            shoes and accessories.

Kona Grill                  A Japanese restaurant based in Scottsdale, Arizona.
                            Kona Grill operates 16 locations, primarily in the
                            American Southwest, Midwest and Florida.

Harkins Theatres            Movie theater chain with locations throughout the
                            Southwestern United States. Harkins Theatres is
                            privately owned and operated by its parent company,
                            Harkins Enterprises, LLC. The company currently
                            operates theaters at 26 locations throughout
                            Arizona, California, Colorado, Oklahoma and Texas.

Abercrombie & Fitch         An American lifestyle brand specializing in "Casual
                            Luxury" apparel for college students ages 18 through
                            22. The company encompasses four brands: Abercrombie
                            & Fitch, Abercrombie, Hollister Co., and RUEHL
                            No.925, of which Abercrombie & Fitch is the flagship
                            brand.

Victoria's Secret           A retailer of lingerie and beauty products. It is
                            the largest brand and a segment of publicly traded
                            Limited Brands with sales surpassing $5 billion and
                            an operating income of approximately $1 billion in
                            2006.

Louis Vuitton               A luxury French fashion and leather goods brand and
                            company, headquartered in Paris, France. The company
                            manufactures and markets luxury leather goods,
                            fashion accessories, pret-a-porter and jewelry.

     The following table presents the lease rollover schedule at the Scottsdale
     Fashion Square Property (including office), based on initial lease expiries:

                         LEASE EXPIRATION SCHEDULE(1)(2)

                                                                              % OF TOTAL     ANNUALIZED
                                                               ANNUALIZED     ANNUALIZED    UNDERWRITTEN
YEAR ENDING          EXPIRING       % OF      CUMULATIVE OF   UNDERWRITTEN   UNDERWRITTEN    BASE RENT     # OF EXPIRING
DECEMBER 31,        OWNED NRSF   TOTAL NRSF     TOTAL NRSF     BASE RENT      BASE RENT     ($ PER NRSF)      TENANTS
-----------------   ----------   ----------   -------------   ------------   ------------   ------------   -------------

2007                   31,591        4.2%          4.2%        $ 1,467,587        4.8%         $46.46           19
2008                   72,899        9.6%         13.8%          3,218,918       10.5%          44.16           33
2009                   89,557       11.8%         25.5%          4,046,108       13.2%          45.18           30
2010                  100,801       13.3%         38.8%          3,194,705       10.4%          31.69           24
2011                   84,042       11.1%         49.9%          3,325,572       10.8%          39.57           22
2012                   35,014        4.6%         54.5%          1,921,868        6.3%          54.89           17
2013                   43,038        5.7%         60.1%          2,171,600        7.1%          50.46           10
2014                   85,027       11.2%         71.3%          3,404,043       11.1%          40.03           18
2015                   49,815        6.6%         77.9%          2,220,049        7.2%          44.57           13
2016                   55,978        7.4%         85.2%          2,356,499        7.7%          42.10           12
2017 & Thereafter      57,715        7.6%         92.8%          3,350,840       10.9%          58.06           14
Vacant                 54,411        7.2%        100.0%                  0        0.0%           0.00            0
                      -------      -----                       -----------      -----          ------          ---
TOTAL                 759,888      100.0%                      $30,677,789      100.0%         $40.37          212
                      =======      =====                       ===========      =====          ======          ===

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Borrower owned in-line space only. Does not include anchors Neiman Marcus
     (expires 2011), Macy's (expires 2015) and Nordstrom (expires 2019).

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -29-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCOTTSDALE FASHION SQUARE
--------------------------------------------------------------------------------

     The following table presents certain information relating to historical occupancy at the Scottsdale Fashion Square Property:

                          YEAR END HISTORICAL OCCUPANCY

                         2002    2003    2004    2005    2006
                         ----    ----    ----    ----    ----
Mall & Freestanding(1)   91.3%   97.2%   92.7%   96.0%   93.5%
Permanent(2)              NAV    95.6%   90.9%   93.9%   90.1%

----------
(1)  Mall & freestanding occupancy excludes anchors & specialty tenants with less than six months occupancy.

(2)  Permanent occupancy is mall & freestanding less anchors with greater than six months occupancy.

     The following table presents certain information relating to the historical average annual rent PSF at the Scottsdale Fashion Square Property:

                         HISTORICAL AVERAGE RENT PSF(1)

                 2004     2005     2006
                ------   ------   ------
Base Rent PSF   $40.34   $39.26   $41.54

----------
(1)  Base Rent PSF calculation is based on borrower provided rental figures and total owned square footage of 759,888 (excludes anchors).

     The following table presents certain information relating to the historical operating performance at the Scottsdale Fashion Square Property:

                         HISTORICAL NET OPERATING INCOME

                                            TTM
                       2006       (AS OF AUGUST 31, 2007)
                    -----------   -----------------------
                    $42,988,987         $43,786,721

     The following table presents certain information relating to the primary competition for the Scottsdale Fashion Square Property:

                                 COMPETITIVE SET

                           SCOTTSDALE FASHION SQUARE      BILTMORE FASHION PARK          KIERLAND COMMONS
                          ---------------------------   -------------------------   -------------------------

Distance from Subject                 -                         5.8 miles                    8 miles
Management Company                Macerich                 Westcor / Macerich       Woodbine Development Corp
Type                            Regional Mall             Outdoor Shopping Mall         Lifestyle Center
Year Opened / Renovated      1961 / 1998 / 2002                1963 / 2006                    2000
Total GLA                         1,670,148                      609,002                     437,782
# of Stores                          225                           60+                         70+
Mall Shop Sales PSF                 $765                          $717                        $750
Anchors                   Macy's, Nordstrom, Neiman     Saks Fifth Avenue, Macy's             None
                           Marcus, Dillards, 1 vacant
                            (formerly Robinsons-May)

o    PROPOSED RENOVATION. There is an expected renovation / development project at the Scottsdale Fashion Square Property that is excluded from the collateral. One of the end cap anchors (formerly Robinsons-May) is planned to be demolished and replaced by a Barney's and approximately 90,000 sf of retail space. The redevelopment parcel will be part of a newly created tax parcel which will be created within 12 months of the origination date of the Scottsdale Fashion Square Loan.

o    THE BORROWER. The borrower is Scottsdale Fashion Square LLC, a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Scottsdale Fashion Square Loan. The borrower of the Scottsdale Fashion
     Square Loan is indirectly owned by a partnership between The Macerich
     Partnership, L.P. ("MACERICH") and Institutional Mall Investors LLC

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -30-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCOTTSDALE FASHION SQUARE
--------------------------------------------------------------------------------

     ("IMI"). Macerich owns, develops, operates and/or manages 73 shopping centers with over 77 million sf of leasable space. IMI is a joint venture between California Public Employees' Retirement System ("CALPERS") and an
     affiliate of Miller Capital Advisory, Inc. IMI was formed in 2003 for the purpose of acquiring, owning, developing, and managing dominant regional malls and lifestyle centers as part of CalPERS' core real estate program.
     Miller Capital Advisory, Inc. is a registered investment advisor and was founded in 1996.

o    ESCROWS. The loan documents provide for escrows of real estate taxes
     ($316,619) and insurance premiums ($30,208) to be funded monthly on each payment date.

o    LOCKBOX AND CASH MANAGEMENT. The Scottsdale Fashion Square Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. On each business day that no event of default under the Scottsdale Fashion Square
     Loan is continuing, all funds in the lockbox account will be remitted to an account specified by the borrower. During the continuance of an event of default under the Scottsdale Fashion Square Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the
     Scottsdale Fashion Square Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The Scottsdale Fashion Square Property is currently managed by Westcor Partners, L.L.C., an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the Scottsdale Fashion
     Square Property may be managed by (i) any affiliate of either Macerich or
     IMI, (ii) any reputable and experienced professional management organization that manages, together with its affiliates, at least five regional shopping centers totaling at least 2,500,000 sf of gross leasable area, exclusive of the Scottsdale Fashion Square Property, or (iii) any
     management company reasonably approved by the lender and with respect to which each rating agency has confirmed in writing that the management of the Scottsdale Fashion Square Property by such entity will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of certificates backed by the Scottsdale Fashion Square Loan. The lender may require the borrower to replace the property manager if the property manager becomes insolvent or if an event of default under the
     Scottsdale Fashion Square Loan has occurred (provided that the borrower may reinstate the terminated property manager upon the termination of any such event of default).

o    RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of vacant, non-income producing land, the release of which would not have a material adverse impact on the value, use or operation of the Scottsdale Fashion Square Property, provided that the land proposed to be released is to be transferred to an unaffiliated third party in an arm's-length transaction in the ordinary course of the borrower's business in connection with the expansion or other development of the
     Scottsdale Fashion Square Property. Any such release is subject to, among other things, the borrower delivering to lender evidence that (i) the released parcel has been legally subdivided from the remainder of the
     Scottsdale Fashion Square Property; (ii) after giving effect to such transfer, the Scottsdale Fashion Square Property constitutes a separate tax lot; (iii) the transfer of the released parcel does not violate any lease or material agreement, and does not grant to any party a right of offset, termination, abatement or other material right thereunder; and (iv) the released parcel is not necessary for the Scottsdale Fashion Square Property to comply with any zoning, building, land use, parking or other legal requirements. If the gross proceeds of the sale of any released parcel exceed $10,000,000, then the excess must be applied toward the partial defeasance of the Scottsdale Fashion Square Loan.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -31-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCOTTSDALE FASHION SQUARE
--------------------------------------------------------------------------------

o    TERRORISM INSURANCE. So long as the Terrorism Risk Insurance Act of 2002
     ("TRIA") or a similar statute is in effect, the borrower must maintain terrorism insurance for Certified and Non-Certified acts (as such terms are defined in TRIA) in an amount equal to the full replacement cost of the
     Scottsdale Fashion Square Property, plus twelve months of business interruption coverage. If TRIA or a similar statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the loan as required by the preceding sentence, but in that event the borrower is not required to spend more than two times the amount of the insurance premium that is payable at such time in respect of the all risk and business interruption/rental loss insurance required under the loan documents. The terrorism insurance is required to contain a deductible which is acceptable to the lender and is no larger than $250,000, or such lower amount as is customary for similar policies covering similar properties in the geographic market in which the Scottsdale Fashion Square Property is located. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Scottsdale Fashion Square
     Property are separately allocated under such blanket policy and that certain other standard requirements are satisfied. See "Risk Factors--Risks
     Relating to the Underlying Mortgage Loans - The Absence of the Inadequacy
     of Insurance Coverage on the Mortgaged Properties May Adversely Affect
     Payments on Your Certificates" in the prospectus supplement.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -32-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 885 THIRD AVENUE
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -33-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 885 THIRD AVENUE
--------------------------------------------------------------------------------

                                [MAP OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -34-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 885 THIRD AVENUE
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                         New York, New York
Property Type                                                            Land(1)
Building NRSF(2)                                                         602,173
Percentage Leased as of July 9, 2007                                      100.0%
Year Built/Year Renovated(3)                                           1986 /NAP
Appraisal Value                                                     $370,000,000
Underwritten Occupancy                                                       NAP
Underwritten Revenues(4)                                             $20,385,152
Underwritten Total Expenses                                                   $0
Underwritten Net Operating Income (NOI)(4)                           $20,385,152
Underwritten Net Cash Flow (NCF)(4)                                  $20,385,152

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                      $267,650,000
Cut-off Date Principal Balance PSF(5)                                    $444.47
Percentage of Initial Mortgage Pool Balance                                9.96%
Number of Mortgage Loans                                                       1
Type of Security                                          Fee Simple / Leasehold
Mortgage Rate                                                             6.260%
Original Term to Maturity (Months)                                           119
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     72.3%
LTV Ratio at Maturity                                                      72.3%
Underwritten DSCR on NOI(4)                                                1.20x
Underwritten DSCR on NCF(4)                                                1.20x

----------
(1)  The mortgage loan is secured by the borrower's fee simple and ground leasehold interests in the land, but not the improvements.

(2)  Building NRSF represents the approximate square footage of the improvements to the land securing the 885 Third Avenue Loan; the improvements are not part of the collateral securing the 885 Third Avenue Loan.

(3)  Year Built/Year Renovated represent the years the improvements to the land were constructed and renovated.

(4)  Base revenues based on the average ground rent payments from years 11-20.
     The current DSCR based on the current rent payment of $11,095,000 per annum is 0.65x.

(5)  Based on Building NRSF of 602,173 sf.

o    THE LOAN. The mortgage loan (the "885 THIRD AVENUE LOAN") is evidenced by a note in the original principal amount of $267,650,000 and is secured by a first mortgage encumbering the fee interest as to a portion of the property located at 885 Third Avenue in New York, New York and the ground leasehold interest as to a different portion of the same property (collectively, the
     "885 THIRD AVENUE PROPERTY"). The 885 Third Avenue Loan was originated by
     Goldman Sachs Commercial Mortgage Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company. The 885 Third Avenue Loan was originated on July 9, 2007 and represents approximately 9.96% of the initial mortgage pool balance and approximately 11.0% of the initial sub-pool 1 balance. The note evidencing the 885 Third Avenue Loan had an original principal balance and has a principal balance as of the cut-off date of $267,650,000 and an interest rate of 6.260%. The proceeds of the 885 Third Avenue Loan were used to acquire the 885 Third Avenue Property.

     The 885 Third Avenue Loan had an initial term of 119 months and has a remaining term of 117 months. The 885 Third Avenue Loan requires payments of interest only until maturity. The scheduled maturity date is the payment date in July 2017. Voluntary prepayment of the 885 Third Avenue Loan is prohibited prior to the payment date in April 2017. Defeasance with
     AAA-rated US government securities is permitted at any time after the second anniversary of the securitization closing date.

o    THE PROPERTY. The 885 Third Avenue Property is comprised of the fee interest and leasehold interest (see Lot A Ground Lease below) in the land under a 34 story, 602,173 sf, office building located on the east side of
     Third Avenue between 53rd and 54th streets in the Midtown Manhattan submarket of Manhattan. The building was originally constructed in 1986.

     The fee interest and, with respect to a portion of the 885 Third Avenue
     Property, ground leasehold interest are or will be indirectly held by SL
     Green Realty Corp. and Gramercy Capital Corp. through two separate 55% /
     45% tenancies in common. The leasehold tenants in common are lessees under the ground lease for Lot A (the "LOT A GROUND LEASE"). The Lot A Ground
     Lease has a remaining term of 73 years with no extension options and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the ground lessor in the event the ground lease is terminated. Lot A is subleased by the leasehold tenants in common to the fee tenants in common. The fee tenants in common sub-sublease Lot A and lease the fee portion of the property to
     Metropolitan 885 Third Avenue Leasehold, LLC ("METROPOLITAN"). Both this new ground lease and the Lot A ground sub-sublease expire in 2077 with no extension options. The

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -35-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 885 THIRD AVENUE
--------------------------------------------------------------------------------

     base rent payable by Metropolitan under the Lot A ground sub-sublease was structured to equal the amount due under the Lot A Ground Lease for each month through the term of each lease and is passed-through to satisfy that amount each month. The base rent payable by Metropolitan under the new ground lease is $11,095,000/year for the first 58 months of the term and increases by 42.9% to $15,850,000/year for the next 12 months. The rent will then increase annually by 2.5% every year thereafter to
     $18,840,669/year in 2020. After 2020, base rent increases annually by 3.0%
     except that the base rent will be adjusted during the 31st, 41st, 51st and
     61st lease years of the term, to the greater of 1.03 times the preceding year's rent, or 7% of the fair market value of the unimproved land.

     The following table presents certain information relating to the ground lease tenant at the 885 Third Avenue Property:

                                 TENANT SUMMARY

                                                                                                   ANNUAL
                                                                                                UNDERWRITTEN
                                                                     ANNUAL       % OF TOTAL      BASE RENT
                                                                  UNDERWRITTEN       ANNUAL        ($ PER
                                               BUILDING   % OF     BASE RENT     UNDERWRITTEN     BUILDING       LEASE
               TENANT NAME                      NRSF(1)   NRSF      ($)(2)         BASE RENT      NRSF)(3)     EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

Metropolitan 885 Third Avenue Leasehold, LLC    602,173   100.0%   $20,385,152      100.0%         $33.85       4/30/2077
                                                -------   -----    -----------      -----          ------
TOTAL                                           602,173   100.0%   $20,385,152      100.0%         $33.85
                                                =======   =====    ===========      =====          ======

----------
(1)  Building NRSF represents the approximate square footage of the improvements to the land securing the 885 Third Avenue Loan; such improvements are not part of the collateral securing the 885 Third Avenue Loan.

(2)  Annual Underwritten Base Rent based on the average ground rent payments from years 11-20. The base rent payable by the lessee under the ground lease is $11,095,000/year for the first 58 months of the term and increases by 42.9% to $15,850,000/year for the next 12 months. The rent will then increase annually by 2.5% every year thereafter to $18,840,669/year in
     2020. After 2020, base rent increases annually by 3.0% except that the base rent will be adjusted during the 31st, 41st, 51st and 61st lease years of the term, to the greater of 1.03 times the preceding year's rent, or 7% of the fair market value of the unimproved land.

(3)  Based on Building NRSF of 602,173 sf.

o    THE BORROWERS. The borrowers are GKK 885 Lot A LLC and 885 Third Lot A LLC as leasehold tenants in common, and GKK 885 Third LLC and 885 Third Fee LLC as fee tenants in common. All borrowers are single-purpose, single-asset
     Delaware limited liability companies. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 885 Third Avenue Loan. As presently structured, upon completion of the reverse like kind exchange described below, GKK 885 Lot A LLC and GKK 885
     Third LLC will be indirectly owned by Gramercy Capital Corp., a national commercial real estate special finance company organized as a real estate investment trust, and 885 Third Lot A LLC and 885 Third Fee LLC will be indirectly owned by SL Green Realty Corp., the owner and operator of a portfolio of commercial office buildings in New York City.

o    ESCROWS. During the continuance of as 885 Third Avenue Trigger Period, the loan documents require the reserve of monthly escrows for real estate taxes, insurance and ground lease payments under the Lot A ground lease, with all excess cash reserved as additional collateral for the 885 Third
     Avenue Loan. An "885 THIRD AVENUE TRIGGER PERIOD" means (i) any period during the continuance of an event of default under the ground leases, and
     (ii) any period during which the any of the ground leases are no longer in effect. In the place of an interest reserve, SL Green Operating
     Partnership, L.P., an affiliate of SL Green Realty Corp., has provided a
     $15,892,446 letter of credit and Gramercy Capital Corp. has provided a
     $13,002,910 letter of credit, in each case, in respect of interest shortfalls. Over the term of the 885 Third Avenue Loan, the borrowers have the right to reduce the aggregate amount of the letters of credit to the amount that would then be in the interest reserve required by the loan documents had such reserve been held in cash. The borrowers may also replace the letters of credit in whole or in part with a guaranty by SL
     Green Realty Corp., provided that SL Green Realty Corp. has, and continues to maintain, a senior unsecured public or private letter debt rating from
     Moody's or S&P of BBB- (or the equivalent) or higher and is not rated below
     BBB- (or the equivalent) by any rating agency that rates it.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -36-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 885 THIRD AVENUE
--------------------------------------------------------------------------------

o    LOCKBOX AND CASH MANAGEMENT. The 885 Third Avenue Loan requires a hard lockbox, which is already in place. The loan documents require the borrowers to direct Metropolitan to pay rent under its ground lease and the ground sub-sublease directly to a lender-controlled lockbox account. At the end of each business day, provided that there is no event of default under the 885 Third Avenue Loan and no 885 Third Avenue Trigger Period is
     ongoing, all funds in the lockbox account in excess of the debt service due on the next payment date will be remitted to an account specified by the borrowers. During the existence of a 885 Third Avenue Trigger Period, funds in the lockbox account will be applied to pay the monthly debt service and any required reserves under the loan documents, and any excess will remain in the lockbox as additional collateral for the 885 Third Avenue Loan.
     During the continuance of an event of default under the 885 Third Avenue
     Loan, the lender may apply any funds in the lockbox account to the obligations of the borrowers under the 885 Third Avenue Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The 885 Third Avenue Property is currently managed by
     S.L. Green Management Corp., an affiliate of one of the borrowers, pursuant to a management agreement. Under the management agreement, the borrowers pay a management fee in the amount of $100,455.60 per year, which amount is subordinate to the 885 Third Avenue Loan and accrues, without triggering a default under the management agreement, if income from the 885 Third Avenue
     Property is insufficient to make such payment. The lender may require the borrowers to replace the property manager if an event of default under the
     885 Third Avenue Loan has occurred, as a result of fraud or willful misconduct of the property manager, or if the property manager becomes insolvent.

o    1031 EXCHANGE. The respective fee interests in the 885 Third Avenue
     Property were acquired with a view to using such interests as part of a tax deferred like kind exchange under section 1031 of the Internal Revenue
     Code. The equity interests in both borrowers are indirectly wholly-owned by
     CDECRE, LLC, an affiliate of Chicago Deferred Exchange Corporation, pursuant to exchange accommodation agreements with Gramercy Capital Corp.
     and SL Green Realty Corp. These equity interests will be transferred to
     Gramercy Capital Corp. and SL Green Realty Corp. and/or their respective affiliates no later than January 4, 2008 in connection with the completion of the exchange transactions.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o    TERRORISM INSURANCE. The loan documents require that the borrower maintain
     (or cause to be maintained) coverage for terrorism in an amount equal to the full replacement cost of the 885 Third Avenue Property. In the event that coverage for terrorism is not included as part the "all risk"
     insurance policy, the borrower will be required to maintain (or cause to be maintained) coverage for terrorism, in the form of stand alone coverage, in an amount equal to the full replacement cost of the 885 Third Avenue
     Property. In addition, the borrowers are required to maintain (or cause to be maintained) business interruption insurance covering a period of not less than 18 months from the occurrence of a casualty, plus an extended period of indemnity for 12 months after restoration. The borrowers must maintain (or cause to be maintained) such terrorism coverage if the
     Terrorism Risk Insurance Act of 2002 ("TRIA") or a similar statute is in effect. If at any time TRIA or a similar statute is not in effect, coverage for terrorism is not included as part of the "all risk" insurance policy, and terrorism coverage is commercially available, the borrowers are required to maintain (or cause to be maintained) such coverage, but are not required to pay a premium of more than 1.5 times the premium for the then-current property insurance premium payable with respect to the 885
     Third Avenue Property (less the portion of such premium that is allocable to terrorism insurance coverage). The borrowers are permitted to maintain
     (or cause to be maintained) such terrorism coverage through a blanket policy. See "Risk Factors--Risks Relating to the Underlying Mortgage Loans
     - The Absence of the Inadequacy of Insurance Coverage on the Mortgaged
     Properties May Adversely Affect Payments on Your Certificates" in the
     prospectus supplement.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -37-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BUSH TERMINAL
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -38-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BUSH TERMINAL
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -39-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BUSH TERMINAL
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Buildings                                                                     16
Location (City/State)                                               Brooklyn, NY
Property Type                                                         Industrial
NRSF (sf)                                                              5,985,990
Percentage Occupancy as of June 1, 2007                                    87.2%
Year Built                                                               Various
Appraisal Value                                                     $570,000,000
Underwritten Occupancy                                                     92.0%
Underwritten Revenues                                                $59,873,814
Underwritten Total Expenses                                          $21,983,072
Underwritten Net Operating Income (NOI)                              $37,890,742
Underwritten In Place Cash Flow (IPCF)(1)                            $22,568,512
Underwritten Net Cash Flow (NCF)(2)                                  $34,135,810

                           MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                      $250,000,000
Cut-off Date Principal Balance PSF/Unit(3)                                $50.12
Percentage of Initial Mortgage Pool Balance                                 9.3%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             6.280%
Original Term to Maturity (Months)                                           119
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio(3)                                                  52.6%
LTV Ratio at Maturity(3)(4)                                                39.0%
Underwritten DSCR on NOI(3)                                                1.98x
Underwritten DSCR on IPCF(1)(3)                                            1.18x
Underwritten DSCR on NCF(2)(3)                                             1.78x

----------
(1)  IPCF is the Underwritten NCF, adjusted for in place leases and expenses and contractual rent steps through April 2008, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)  NCF is the Underwritten NCF, assuming (i) the conversion of approximately
     2.5 million sf to loft/showroom space and approximately 0.7 million sf to office space, and giving credit to rental growth to market levels for all space in 18 months discounted to the origination date at 10%. We cannot assure you that the property will ever attain or exceed the stated NCF.

(3)  Calculated based on the entire $300,000,000 Bush Terminal Loan Group.

(4)  Based on the stabilized appraised value of $770,000,000, which the appraiser estimated that the property would achieve by August 1, 2011.

o    THE LOAN. The mortgage loan (the "BUSH TERMINAL LOAN") is evidenced by a note in the original principal amount of $250,000,000 and is secured by a first mortgage encumbering the fee interest in the property commonly known as Bush Terminal, which is located on various blocks between 32nd and 41st
     Streets and 1st through 3rd Avenues in Brooklyn, New York (the "BUSH
     TERMINAL PROPERTY"). The Bush Terminal Loan was originated on September 20,
     2007 by Goldman Sachs Commercial Mortgage Capital, L.P. and was
     subsequently purchased by Goldman Sachs Mortgage Company. The Bush Terminal
     Loan represents approximately 9.3% of the initial mortgage pool balance and approximately 10.3% of the initial sub-pool 1 balance, had an original principal balance of $250,000,000, has a principal balance as of the cut-off date of $250,000,000 and has an interest rate of 6.280%. The proceeds from the Bush Terminal Loan Group were used to refinance the Bush
     Terminal Property.

     The Bush Terminal Loan is a pari passu portion of a whole mortgage loan with an original principal balance of $300,000,000. The companion loan to the Bush Terminal Loan is evidenced by a separate pari passu note, with an interest rate of 6.280% per annum and a principal balance as of the cut-off date of $50,000,000 (the "BUSH TERMINAL COMPANION LOAN"). The Bush Terminal
     Companion Loan is not an asset of the trust. The Bush Terminal Loan and the
     Bush Terminal Companion Loan (together, the "BUSH TERMINAL LOAN GROUP") are governed by an intercreditor agreement, as described in the prospectus supplement under "Description of the Mortgage Pool-Split Loan Structure,"
     and will be serviced pursuant to the terms of the 2007-GG11 pooling and servicing agreement.

     The Bush Terminal Loan had an initial term of 119 months and has a remaining term of 119 months. The Bush Terminal Loan requires payments of interest only for the duration of the loan term. The scheduled maturity date is the payment date in September 2017. Voluntary prepayment of the
     Bush Terminal Loan is prohibited prior to the payment date in May 2017.
     Defeasance with direct, non-callable obligations of the United States of
     America is permitted at any time after the earlier to occur of the second anniversary of the securitization of each loan in the Bush Terminal Loan
     Group and September 20, 2010.

o    THE PROPERTY. The Bush Terminal Property consists of 16 multi-story office, loft and industrial buildings containing a total of 6,152,896 sf of gross building area (5,985,990 sf of net rentable area). The buildings were constructed at various times starting in 1904 on approximately 35 acres of land. The Bush Terminal Property is

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -40-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BUSH TERMINAL
--------------------------------------------------------------------------------

     approximately 87.2% occupied. Tenants at the Bush Terminal Property include
     NYC DCAS HRA (2.9% of NRSF), Virginia Dare Extract Co. Inc. (2.6%) and NYC
     Department of Finance (2.5%).

     The following table presents certain information relating to the Bush
     Terminal Property:

BUILDING #                            BUILDING TYPE          YEARS BUILT  # OF STORIES  TOTAL NRSF  OCCUPANCY
-------------------------------------------------------------------------------------------------------------

Building 1                 Industrial / Warehouse w/ Office   1904-1906        6          316,477      81.5%
Building 2                 Industrial / Warehouse w/ Office   1910-1917        6          335,694      94.3%
Building 3                 Industrial / Warehouse w/ Office   1910-1917        6          335,504      95.5%
Building 4                 Industrial / Warehouse w/ Office   1910-1917        6          398,121      93.1%
Building 5                 Industrial / Warehouse w/ Office   1910-1917        6          288,273     100.0%
Building 6                 Industrial / Warehouse w/ Office   1910-1917        6          439,591      93.5%
Building 7                 Industrial / Warehouse w/ Office   1910-1917        6          335,767      96.1%
Building 8                 Industrial / Warehouse w/ Office   1910-1917        6          463,644      95.6%
Building 9                 Industrial / Warehouse w/ Office   1910-1917        6          259,629      55.9%
Building 10                Industrial / Warehouse w/ Office   1910-1917       12          354,494      59.7%
Building 19                Industrial / Warehouse w/ Office   1910-1930        8          686,056      92.6%
Building 20                Industrial / Warehouse w/ Office   1910-1930        8          663,884      92.3%
Building 22                Industrial / Warehouse w/ Office   1910-1930        8          221,900     100.0%
Building 23                Industrial / Warehouse w/ Office   1910-1930        8          178,575      90.6%
Building 24                Industrial / Warehouse w/ Office   1910-1930        8          310,001      32.3%
Building 26                Industrial / Warehouse w/ Office   1910-1930        8          398,380     100.0%
                                                                                        ---------      ----
TOTAL / AVERAGE PORTFOLIO                                                               5,985,990      87.2%
                                                                                        =========      ====

     The following table presents certain information relating to the major tenants at the Bush Terminal Property:

        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                      % OF TOTAL     ANNUALIZED
                                                       ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                   TENANT     % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
         TENANT NAME                NRSF      NRSF      BASE RENT      BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------   ---------   ------   ------------   ------------   ------------   ----------

Virginia Dare Extract Co. Inc.     158,572     2.6%    $ 2,036,275        5.9%         $12.84       2/28/2010
Health Plus                        108,752     1.8%      1,729,409        5.0%          15.90      10/31/2014
GSA                                 34,624     0.6%      1,012,406        2.9%          29.24       2/28/2012
NYC DCAS HRA                       176,000     2.9%        880,000        2.5%           5.00       7/31/2012
NYC Department of Finance          151,106     2.5%        775,506        2.2%           5.13             (2)
W & M Headwear Co.                 124,668     2.1%        740,528        2.1%           5.94       1/31/2011
Access Colo. Inc.                   27,433     0.5%        621,357        1.8%          22.65       4/30/2016
NYC Dept of Archives               129,406     2.2%        605,187        1.7%           4.68       1/31/2008
American Leather Specialties       142,836     2.4%        542,833        1.6%           3.80       1/31/2010
NYS Supt. of Ins Liquidators       111,821     1.9%        479,712        1.4%           4.29       8/31/2008
                                 ---------   -----     -----------      -----           -----
TOTAL LARGEST TENANTS            1,165,218    19.5%    $ 9,423,213       27.2%          $8.09
Remaining Tenants                4,052,683    67.7%     25,248,141       72.8%           6.23
Vacant                             768,089    12.8%              0        0.0%           0.00
                                 ---------   -----     -----------      -----           -----
TOTAL ALL TENANTS                5,985,990   100.0%    $34,671,354      100.0%          $5.79
                                 =========   =====     ===========      =====           =====

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  NYC Department of Finance has two leases with one lease expiring on
     11/30/2008 (128,910 sf), and the other expiring on 9/30/2015 (22,196 sf).

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -41-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BUSH TERMINAL
--------------------------------------------------------------------------------

     The following table presents certain information relating to the lease rollover schedule at the Bush Terminal Property:

                          LEASE EXPIRATION SCHEDULE (1)

                                                                             % OF TOTAL       ANNUALIZED
                                                              ANNUALIZED     ANNUALIZED      UNDERWRITTEN
                     EXPIRING   % OF TOTAL     CUMULATIVE    UNDERWRITTEN   UNDERWRITTEN   BASE RENT ($ PER
YEAR                   NRSF        NRSF      OF TOTAL NRSF    BASE RENT       BASE RENT          NRSF)
-----------------   ---------   ----------   -------------   ------------   ------------   ----------------

2007                1,013,748      16.9%         16.9%        $ 4,890,485       14.1%          $ 4.82
2008                  997,895      16.7%         33.6%          5,553,152       16.0%            5.56
2009                  797,116      13.3%         46.9%          4,658,092       13.4%            5.84
2010                1,018,085      17.0%         63.9%          7,403,462       21.4%            7.27
2011                  388,536       6.5%         70.4%          2,760,573        8.0%            7.11
2012                  439,592       7.3%         77.8%          4,008,687       11.6%            9.12
2013                  209,861       3.5%         81.3%          1,248,831        3.6%            5.95
2014                  108,752       1.8%         83.1%          1,729,409        5.0%           15.90
2015                  134,409       2.2%         85.3%            552,122        1.6%            4.11
2016                   81,625       1.4%         86.7%          1,368,583        3.9%           16.77
2017 & Thereafter      28,282       0.5%         87.2%            497,958        1.4%           17.61
Vacant                768,089      12.8%        100.0%                  0        0.0%            0.00
TOTAL               5,985,990     100.0%        100.0%        $34,671,354      100.0%          $ 5.79

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrowers under the Bush Terminal Loan are 1-10 Industry
     Associates LLC and 19-20 Industry City Associates, LLC, each a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bush Terminal Loan. The borrowers under the Bush Terminal Loan are indirectly majority owned by Rubin Schron and Abraham Fruchthandler, who are jointly and severally the guarantor ("BUSH TERMINAL GUARANTOR") of the non-recourse carve-outs under the Bush Terminal Loan.

o    ESCROWS. At origination, the borrower deposited $1,130,297 into a reserve account for taxes and $25,000,000 into a reserve account for the purpose of funding capital improvement projects at the Bush Terminal Property. In addition, the Bush Terminal Guarantor delivered (i) a $7,500,000 guaranty of the Bush Terminal Loan, which will terminate upon the debt service coverage ratio for the Bush Terminal Property, calculated assuming a
     30-year amortization schedule, equaling or exceeding 1.15x; and (ii) a
     $11,785,990 guaranty in respect of deferred maintenance and environmental conditions at the Bush Terminal Property. The loan documents provide for monthly escrows of real estate taxes and insurance (excluding premiums for blanket policies paid in full).

o    LOCKBOX AND CASH MANAGEMENT. The Bush Terminal Loan requires a hard lockbox, which is already in place. The loan documents require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt and that the borrower instruct all tenants to send rents directly to the lockbox account. On each business day, all funds on deposit in the lockbox account are swept to a cash management account under the control of the lender.
     Provided no event of default is continuing, all funds in the cash management account in excess of the monthly debt service, any reserves required under the loan documents, debt service on any permitted mezzanine loan (see "Subordinate Indebtedness" below) and all other amounts then due to the lender will be remitted to an account specified by the borrower.
     During the continuance of an event of default under the Bush Terminal Loan, the lender may apply any funds in the cash management account to the obligations of the borrower under the Bush Terminal Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The Bush Terminal Property is currently managed by
     Industry City Management LLC, an affiliate of the borrower, pursuant to a management agreement. The property manager of the Bush Terminal Property is currently entitled to a base management fee in an amount equal to 3% of gross revenues

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -42-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BUSH TERMINAL
--------------------------------------------------------------------------------

     from the Bush Terminal Property. In addition, under the loan documents, the
     Bush Terminal Property may be managed by a manager other than the current manager, provided that each rating agency has confirmed in writing that the replacement of the manager will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
     2007-GG11 certificates. The lender may require the borrowers to replace the property manager if an event of default under the Bush Terminal Loan has occurred, an event of default under a permitted mezzanine loan has occurred, the property manager becomes insolvent or upon a material default by the property manager under the property management agreement.

o    RELEASE OF COLLATERAL. At anytime after the earlier to occur of the second anniversary of the securitization of each loan in the Bush Terminal Loan
     Group and September 20, 2010, and provided no event of default is then continuing under the Bush Terminal Loan, the borrower may obtain the release of portions of the Bush Terminal Property in connection with a partial defeasance of the Bush Terminal Loan, subject to the requirements set forth in the loan agreement, including the following: (i) defeasance of the Bush Terminal Loan by an amount equal to the greater of (x) 135% of the allocated loan amount of the portion of the Bush Terminal Property so released, as determined by the lender based on updated appraisals of the
     Bush Terminal Property and (y) 90% of the net proceeds of the sale of such portion of the Bush Terminal Property to an unaffiliated third party in an arm's length transaction, (ii) the debt service coverage ratio for the Bush
     Terminal Loan, after giving effect to such release, must be at least the greater of 1.20x and the debt service coverage ratio for the Bush Terminal
     Loan immediately prior to such release; (iii) the loan-to-value ratio of the Bush Terminal Loan does not exceed the loan-to-value ratio of the Bush
     Terminal Loan as of origination; (iv) the released parcel is a separate tax parcel and is not necessary for the Bush Terminal Property to comply with any zoning, building, land use, parking or other legal requirement; and (v)
     each rating agency has confirmed in writing that such release will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2007-GG11 certificates.

o    PROPERTY TAX CREDITS. The Bush Terminal Property and/or the borrower under the Bush Terminal Loan are entitled to certain tax credits and/or abatements under the Empire Zones Program and the Industrial and Commercial
     Incentive Program. The Bush Terminal Guarantor delivered to lender a guaranty in the maximum amount of $17,503,572 to cover damages suffered by the lender in the event that it is unable to realize the same benefits as the borrower from the Empire Zones Program upon lender's acquiring title to the Bush Terminal Property. The benefits under the Empire Zone Program and the Industrial and Commercial Incentive Program reduce and terminate over the life of the Bush Terminal Loan, and the obligations of the Bush
     Terminal Guarantor under the guaranty of such benefits reduces accordingly.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan documents permit a direct or indirect equity owner of the borrower to incur mezzanine debt secured by a pledge of the direct or indirect equity interests in the borrower
     ("PERMITTED MEZZANINE DEBT"), provided that, among other things: (i) the aggregate amount of such debt does not exceed $50,000,000; (ii) the appraised value of the Bush Terminal Property at the time of incurrence of such debt is equal to or greater than its appraised value as of the origination date of the Bush Terminal Loan, (iii) after giving effect to such debt, the debt service coverage ratio for the Bush Terminal Loan, calculated assuming a 30-year amortization schedule, is at least 1.20x;
     (iv) the lender has received an acceptable subordination and intercreditor agreement; (v) such debt is coterminous with the Bush Terminal Loan or freely pre-payable without premium or penalty after any applicable lockout or spread maintenance (provided that any such lockout or spread maintenance period expires prior to the maturity date of the Bush Terminal Loan); (vi)
     each rating agency has confirmed in writing that such debt will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2007-GG11 certificates; and (vii) if such debt bears a floating rate of interest, the borrower under such debt maintains an interest rate cap agreement in a notional amount that is not less than the outstanding principal balance of such debt.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -43-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BUSH TERMINAL
--------------------------------------------------------------------------------

o    TERRORISM INSURANCE. The loan documents require that the borrower maintain terrorism coverage in an amount equal to the full replacement cost of the individual buildings comprising the Bush Terminal Property, so long as the
     Terrorism Risk Insurance Act of 2002 ("TRIA") or a similar statute is in effect. In addition, the borrower is required to maintain business interruption insurance covering a period of not less than 18 months from the occurrence of a casualty, plus an extended period of indemnity for 12 months after restoration. If at any time TRIA or a similar statute is not in effect and terrorism coverage is commercially available, the borrower is required to maintain such coverage, but is not required to pay a premium of more than two times the premium for the then-current property and business loss insurance premium payable with respect to the Bush Terminal Property.
     The borrower is permitted to maintain such terrorism coverage through a blanket policy. See "Risk Factors--Risk Relating to the underlying Mortgage
     Loans - The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
     Properties May Adversely Affect Payments on Your Certificates" in the
     prospectus supplement.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -44-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 9000 SUNSET BOULEVARD
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -45-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 9000 SUNSET BOULEVARD
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -46-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 9000 SUNSET BOULEVARD
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                    Los Angeles, California
Property Type                                                             Office
Size (sf)                                                                139,345
Percentage Leased as of July 1, 2007                                       99.6%
Year Built / Renovated                                               1963 / 2000
Appraisal Value (as-is)                                             $106,000,000
Underwritten Occupancy                                                     95.0%
Underwritten Revenues                                                 $7,721,243
Underwritten Total Expenses                                           $2,156,723
Underwritten Net Operating Income (NOI)                               $5,564,520
Underwritten Net Cash Flow (NCF)                                      $5,397,306

                            MORTGAGE LOAN INFORMATION

Originator                                                                  GCFP
Cut-off Date Principal Balance                                       $80,000,000
Cut-off Date Principal Balance PSF/Unit                                  $574.11
Percentage of Initial Mortgage Pool Balance                                 3.0%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             6.099%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                        IO 84; 360 thereafter
Cut-off Date LTV Ratio(1)                                                  61.3%
LTV Ratio at Maturity                                                      72.8%
Underwritten DSCR on NOI(2)                                                1.18x
Underwritten DSCR on NCF(2)                                                1.14x

----------
(1)  Calculations exclude the $15,000,000 economic holdback reserve. The LTV based on $72,500,000 and $80,000,000 released amounts are 68.4% and 75.5%, respectively.

(2)  Calculations exclude the $15,000,000 economic holdback reserve. The current
     UW DSCR based on $72,500,000 and $80,000,000 released amounts are 1.02x and
     0.93x, respectively (based on the corresponding amortizing payments scheduled to commence in December 2014). The release requirements for the economic holdback reserve are listed below.

o    THE LOAN. The mortgage loan (the "9000 SUNSET BOULEVARD LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the class-A office complex located at 9000 Sunset Boulevard in Los Angeles, California
     (the "9000 SUNSET BOULEVARD PROPERTY"). The 9000 Sunset Boulevard Loan
     represents approximately 3.0% of the initial mortgage pool balance and 3.3%
     of the initial sub-pool 1 balance. The 9000 Sunset Boulevard Loan was originated on October 19, 2007, had an original principal balance and a principal balance as of the cut-off date of $80,000,000, and has an interest rate of 6.099% per annum. The DSCR and LTV on the 9000 Sunset
     Boulevard Loan are 1.14x and 61.3%, respectively. The proceeds of the 9000
     Sunset Boulevard were used to refinance existing debt.

     The 9000 Sunset Boulevard Loan had an initial term of 120 months and has a remaining term of 120 months. The 9000 Sunset Boulevard Loan is interest-only for the first 84 months and amortizes thereafter on a
     360-month schedule, with required monthly payments of $484,744.16. The scheduled maturity date is November 6, 2017. Voluntary prepayment of the
     9000 Sunset Boulevard Loan is prohibited prior to the payment date of
     August 6, 2017 and permitted thereafter without penalty. Defeasance with
     United States government securities is permitted from November 6, 2009.

o    THE PROPERTY. The 9000 Sunset Boulevard Property is a 139,345 sf 14-story multi-tenant office complex located at 9000 West Sunset Boulevard in West
     Hollywood, Los Angeles, California. The 9000 Sunset Boulevard Property was
     built in 1963 and renovated in 2000. The 9000 Sunset Boulevard Property is located 0.1 miles east of Beverly Hills on the Sunset Strip at the southwest corner of Sunset Boulevard and Hammond Street.

     As of July 1, 2007, the 9000 Sunset Boulevard Property was 99.6% leased.
     The 9000 Sunset Boulevard Property has maintained occupancy levels of greater than 90% since its acquisition in 2000. The largest tenants include, Gerard Guez (7.2% of NRA), which leases 9,990 sf, New Line
     Productions (7.0% of NRA), which leases 9,748 sf, Coldwell Banker (7.0% of
     NRA), which leases 9,767 sf, and Windermere Properties (6.6% of NRA), which leases 9,223 sf.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -47-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 9000 SUNSET BOULEVARD
--------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the 9000 Sunset Boulevard Property:

                         CREDIT
                         RATING                         ANNUALIZED    % OF TOTAL    ANNUALIZED
                         (FITCH/                       UNDERWRITTEN   ANNUALIZED   UNDERWRITTEN
                        MOODY'S/    TENANT              BASE RENT    UNDERWRITTEN   BASE RENT
    TENANT NAME          S&P)(1)     NRSF   % OF NRSF      ($)         BASE RENT    ($ PER SF)      LEASE EXPIRATION
--------------------   ----------  -------  ---------  ------------  -----------   ------------  -----------------------

Gerard Guez             NR/NR/NR     9,990      7.2%    $  448,544        8.2%        $44.90            4/30/2011
New Line Productions   NR/NR/BBB+    9,748      7.0%       402,824        7.4%         41.32            3/14/2010
Coldwell Banker         NR/NR/B+     9,767      7.0%       380,551        7.0%         38.96     5/31/2008 and 7/31/2011
Films Finances Inc      NR/NR/NR     7,429      5.3%       374,422        6.8%         50.40            9/30/2014
Windermere Properties   NR/NR/NR     9,223      6.6%       323,245        5.9%         35.05            5/31/2013
                                   -------    -----     ----------      -----         ------
TOTAL LARGEST TENANTS               46,157     33.1%     1,929,586       35.3%         41.80
Remaining Tenants                   92,613     66.5%     3,542,391       64.7%         38.25
Vacant Space                           575      0.4%
                                   -------    -----     ----------      -----         ------
TOTAL ALL TENANTS                  139,345    100.0%    $5,471,977      100.0%        $39.43
                                   =======    =====     ==========      =====         ======

----------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents certain information relating to the lease rollover schedule at the 9000 Sunset Boulevard Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                     % OF TOTAL    ANNUALIZED
                                         CUMULATIVE   ANNUALIZED     ANNUALIZED   UNDERWRITTEN
   YEAR ENDING     EXPIRING     % OF      OF TOTAL   UNDERWRITTEN   UNDERWRITTEN    BASE RENT
   DECEMBER 31,      NRSF    TOTAL NRSF     NRSF     BASE RENT ($)    BASE RENT    ($ PER SF)
-----------------  --------  ----------  ----------  -------------  ------------  ------------

2007                  7,733      5.5%        5.5%      $  269,923        4.9%        $34.91
2008                 22,910     16.4%       22.0%         850,876       15.5%         37.14
2009                 30,202     21.7%       43.7%       1,092,474       20.0%         36.17
2010                 21,922     15.7%       59.4%         869,257       15.9%         39.65
2011                 21,698     15.6%       75.0%         925,055       16.9%         42.63
2012                  9,988      7.2%       82.1%         430,213        7.9%         43.07
2013                 11,304      8.1%       90.2%         401,694        7.3%         35.54
2014                  8,294      6.0%       96.2%         404,202        7.4%         48.73
2015                  4,719      3.4%       99.6%         228,282        4.2%         48.37
2016                      0      0.0%       99.6%               0        0.0%          0.00
2017 & Thereafter         0      0.0%       99.6%               0        0.0%          0.00
Vacant                  575      0.4%      100.0%                        0.0%          0.00
                    -------    -----       -----       ----------      -----         ------
TOTAL               139,345    100.0%      100.0%      $5,471,977      100.0%        $39.43
                    =======    =====       =====       ==========      =====         ======

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrower is Mani Brothers Nine Thousand (DE), LLC (the
     "9000 SUNSET BOULEVARD BORROWER"), a single asset, single-member, special purpose, bankruptcy remote Delaware limited liability company with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 9000
     Sunset Boulevard Loan. Daniel and Simon Mani (the "9000 SUNSET BOULEVARD
     SPONSORS") each indirectly own 50% of the 9000 Sunset Boulevard Borrower.
     The 9000 Sunset Boulevard Loan has the standard non-recourse carveout obligations and joint and several guaranties of those obligations have been provided by the 9000 Sunset Boulevard Sponsors.

     The 9000 Sunset Boulevard Sponsors operate as Mani Brothers Real Estate
     Group, which owns, renovates, manages and leases commercial properties in the greater Los Angeles area, specifically West Los Angeles, Downtown,
     Santa Monica, and the South Bay. The 9000 Sunset Boulevard Sponsor's
     portfolio consists of approximately 1,150,000 sf of Class-A Southern
     California office buildings, approximately 222,250 sf of industrial space and 15,300 sf of retail space. The Sunset Boulevard sponsors generated much of their personal wealth when they sold their bagel bakery business to Sara
     Lee in 1992, and used the proceeds of such sale to segue into their real estate ventures.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -48-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 9000 SUNSET BOULEVARD
--------------------------------------------------------------------------------

o    ESCROWS AND RESERVES. The 9000 Sunset Boulevard Loan provides for upfront and ongoing reserves as follows:

     Tax and Insurance Reserve: The 9000 Sunset Boulevard Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the succeeding twelve months.

     Capital Expense Reserve: The 9000 Sunset Boulevard Borrower is required to deposit $1,742 per month ($20,902 per year) into a capital expense reserve account. Funds in this reserve account will be used for approved capital expenses at the 9000 Sunset Boulevard Property.

     Rollover Reserve: During any period in which less than 90% of the rentable square footage of the 9000 Sunset Boulevard Property is leased, the 9000
     Sunset Boulevard Borrower is required to deposit $11,612 per month
     ($139,345 per year) into a rollover reserve account to fund approved tenant improvement and leasing commission costs at the 9000 Sunset Boulevard
     Property; provided that no deposits will be required to the extent that the balance of such rollover reserve account is equal to or greater than
     $300,000.

     Economic Holdback Reserve: The 9000 Sunset Boulevard Borrower deposited
     $15,000,000 into an economic holdback reserve account which will be released to the 9000 Sunset Boulevard Borrower subject to the following sizing and structure tests:

          o    On or after January 1, 2008, the first $7,500,000 will be
               released upon achieving a minimum Net Cash Flow (as defined in the loan documents) of $5,500,000. The DSCR at that time will be
               1.22x on an interest-only basis assuming payments only on the
               $72,500,000 released to the 9000 Sunset Boulevard Borrower.

          o    The remaining $7,500,000 will be released upon the DSCR exceeding
               1.15x on the fully funded amount and assuming a 30-year
               amortization term.

          o    Releases may occur until the November 6, 2012. Any earnout release after May 22, 2010 must also be accompanied by an updated appraisal which shows an LTV of not more than 77% on the released loan amount. Any funds remaining in the earnout reserve after
               November 6, 2012 will be held as cash collateral for the
               remainder of the loan term.

o    LOCKBOX AND CASH MANAGEMENT. The 9000 Sunset Boulevard Loan provides for a soft lockbox which is already in place. The loan documents provide that rents are collected by the 9000 Sunset Boulevard Borrower or the property manager and must be deposited within one business day of receipt into this lender-controlled lockbox account. During a Cash Management Period (defined below), the lockbox will become a hard lockbox. Unless a Cash Management
     Period (defined below) is continuing, all funds in the lockbox account are to be swept into the borrower's account. During the continuance of a Cash
     Management Period, all such funds in the lockbox account will be swept into a deposit account controlled by the lender for payment of debt service, all required escrow and reserve payments, lender-approved operating expenses at the 9000 Sunset Boulevard Property and, if a mezzanine loan permitted under the loan documents is outstanding, the payment of the monthly required debt service under such mezzanine loan. So long as no event of default is continuing, all amounts remaining after payment of such amounts will be deposited into a cash collateral account. A "CASH MANAGEMENT PERIOD" will be continuing (i) during the continuance of an event of default or (ii) if as of any calendar quarter the debt service coverage ratio is less than
     1.05x.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -49-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 9000 SUNSET BOULEVARD
--------------------------------------------------------------------------------

o    PROPERTY MANAGEMENT. Mani Brothers LLC, an affiliate of the 9000 Sunset
     Boulevard Borrower, is the property manager for the 9000 Sunset Boulevard
     Property. The lender may replace the property manager (i) if an event of default under the loan agreement is continuing, (ii) if the manager is in material default under the management agreement, (iii) if as of any calendar quarter the debt service coverage ratio is less than 1.05x or (iv)
     upon the gross negligence, malfeasance or willful misconduct of the manager. The annual management fee is 3.0% of gross revenues from the 9000
     Sunset Boulevard Property, payable in monthly installments.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Although there is no mezzanine loan or subordinate indebtedness in place, the 9000 Sunset Boulevard Loan permits a future mezzanine loan subject to satisfaction of certain conditions set forth in the loan documents, including but not limited to,
     (i) such mezzanine loan is from an approved mezzanine lender, (ii) the combined loan to then "as-is" appraised value of the 9000 Sunset Boulevard
     Property is less than 77%, (iii) the combined DSCR on the 9000 Sunset
     Boulevard Loan and the proposed mezzanine loan is no less than 1.05x, (iv)
     the proposed mezzanine loan has a term expiring on or after the stated
     maturity date of the 9000 Sunset Boulevard Loan, (v) the mezzanine lender enters into an intercreditor agreement with the lender which is reasonably acceptable to the rating agencies, (vi) the proposed mezzanine loan is secured only by collateral that is not collateral of the 9000 Sunset
     Boulevard Loan, (vii) the proposed mezzanine loan creates no obligations
     (other than consent and/or approval obligations and other de minimis obligations) or liabilities on the part of the borrower and results in no liens on the 9000 Sunset Boulevard Property, (viii) if the proposed mezzanine loan bears interest at a floating rate, such proposed mezzanine loan documents will require an interest rate cap to be maintained during the term of such proposed mezzanine loan at a fixed strike price, (ix) 9000
     Sunset Borrower will deposit with lender an amount equal to one month's real estate taxes and insurance premiums and one month's debt service to be held in a reserve account for so long as such proposed mezzanine loan is outstanding, (x) the proposed mezzanine loan is otherwise evidenced by loan documents reasonably approved by the lender and (xi) the proposed mezzanine loan will not result in the downgrade, qualification or withdrawal of the ratings of the certificates.

o    TERRORISM INSURANCE. The 9000 Sunset Boulevard Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the borrowers to maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the 9000 Sunset
     Boulevard Property, provided that such coverage is available. In the event terrorism insurance is not included as port of the "all risk" property policy, the borrower will be required to purchase terrorism insurance at a cost up to an amount which is equal to 150% of the aggregate amount of insurance premiums paid for property insurance coverage for the last policy year in which coverage for terrorism was included as part of the "all risk"
     property policy, adjusted annually by a percentage equal to the increase in the "consumer price index" (the "TERRORISM PREMIUM CAP"). If the insurance premiums for such policy exceed the Terrorism Premium Cap, the lender may, at its option (1) purchase such stand-alone terrorism insurance policy, and require that the borrowers pay the portion of the premiums equal to the
     Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium
     Cap. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The
     Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties
     May Adversely Affect Payments on Your Certificates" in the prospectus supplement.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -50-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

    The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -51-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

    The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -52-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           38
Location (City/State)                                                    Various
Property Type                                                  Industrial/Office
Size (sf)                                                              9,042,097
Percentage Leased as of August 1, 2007                                      100%
Year Built                                                               Various
Appraisal Value                                                     $629,855,000
Underwritten Occupancy                                                     97.0%
Underwritten Revenues                                                $52,536,306
Underwritten Total Expenses                                           $1,576,089
Underwritten Net Operating Income (NOI)                              $50,960,217
Underwritten Net Cash Flow (NCF)                                     $49,030,304

                            MORTGAGE LOAN INFORMATION

Originator                                                                  GSMC
Cut-off Date Principal Balance                                       $67,709,413
Cut-off Date Principal Balance PSF(1)                                     $52.24
Percentage of Initial Mortgage Pool Balance                                 2.5%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             6.383%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio(1)                                                  75.0%
LTV Ratio at Maturity(1)                                                   75.0%
Underwritten DSCR on NOI(1)                                                1.66x
Underwritten DSCR on NCF(1)                                                1.60x

----------
(1)  Calculated based on the entire $472,391,250 USFS Industrial Distribution
     Portfolio Whole Loan.

o    THE LOAN. The mortgage loan (the "USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
     LOAN") is a pari passu portion of a whole mortgage loan (the "USFS
     INDUSTRIAL DISTRIBUTION PORTFOLIO WHOLE LOAN") evidenced by six notes in the aggregate original principal amount of $472,391,250 and is secured by a first mortgage encumbering 37 industrial warehouse/distribution properties and one office property located in 25 states (the "USFS INDUSTRIAL
     DISTRIBUTION PORTFOLIO PROPERTIES"). The USFS Industrial Distribution
     Portfolio Whole Loan was jointly originated by Goldman Sachs Mortgage
     Company, German American Capital Corporation, Citigroup Global Markets
     Realty Corp., Morgan Stanley Mortgage Capital Holdings LLC and JPMorgan
     Chase Bank, N.A. The USFS Industrial Distribution Portfolio Loan represents approximately 2.5% of the initial mortgage pool balance and approximately
     2.8% of the initial sub-pool 1 balance, had an original principal balance and has an outstanding principal balance as of the cut-off date of
     $67,709,413, and an interest rate of 6.383%. The proceeds of the USFS
     Industrial Distribution Portfolio Whole Loan were used to acquire the USFS
     Industrial Distribution Portfolio Properties.

     The five pari passu companion loans to the USFS Industrial Distribution
     Portfolio Loan are each evidenced by a separate pari passu note with a principal balance as of the cut-off date as follows: (i) an $89,754,335 note currently included in the COMM 2007-C9 Mortgage Trust Commercial
     Mortgage Pass-Through Certificates securitization ("COMM 2007-C9"), (ii) an
     $89,754,338 note currently owned by Citigroup Global Markets Realty Corp.,
     (iii) an $89,754,338 note currently owned by Morgan Stanley Mortgage
     Capital Holdings LLC, (iv) a $67,709,413 note currently included in the
     J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC20
     securitization and (v) a $67,709,413 note currently owned by German
     American Capital Corporation (collectively, the "USFS INDUSTRIAL
     DISTRIBUTION PORTFOLIO COMPANION LOANS"). The USFS Industrial Distribution
     Portfolio Companion Loans will not be assets of the trust. The USFS
     Industrial Distribution Portfolio Loan and the USFS Industrial Distribution
     Portfolio Companion Loans are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage
     Pool--Split Loan Structure" and will be serviced pursuant to the terms of a pooling and servicing agreement entered into in connection with the COMM
     2007-C9 securitization.

     The USFS Industrial Distribution Portfolio Loan had an initial term of 120 months and has a remaining term of 118 months. The USFS Industrial
     Distribution Portfolio Loan requires payments of interest only during its entire term. The scheduled maturity date is the payment date in August
     2017. Voluntary prepayment of the USFS Industrial Distribution Portfolio
     Loan is prohibited prior to the earlier of (i) the securitization closing date on which the USFS Industrial Distribution Portfolio Whole Loan has
     been securitized and (ii) the payment date in August 2008. Defeasance with
     United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -53-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

     the securitization closing date on which the USFS Industrial Distribution
     Portfolio Whole Loan has been securitized, until January 31, 2017.

o    THE PROPERTIES. The USFS Industrial Distribution Portfolio Properties
     consist of 37 warehouse distribution centers and one office building comprising approximately 9.0 million sf located in 25 states throughout the continental United States. The USFS Industrial Distribution Portfolio
     Properties were built between 1950 and 2001 and are used to service approximately 250,000 customers ranging from independent food service establishments to multi-national companies. The USFS Industrial
     Distribution Portfolio Properties are 100% leased to U.S. Foodservice, Inc.
     ("U.S. FOODSERVICE"), an affiliate of the borrower and the second largest food distributor in the United States, under a 20-year absolute triple net unitary master lease at an initial in-place rental rate of $5.82 psf. The
     USFS Industrial Distribution Portfolio Properties accounted for approximately 60% of U.S. Foodservice's 2006 Four Wall EBITDAR.

     Approximately 62% of the nrsf of each of the USFS Industrial Distribution
     Portfolio Properties is utilized for dry storage (includes office and dock space), approximately 17% of the nrsf is utilized for warehouse cooler storage and approximately 21% of nrsf is utilized for warehouse freezer storage. The USFS Industrial Distribution Portfolio Properties offer ceiling heights ranging from 14 feet to 40 feet, with an average of 30 feet, and have 2 to 67 dock doors with an average of 32 dock doors per property.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -54-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

     The following tables present certain information relating to the USFS
     Industrial Distribution Portfolio Properties:

                                                       ALLOCATED LOAN    APPRAISED        YEAR
         PROPERTY NAME                CITY/STATE           AMOUNT         VALUE(1)   BUILT/RENOVATED   NRSF(1)   OCCUPANCY
-------------------------------  --------------------  --------------  ------------  ---------------  ---------  ---------

15155 Northam Street             La Mirada, CA          $ 45,375,000   $ 60,500,000  1995/2000, 2005    436,739    100.0%
120 Longs Pond Road              Lexington, SC            27,750,000     37,000,000  1988/1992, 2004    504,627    100.0
7004 E. Hanna Avenue             Tampa, FL                23,700,000     31,600,000     1989/2006       336,634    100.0
1685 W. Cheyenne Avenue          North Las Vegas, NV      23,250,000     31,000,000       1997          307,790    100.0
7801 Statesville Road            Charlotte, NC            22,672,500     30,230,000     1992/1997       427,894    100.0
300 Lawrence Dr.                 Livermore, CA            21,525,000     28,700,000     1992/2002       330,250    100.0
4550 W. Buckeye Road             Phoenix, AZ              20,865,000     27,820,000     1989/1998       313,900    100.0
8024 Telegraph Road              Severn, MD               19,800,000     26,400,000     1989/1998       346,271    100.0
10211 North IH 35                Oklahoma City, OK        19,575,000     26,100,000     1999/2007       321,769    100.0
7598 NW 6th Avenue               Boca Raton, FL           18,750,000     25,000,000       1993          172,200    100.0
11994 Livingston Road            Manassas, VA             17,925,000     23,900,000   1985/various      287,080    100.0
1500 NC Hwy 39                   Zebulon, NC              16,762,500     22,350,000     1996/2007       394,065    100.0
28001 Napier Road                Wixom, MI                13,500,000     18,000,000       1999          286,800    100.0
11955 E. Peakview Ave.           Centennial, CO           12,825,000     17,100,000     1987/1998       381,032    100.0
12301 Cumberland Road            Fishers, IN              12,375,000     16,500,000       1998          229,062    100.0
1899 N U.S. Hwy 1                Ormond Beach, FL         11,625,000     15,500,000     1986-1998       202,143    100.0
222 Otrobando Ave. P.O. Box 103  Yantic (Norwich), CT     11,250,000     15,000,000  1950, 1995/1999    240,609    100.0
9605 54th Avenue North           Plymouth, MN             11,250,000     15,000,000       1986          219,530    100.0
W137 N9245 Highway 45            Menomonee Falls, WI      10,650,000     14,200,000     1982/1988       172,826    100.0
950 South Shiloh Road            Garland, TX              10,125,000     13,500,000     1989/2007       357,370    100.0
& 1992 Forest Lane
111 Alliant Drive                Houston, TX               9,900,000     13,200,000       2001          167,939    100.0
755 Pierce Road                  Clifton Park, NY          8,850,000     11,800,000     1986/1996       150,000    100.0
40 Fort Lewis Boulevard          Salem, VA                 8,850,000     11,800,000     1972/2002       356,178    100.0
8000 Bavaria Road                Twinsburg, OH             8,287,500     11,050,000     1991/2005       167,575    100.0
10410 S. 50th Place              Phoenix, AZ               7,620,000     10,160,000       1985           62,388    100.0
1 Quality Lane                   Streator, IL              7,275,000      9,700,000     1978/1995       155,100    100.0
2850 Selma Highway               Montgomery, AL            6,892,500      9,190,000     1965/1999       304,112    100.0
5445 Spellmire Drive             Cincinnati, OH            5,947,500      7,930,000       1988          203,958    100.0
1350/1400 N. 10th Street         Paducah, KY               5,568,750      7,425,000     1976/1998       155,994    100.0
1044/1045 Garden Street          Greensburg, PA            5,445,000      7,260,000     1956/2006       323,900    100.0
4601 32nd Ave S                  Grand Forks, ND           5,306,250      7,075,000     1994/2004       119,220    100.0
5353 Nathan Lane North           Plymouth, MN              4,181,250      5,575,000     1990/2007        79,855    100.0
125 Gardenville Parkway West     Cheektowaga, NY           3,975,000      5,300,000  1969-1998/2007     150,104    100.0
6315 John J Pershing Drive       Omaha, NE                 3,225,000      4,300,000     1990/2003       107,000    100.0
3500 Saratoga Ave                Bismarck, ND              2,887,500      3,850,000  1996/2005, 2006     65,800    100.0
333-340 North Claremont Avenue   Chicago, IL               2,700,000      3,600,000       1960           47,700    100.0
2575 Virginia Avenue             Hurricane, WV             2,700,000      3,600,000   1969/various      137,337    100.0
345 Kino Drive                   Tucson, AZ                1,230,000      1,640,000     1960/2001        19,346    100.0
                                                        ------------   ------------                   ---------    -----
TOTAL / WEIGHTED AVERAGE                                $472,391,250   $629,855,000                   9,042,097    100.0%
                                                        ============   ============                   =========    =====

----------
(1)  Construction for the expansion of the following properties are currently in various stages of completion: 1685 West Cheyenne Avenue (North Las Vegas,
     NV), 10211 North IH 35 (Oklahoma City, OK), 1500 NC Hwy 39 (Zebulon, NC)
     and 950 South Shiloh Road & 1992 Forest Lane (Garland, TX). Square footage figures for each of the above properties, with the exception of the 1685
     West Cheyenne Avenue property (which has only recently commenced construction), include the expansion space. However, while any expansion space within the USFS Industrial Distribution Portfolio Properties provides additional collateral for the USFS Industrial Distribution Portfolio Loan,
     appraised value and LTV statistics do not attribute any value to any expansion space planned, currently in progress or near completion.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -55-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
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                                                % OF                              DRY
                                              PORTFOLIO                         STORAGE  COOLER  FREEZER  CEILING
                                   PROPERTY   FOUR WALL  2006 SALES              % OF     % OF     % OF    HEIGHT     BAY
       PROPERTY NAME                 TYPE    EBITDAR(1)     PSF         NRSF    NRSF(2)   NRSF    NRSF    (FEET)(3)  DOORS
-------------------------------  ----------  ----------  ----------  ---------  -------  ------  -------  ---------  -----

15155 Northam Street             Industrial     5.78%     $1,179.93    436,739     57%     15%      27%       40       57
120 Longs Pond Road              Industrial    11.14       1,204.24    504,627     50      16       35        40       56
7004 E. Hanna Avenue             Industrial     3.60         891.30    336,634     53      23       23        35       34
1685 W. Cheyenne Avenue          Industrial     4.32       1,255.98    307,790     65      16       19        30       46
7801 Statesville Road            Industrial     3.22       1,107.86    427,894     55      21       24        40       67
300 Lawrence Dr.                 Industrial     5.27       1,500.47    330,250     62      16       22        30       36
4550 W. Buckeye Road             Industrial     4.66       1,286.98    313,900     58      14       28        32       40
8024 Telegraph Road              Industrial     2.60       1,109.30    346,271     59      18       23        35       43
10211 North IH 35                Industrial     2.95         871.60    321,769     63      13       24        36       41
7598 NW 6th Avenue               Industrial     0.78         861.43    172,200     59      20       21        32       30
11994 Livingston Road            Industrial     3.29         870.44    287,080     59      21       20        43       42
1500 NC Hwy 39                   Industrial     6.66       1,082.52    394,065     64      13       23        40       47
28001 Napier Road                Industrial     1.91       1,192.35    286,800     59      21       20        35        7
11955 E. Peakview Ave.           Industrial     4.66         982.36    381,032     70      20       10        35       39
12301 Cumberland Road            Industrial     2.83         931.11    229,062     65      14       22        28       36
1899 N U.S. Hwy 1                Industrial     2.59       1,116.21    202,143     51      17       32        27       46
222 Otrobando Ave. P.O. Box 103  Industrial     0.86         741.90    240,609     81       6       13        44       39
9605 54th Avenue North           Industrial     3.03       1,318.02    219,530     70       6       24        30       25
W137 N9245 Highway 45            Industrial     0.37         591.92    172,826     57      19       24        30       22
950 South Shiloh Road
   & 1992 Forest Lane            Industrial     3.18         891.75    357,370     59      15       26        27       28
111 Alliant Drive                Industrial     0.91         854.43    167,939     54      27       19        34       29
755 Pierce Road                  Industrial     3.14       1,631.52    150,000     47      23       31        33       33
40 Fort Lewis Boulevard          Industrial     4.56         958.93    356,178     60      13       27        32       56
8000 Bavaria Road                Industrial     1.21       1,048.76    167,575     46      30       24        28       29
10410 S. 50th Place                Office      -4.22          NA        62,388     NA      NA       NA        NA       NA
1 Quality Lane                   Industrial     0.84       1,622.31    155,100     46      29       26        27       26
2850 Selma Highway               Industrial     5.61       1,440.65    304,112     62      10       27        38       55
5445 Spellmire Drive             Industrial     2.74       1,018.23    203,958     58      15       27        35       30
1350/1400 N. 10th Street         Industrial     1.37       1,077.68    155,994     63      18       19        36       22
1044/1045 Garden Street          Industrial     3.57         696.31    323,900     81       6       12        30       30
4601 32nd Ave S                  Industrial     2.13       1,207.46    119,220     22      23       22        31       11
5353 Nathan Lane North           Industrial      NA           NA        79,855    100       0        0        24        6
125 Gardenville Parkway West     Industrial     0.92         979.20    150,104     67       8       25        32       25
6315 John J Pershing Drive       Industrial     0.75       1,240.96    107,000     63      15       22        24       18
3500 Saratoga Ave                Industrial      NA           NA        65,800     64      22       14        31       12
333-340 North Claremont
   Avenue                        Industrial     1.07       2,217.80     47,700     40      47       13        14        4
2575 Virginia Avenue             Industrial     1.59         855.78    137,337     70       9       20        32       17
345 Kino Drive                   Industrial     0.23         410.09     19,346     54      41        5        16        2
                                              -----       ---------  ---------    ---     ---      ---       ---      ---
TOTAL / WEIGHTED AVERAGE                      100.0%      $1,058.18  9,042,097     62%     17%      21%       30       32
                                              =====       =========  =========    ===     ===      ===       ===      ===

----------
(1)  Four Wall EBITDAR is defined as earnings from operations (after deducting compensation payable directly or indirectly to employees in the nature of regular salaries, wages and bonuses), plus, to the extent deducted in determining such earnings: interest expense, income taxes, depreciation and amortization, any rental expense on real property, corporate-level overhead expense, royalty charges from affiliates, pre-opening expenses and restructuring expenses, provisions for impairments, closings and disposals, and any non-cash charges. Total 2006 Four Wall EBITDAR for the USFS
     Industrial Distribution Portfolio Properties was reported to equal approximately $473,736,454.

(2)  Dry Storage allocation includes dry storage, dock space and office space.

(3)  Ceiling height only applies to distribution space height.

o    THE MASTER LEASE. The sole tenant, U.S. Foodservice, is subject to a
     20-year absolute triple net unitary master lease (the "U.S. FOODSERVICE
     LEASE") expiring on July 31, 2027 at an initial NNN base rent of
     $52,585,051 and an average NNN base rent during the USFS Industrial
     Distribution Portfolio Whole Loan term of $55,214,304. The U.S. Foodservice
     Lease is structured with contractual rent increases of 10% on the fifth, tenth and fifteenth anniversary dates of the lease commencement date in
     July 2007. The contractual rent rate for the USFS Industrial Distribution
     Portfolio Properties was determined in accordance with the alternate use market rent for each USFS Industrial Distribution Portfolio Property as concluded by the appraisers. The U.S. Foodservice Lease does not contain any extension options or termination options. U.S. Foodservice is responsible for payments for all real estate taxes, insurance premiums, real estate operating expenses and capital expenditures. See "Risk
     Factors--Risks Related to the Underlying Mortgage Loans--Conflicts of
     Interest--Conflicts Where

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -56-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

     a Mortgage Loan Seller, Borrower or its Affiliate is a Tenant at the
     Mortgaged Property" in the prospectus supplement.

     The following table presents certain information relating to the U.S.
     Foodservice Lease:

                        BASE LEASE TERM SCHEDULE OF RENT

                           TOTAL NNN
YEAR             NRSF      BASE RENT    BASE RENT PSF
-----------   ---------   -----------   -------------
Years 1-5     9,042,097   $52,585,051       $5.82
Years 6-10    9,042,097   $57,843,556       $6.40
Years 11-15   9,042,097   $63,627,911       $7.04
Years 15-20   9,042,097   $69,990,703       $7.74

o    THE BORROWER. The borrower is USF Propco I, LLC, a single-purpose entity that is wholly owned by U.S. Foodservice. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the USFS Industrial Distribution Portfolio Whole Loan. U.S. Foodservice is
     the guarantor of certain non-recourse carve-outs under the USFS Industrial
     Distribution Portfolio Whole Loan.

o    HOLDBACK AND RESERVES. At origination, the borrower deposited $2,556,875 into a holdback account and will make disbursements from that account to pay for the costs of certain environmental testing and any resulting remediation. The holdback amount represents 125% of the environmental consultant's estimate of related costs. The holdback amount may be disbursed from time to time, provided that in no event may any environmental testing amount allocated for a specific USFS Industrial
     Distribution Portfolio Property be reduced to less than 20% of its original amount prior to the final disbursement.

     On September 1, 2007, the borrower deposited $4,382,088 (the amount equal to one month of base rent under the U.S. Foodservice Lease) into a reserve account, to be held as additional collateral for the USFS Industrial
     Distribution Portfolio Loan. The loan documents provide for monthly reserves for real estate taxes, insurance and ground rents from and after the occurrence of an event of default.

o    LOCKBOX AND CASH MANAGEMENT. The USFS Industrial Distribution Portfolio
     Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct U.S. Foodservice to pay its rents directly to a lender-controlled lockbox account, which amounts are then swept into a lender-controlled account. The loan documents also require that all cash revenues relating to the property and all other money received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day, all funds on deposit in the lockbox account are swept to a cash management account under the control of the lender. Provided no event of default under the USFS
     Industrial Distribution Portfolio Loan is continuing, all funds in the lockbox account in excess of the monthly debt service and all other amounts then due to the lender will be remitted to an account specified by the borrower on each day a payment of base rent under the U.S. Foodservice
     Lease is made to the lockbox account. During the continuance of an event of default under the USFS Industrial Distribution Portfolio Loan, after payment to reserve accounts, the lender may apply any funds in the lockbox account to the obligations of the borrowers under the USFS Industrial
     Distribution Portfolio Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The USFS Industrial Distribution Portfolio Properties
     are currently managed by U.S. Foodservice.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -57-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

o    RELEASE OF COLLATERAL. Provided no event of default is then continuing under the USFS Industrial Distribution Portfolio Loan, at any time beginning the earlier of (a) August 1, 2008 and (b) the securitization closing date on which the USFS Industrial Distribution Portfolio Whole Loan has been securitized, until the date that is two years from the securitization closing date on which the USFS Industrial Distribution
     Portfolio Whole Loan has been securitized, the borrower may obtain the release of one or more of the USFS Industrial Distribution Portfolio
     Properties from the liens of the loan documents in connection with the sale or transfer of the property for fair market value to a third party or any special purpose entity or affiliate thereof, provided that, among other things, (i) at the time of the release, borrower makes a prepayment of the
     USFS Industrial Distribution Portfolio Loan in an amount equal to the greater of (x) 90% of the net proceeds from the sale and (y) 110% of the portion of the USFS Industrial Distribution Portfolio Loan allocable to the released property, which prepayment must be accompanied by a yield maintenance premium, (ii) after giving effect to the release, the debt service coverage ratio of the remaining USFS Industrial Distribution
     Portfolio Properties is greater than or equal to the greater of (x) the debt service coverage ratio at origination and (y) 80% of the debt service coverage ratio immediately prior to the release, and (iii) after giving effect to the release, the loan-to-value ratio of the remaining USFS
     Industrial Distribution Portfolio Properties is equal to or less than the loan-to-value ratio at origination.

     Provided no event of default is then continuing under the USFS Industrial
     Distribution Portfolio Loan, at any time beginning two years from the date of securitization of the USFS Industrial Distribution Portfolio Whole Loan
     until January 31, 2017, the borrower may obtain the release of one or more of the USFS Industrial Distribution Portfolio Properties from the liens of the loan documents in connection with the sale or transfer of the property for fair market value to a third party or any special purpose entity or affiliate thereof, provided that, among other things, (i) at the time of the release, borrower delivers defeasance collateral in an amount equal to the greater of (x) 90% of the net proceeds from the sale and (y) 110% of the portion of the USFS Industrial Distribution Portfolio Loan allocable to the released property, (ii) after giving effect to the release, the debt service coverage ratio of the remaining USFS Industrial Distribution
     Portfolio Properties is greater than or equal to the greater of (x) the debt service coverage ratio at origination and (y) 80% of the debt service coverage ratio immediately prior to the release, (iii) after giving effect to the release, the loan-to-value ratio of the remaining USFS Industrial
     Distribution Portfolio Properties is equal to or less than the loan-to-value ratio at origination and (iv) each rating agency confirms in writing that the release will not cause the downgrade, withdrawal or qualification of the then current ratings of any of the series 2007-GG11 certificates.

     If the debt service coverage ratio or loan-to-value ratio requirements set forth above are not satisfied at the time of a release, the borrower may prepay (including payment of a yield maintenance premium) or defease, as applicable, a portion of the principal balance of the USFS Industrial
     Distribution Portfolio Loan equal to the amount that would be necessary in order for the requirements to be satisfied.

o    SUBSTITUTION OF COLLATERAL. Provided no event of default is then continuing under the USFS Industrial Distribution Portfolio Loan, the borrower may at any time substitute individual USFS Industrial Distribution Portfolio
     Properties with other qualified properties in connection with the sale or transfer of the released property for fair market value to a third party or any special purpose entity or affiliate thereof, subject to the requirements set forth in the loan agreement, including the following: (i)
     substitutions are limited to USFS Industrial Distribution Portfolio
     Properties whose aggregate release amounts do not exceed 30% of the USFS
     Industrial Distribution Portfolio Whole Loan, (ii) after giving effect to the substitution, the aggregate release amounts of the USFS Industrial
     Distribution Portfolio Properties located in any single state do not exceed
     30% of the USFS Industrial Distribution Portfolio Whole Loan, (iii) after giving effect to the substitution, the debt service coverage ratio of the
     USFS Industrial Distribution Portfolio Properties is greater than or equal to the greater of (x) the debt service coverage ratio at origination and
     (y) 80% of the debt service coverage ratio immediately prior to the substitution, (iv) after giving effect to the release, the loan-to-value ratio of the USFS

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -58-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - USFS INDUSTRIAL DISTRIBUTION PORTFOLIO
--------------------------------------------------------------------------------

     Industrial Distribution Portfolio Properties is equal to or greater than the lesser of (x) the loan-to-value ratio at origination and (y) the loan-to-value ratio immediately prior to the substitution, and (v) each rating agency confirms in writing that the substitution will not cause the downgrade, withdrawal or qualification of the then current ratings of any of the series 2007-GG11 certificates.

     If the debt service coverage ratio or loan-to-value ratio requirements set forth above are not satisfied at the time of a substitution, the borrower may prepay (including payment of a yield maintenance premium) or defease, as applicable, a portion of the principal balance of the USFS Industrial
     Distribution Portfolio Loan equal to the amount that would be necessary in order for the requirements to be satisfied.

o    TERRORISM INSURANCE. The loan documents require the USFS Industrial
     Distribution Portfolio Properties to be insured against acts of terrorism in an amount equal to 110% of the portion of the USFS Industrial
     Distribution Portfolio Loan allocable to the USFS Industrial Distribution
     Portfolio Property with the largest allocated principal balance at any given time and having a deductible not greater than $500,000, as well as business interruption insurance covering the 18-month period from the occurrence of a casualty. The borrower may obtain terrorism insurance with lesser coverage or a greater deductible, on a blanket basis, if each rating agency confirms in writing that the insurance will not cause the qualification, withdrawal or qualification of the then current ratings of any of the series 2007-GG11 certificates. The maximum amount that the borrower is required to pay in terrorism insurance premiums is $200,000.
     The borrowers are permitted to maintain such terrorism coverage through a blanket policy. See "Risk Factors--Risks Related to the Underlying Mortgage
     Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
     Properties May Adversely Affect Payments on Your Certificates" in the
     prospectus supplement.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -59-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 292 MADISON AVENUE
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -60-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 292 MADISON AVENUE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -61-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 292 MADISON AVENUE
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                         New York, New York
Property Type                                                            Land(1)
Building NRSF(2)                                                         182,738
Percentage Leased as of July 20, 2007                                     100.0%
Year Built/Year Renovated(3)                                          1923 / NAP
Appraisal Value                                                      $80,000,000
Underwritten Occupancy                                                       NAP
Underwritten Revenues(4)                                              $4,436,459
Underwritten Total Expenses                                                   $0
Underwritten Net Operating Income (NOI)(4)                            $4,436,459
Underwritten Net Cash Flow (NCF)(4)                                   $4,436,459

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                       $59,098,946
Cut-off Date Principal Balance PSF(5)                                    $323.41
Percentage of Initial Mortgage Pool Balance                                 2.2%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             6.170%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     73.9%
LTV Ratio at Maturity                                                      73.9%
Underwritten DSCR on NOI(4)                                                1.20x
Underwritten DSCR on NCF(4)                                                1.20x

----------
(1)  The mortgage loan is secured by the borrower's fee simple interest in the land, but not the improvements.

(2)  Building NRSF represents the approximate square footage of the improvements to the land securing the 292 Madison Avenue Loan; the improvements are not part of the collateral securing the 292 Madison Avenue Loan.

(3)  Year Built/Year Renovated represent the years the improvements to the land were constructed and renovated.

(4)  Base revenues based on the average ground rent payments from years 11-20.
     The current DSCR based on the current rent payment of $2,450,000 per annum is 0.66x.

(5)  Based on Building NRSF of 182,738 sf.

o    THE LOAN. The mortgage loan (the "292 MADISON AVENUE LOAN") is evidenced by a note in the original principal amount of $59,098,946 and is secured by a first mortgage encumbering the fee interest in the property located at 292
     Madison Avenue in New York, New York (the "292 MADISON AVENUE PROPERTY").
     The 292 Madison Avenue Loan was originated by Goldman Sachs Commercial
     Mortgage Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage
     Company. The 292 Madison Avenue Loan was originated on July 20, 2007 and represents approximately 2.2% of the initial mortgage pool balance and approximately 2.4% of the initial sub-pool 1 balance. The note evidencing the 292 Madison Avenue Loan had an original principal balance and has a principal balance as of the cut-off date of $59,098,946 and an interest rate of 6.17%. The proceeds of the 292 Madison Avenue Loan were used to acquire the 292 Madison Avenue Property.

     The 292 Madison Avenue Loan had an initial term of 120 months and has a remaining term of 118 months. The 292 Madison Avenue Loan requires payments of interest only until maturity. The scheduled maturity date is the payment date in August 2017. Voluntary prepayment of the 292 Madison Avenue Loan is prohibited prior to the payment date in May 2017. Defeasance with AAA-rated
     US government securities is permitted at any time after the second anniversary of the securitization closing date.

o    THE PROPERTY. The 292 Madison Avenue Property is comprised of the fee interest in the land under a 26 story, 182,738 sf office building located at the southwest corner of East 41st Street and Madison Avenue in the Grand
     Central submarket of Manhattan. The building was constructed in 1923 and includes 7,000 sf of retail space.

     The fee interest in the 292 Madison Avenue Property is or will be indirectly owned by Gramercy Capital Corp. The borrower is the lessor under a ground lease of the 292 Madison Property, which has a 70-year term with no extension options, and Metropolitan 292 Madison Avenue Leasehold LLC is
     the lessee under such ground lease. The base rent payable by the lessee under the ground lease is $2,450,000/year for the first 30 months of the term and increases by 28.6% to $3,150,000/year for the next 30 months. The rent will then increase by 11.1% to $3,500,000/year in year six and continue to increase annually by 2.5% every year thereafter to
     $4,945,408/year in the 20th year of the lease. After the 20th year of the lease, base rent increases annually by 2.5% except that the base rent will be adjusted during the 21st, 31st, 41st, 51st and 61st lease years

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -62-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 292 MADISON AVENUE
--------------------------------------------------------------------------------

     of the term, to the greater of 1.025 times the preceding year's rent, or 6%
     of the fair market value of the unimproved land.

     The following table presents certain information relating to the ground lease tenant at the 292 Madison Avenue Property:

                                 TENANT SUMMARY

                                                                              % OF TOTAL    ANNUAL UNDERWRITTEN
                                                                ANNUAL          ANNUAL           BASE RENT
                                                    % OF     UNDERWRITTEN    UNDERWRITTEN  ($ PER BUILDING NRSF)     LEASE
          TENANT NAME            BUILDING NRSF(1)   NRSF   BASE RENT ($)(2)   BASE RENT             (3)           EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Metropolitan 292 Madison Avenue
   Leasehold, LLC                     182,738      100.0%     $4,436,459        100.0%             $24.28          7/31/2077
                                      -------      -----      ----------        -----              ------
TOTAL                                 182,738      100.0%     $4,436,459        100.0%             $24.28
                                      =======      =====      ==========        =====              ======

----------
(1)  Building NRSF represents the approximate square footage of the improvements to the land securing the 292 Madison Avenue Loan; such improvements are not part of the collateral securing the 292 Madison Avenue Loan.

(2)  Annual Underwritten Base Rent based on the average ground rent payments from years 11-20. The base rent payable by the lessee under the ground lease is $2,450,000/year for the first 30 months of the term and increases by 28.6% to $3,150,000 for the next 30 months. The rent will then increase by 11.1% to $3,500,000 in year six and continue to increase annually by
     2.5% every year thereafter to $4,945,408.32/year in the 20th year of the lease. After the 20th year of the lease, base rent increases annually by
     2.5% except that the base rent will be adjusted during the 21st, 31st,
     41st, 51st and 61st lease years of the term, to the greater of 1.025 times the preceding year's rent, or 6% of the fair market value of the unimproved land.

(3)  Based on Building NRSF of 182,738 sf.

o    THE BORROWER. The borrower is GKK 292 Madison LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 292 Madison Avenue Loan. As presently structured, upon completion of the reverse like kind exchange described below, the borrower will be indirectly owned by Gramercy Capital Corp., a national commercial real estate finance company organized as a real estate investment trust.

o    ESCROWS. During the continuance of a 292 Madison Avenue Trigger Period, the loan documents require the reserve of monthly escrows for real estate taxes and insurance premium, with all excess cash reserved as additional collateral for the 292 Madison Avenue Loan. A "292 MADISON AVENUE TRIGGER
     PERIOD" means (i) any period during the continuance of an event of default under the ground lease, and (ii) any period during which the ground lease is no longer in effect. In the place of an interest reserve, Gramercy
     Capital Corp. has provided a $4,428,530.29 letter of credit in respect of interest shortfalls. Over the term of the 292 Madison Avenue Loan, the borrower has the right to reduce the amount of the letter of credit to the amount that would then be in the interest reserve required by the loan documents had such reserve been held in cash. The borrower may also replace the letter of credit in whole or in part with a guaranty by SL Green Realty
     Corp. or Gramercy Capital Corp., provided that the guarantor has, and continues to maintain, a senior unsecured public or private letter debt rating from Moody's or S&P of BBB- (or the equivalent) or higher and is not rated below BBB- (or the equivalent) by any rating agency that rates it.

o    LOCKBOX AND CASH MANAGEMENT. The 292 Madison Avenue Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the ground lessee to pay its rent directly to a lender-controlled lockbox account. At the end of each business day, provided that there is no event of default under the 292 Madison Avenue Loan and no 292 Madison
     Avenue Trigger Period is ongoing, all funds in the lockbox account in excess of the monthly debt service due on the next payment date will be remitted to an account specified by the borrower. During the existence of a
     292 Madison Avenue Trigger Period, funds in the lockbox account will be applied to pay the monthly debt service and any required reserves under the loan documents, and any excess will remain in the lockbox as additional collateral for the 292 Madison Avenue Loan. During the continuance of an event of default under the 292 Madison Avenue Loan, the lender may

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -63-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 292 MADISON AVENUE
--------------------------------------------------------------------------------

     apply any funds in the lockbox account to the obligations of the borrower under the 292 Madison Avenue Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The 292 Madison Avenue Property is currently managed by S.L. Green Management Corp., an affiliate of the borrower, pursuant to a management agreement. Under the management agreement, the borrower pays a management fee in the amount of $295,494.73 per year, which amount is subordinate to the 292 Madison Avenue Loan and accrues, without triggering a default under the management agreement, if income from the 292 Madison
     Avenue Property is insufficient to make such payment. The lender may require the borrower to replace the property manager if an event of default under the 292 Madison Avenue Loan has occurred, as a result of fraud or willful misconduct of the property manager, or if the property manager becomes insolvent.

o    1031 EXCHANGE. The fee interest in the 292 Madison Avenue Property was acquired with a view to using such interest as part of a tax deferred like kind exchange under section 1031 of the Internal Revenue Code. The equity interests in the borrower are indirectly wholly-owned by CDECRE, LLC, an affiliate of Chicago Deferred Exchange Corporation, pursuant to an exchange accommodation agreement with Gramercy Capital Corp. These equity interests will be transferred to Gramercy Capital Corp. and/or its affiliates no later than January 16, 2008 in connection with the completion of the exchange.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o    TERRORISM INSURANCE. The loan documents require that the borrower maintain
     (or cause to be maintained) coverage for terrorism in an amount equal to the full replacement cost of the 292 Madison Avenue Property. In the event that coverage for terrorism is not included as part the "all risk"
     insurance policy, the borrower will be required to maintain (or cause to be maintained) coverage for terrorism, in the form of stand alone coverage, in an amount equal to the full replacement cost of the 292 Madison Avenue
     Property. In addition, the borrower is required to maintain (or cause to be maintained) business interruption insurance covering a period of not less than 18 months from the occurrence of a casualty, plus an extended period of indemnity for 12 months after restoration. The borrower must maintain
     (or cause to be maintained) such terrorism coverage if the Terrorism Risk
     Insurance Act of 2002 ("TRIA") or a similar statute is in effect. If at any time TRIA or a similar statute is not in effect, coverage for terrorism is not included as part of the "all risk" insurance policy, and terrorism coverage is commercially available, the borrower is required to maintain
     (or cause to be maintained) such coverage, but is not required to pay a premium of more than 1.5 times the premium for the then-current property insurance premium payable with respect to the 292 Madison Avenue Property
     (less the portion of such premium that is allocable to terrorism insurance coverage). The borrower is permitted to maintain (or cause to be maintained) such terrorism coverage through a blanket policy. See "Risk
     Factors--Risks Relating to the Underlying Mortgage Loans - The Absence of
     the Inadequacy of Insurance Coverage on the Mortgaged Properties May
     Adversely Affect Payments on Your Certificates" in the prospectus supplement.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -64-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HYATT REGENCY MILWAUKEE
--------------------------------------------------------------------------------

                                [PHOTO OMIITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -65-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HYATT REGENCY MILWAUKEE
--------------------------------------------------------------------------------

                                 [MAP OMIITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -66-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HYATT REGENCY MILWAUKEE
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                       Milwaukee, Wisconsin
Property Type                                                        Hospitality
Size (Rooms)                                                                 483
Percentage Occupancy as of June 30, 2007                                   69.8%
Year Built / Renovated                                               1980 / 2007
Appraisal Value(1)                                                   $48,900,000
Underwritten Occupancy                                                     70.0%
Underwritten Revenues(2)                                             $24,327,055
Underwritten Total Expenses(2)                                       $18,033,295
Underwritten Net Oper. Income (NOI)                                   $6,293,760
Underwritten In Place Cash Flow (IPCF)(2)                             $4,688,377
Underwritten Net Cash Flow (NCF)(3)                                   $5,320,678

                            MORTGAGE LOAN INFORMATION

Originator                                                                  GCFP
Cut-off Date Principal Balance                                       $44,160,000
Cut-off Date Principal Balance PSF/Unit                               $91,428.57
Percentage of Initial Mortgage Pool Balance                                 1.6%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             6.949%
Original Term to Maturity (Months)                                            60
Original Amortization Term (Months)                        24 IO; 360 thereafter
Cut-off Date LTV Ratio(1)                                                  65.7%
LTV Ratio at Maturity (1)                                                  58.5%
Underwritten DSCR on NOI                                                   1.79x
Underwritten DSCR on IPCF(2)                                               1.34x
Underwritten DSCR on NCF(3)                                                1.52x

----------
(1)  The LTV presented for the Hyatt Regency Milwaukee Loan was calculated by dividing the cut-off principal balance of $44,160,000 by the sum of the as-is appraised value of $48,900,000 and the $18,358,000 letter of credit provided by the Hyatt Regency Milwaukee Borrower to be used for the Hyatt
     Regency Milwaukee PIP. Calculating the LTV ratio using the as-stabilized value of $73,200,000 (following the completion of the Hyatt Regency
     Milwaukee PIP) results in a 60.3% LTV. Calculating the LTV ratio using only the as-is value of $48,900,000 results in a 90.3% LTV.

(2)  IPCF is the Underwritten NOI based on the TTM RevPar of $75.54 through June
     2007.

(3)  NCF is the Underwritten NCF based on the appraiser's projected 2008-2009
     RevPar of $90.44. The appraiser's projections for increased cash flow were based on accounted for planned property renovations which include guestroom and bath renovations, lobby and restaurant upgrades, elevator enhancements, refurbishment of the building systems and window repair or replacement. The renovations will be funded by a letter of credit of $18,358,000 ($38,008 per key) that was pledged to lender at closing.

o    THE LOAN. The mortgage loan (the "HYATT REGENCY MILWAUKEE LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a
     483-room full-service hotel located on 333 West Kilbourn Avenue in downtown
     Milwaukee, Wisconsin (the "HYATT REGENCY MILWAUKEE PROPERTY"). The Hyatt
     Regency Milwaukee Loan represents approximately 1.6% of the initial mortgage pool balance and 1.8% of the initial sub-pool 1 balance. The Hyatt
     Regency Milwaukee Loan was originated on August 29, 2007, had an original principal balance and a principal balance as of the cut-off date of
     $44,160,000, and an interest rate of 6.949% per annum. The DSCR and LTV on the Hyatt Regency Milwaukee Loan are 1.52x and 65.7%, respectively. The proceeds of the Hyatt Regency Milwaukee Loan were used to acquire the Hyatt
     Regency Milwaukee Property at a total cost of $62,683,000, which will be applied to a purchase price of $44,500,000, an $18,358,000 letter of credit pledged to lender for the completion of the Hyatt Regency Milwaukee PIP (as defined below) and loan closing costs in the amount of $165,206.

     The Hyatt Regency Milwaukee Loan has an initial term of 60 months and a remaining term of 59 months. The Hyatt Regency Milwaukee Loan is interest-only for the first 24 months and amortizes thereafter on a
     360-month schedule, with required monthly payments of $292,286.60. The scheduled maturity date is September 6, 2012. Voluntary prepayment of the
     Hyatt Regency Milwaukee Loan is prohibited prior to the payment date of
     June 6, 2012 and is permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from November 6, 2009.

o    THE PROPERTY. The Hyatt Regency Milwaukee Property is an AAA three-diamond resort lodging facility located on 333 West Kilbourn Avenue, between North
     Old World 3rd and 4th Streets, in Milwaukee, Wisconsin. Situated on a
     2.8-acre parcel of land, the 22-story hotel building features 483 guestrooms, four food and beverage facilities, a fitness center, a business center, and a gift shop. The Hyatt Regency Milwaukee Property also offers
     19,907 sf of meeting space within 19 meeting rooms. At 9,990 sf, the
     Regency Ballroom is one of Milwaukee's largest hotel ballrooms and was renovated in 2006. The Hyatt Regency Milwaukee Property has a 99-year lease agreement with respect to the independently owned 750-space parking garage located next to the hotel. According to the terms of the agreement, the garage is required to have parking available to overnight guests as well as a reserve of up to 400 spaces available upon 48-hour notice.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -67-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HYATT REGENCY MILWAUKEE
--------------------------------------------------------------------------------

     The Hyatt Regency Milwaukee Property was built in 1980 and has undergone renovations over the past five years, including the addition of a new business center, a fitness center and a gift shop, a meeting space renovation and minor upgrades throughout the Hyatt Regency Milwaukee
     Property. In addition, approximately $18,358,000 has been budgeted for a property-wide renovation (the "HYATT REGENCY MILWAUKEE PIP"), which is being secured by an $18,358,000 letter of credit from Sumitomo Mitsui
     Banking Corporation. The Hyatt Regency Milwaukee PIP will include window repair or replacement, elevator enhancements, lobby and restaurant upgrades, refurbishment of the building systems, and guestroom and bath renovations. Rooms will be renovated on a floor-by-floor basis. The layout of the hotel is designed in a "wing" format allowing for specific wings to be closed off during renovation without affecting other wings. The Hyatt
     Regency Milwaukee PIP is anticipated to be completed by year-end 2008. The
     Hyatt Regency Milwaukee Sponsor (as defined below) has guaranteed the lien-free completion of the Hyatt Regency Milwaukee PIP in the loan documents.

     The Hyatt Regency Milwaukee Property is subject to an operating lease between the Hyatt Regency Milwaukee Borrower, as landlord, and Noble I
     Milwaukee Op Co, LLC, a Delaware limited liability company, as tenant, which is a single-purpose bankruptcy remote entity affiliated with the borrower.

     The following table presents certain historical operating performance relating to the Hyatt Regency Milwaukee Property:

     YEAR       AVERAGE DAILY RATE   OCCUPANCY %   REVPAR
-------------   ------------------   -----------   ------
2004                  $102.10           61.2%      $62.48
2005                  $104.88           65.1%      $68.28
2006                  $108.06           69.3%      $74.89
TTM - 6/30/07         $108.22           69.8%      $75.54
Underwritten          $129.20           70.0%      $90.44

o    THE BORROWER. The borrower is Noble I Milwaukee, LLC (the "HYATT REGENCY
     MILWAUKEE BORROWER"), a single asset, single member, special purpose bankruptcy remote Delaware limited liability company with an independent director. Legal counsel to the Hyatt Regency Milwaukee Borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt
     Regency Milwaukee Loan. The sole managing member of the borrower is Noble I
     Milwaukee Manager, Inc., a Delaware corporation, a special purpose bankruptcy remote entity, with an independent director. Noble Hospitality
     Fund, LLC (the "HYATT REGENCY MILWAUKEE SPONSOR") controls the Hyatt
     Regency Milwaukee Borrower. The Noble Investment Group has invested
     $8,000,000 in the Hyatt Regency Milwaukee Sponsor, its third private equity fund which closed in February of 2007 with $310,000,000 in equity commitments. The investment platform is a "value-added" lodging acquisition, re-development and special purpose new development strategy with a primary focus on first-tier markets in the United States, Mexico and
     Canada. The Hyatt Regency Milwaukee Loan has the standard non-recourse carveout obligations which have been provided by the Hyatt Regency
     Milwaukee Sponsor.

o    ESCROWS. The Hyatt Regency Milwaukee Loan documents provides for upfront and ongoing reserves as follows:

     Tax and Insurance Reserve: The Hyatt Regency Milwaukee Loan documents provide for the escrows of real estate taxes and insurance, however, the obligation to maintain such reserves is conditionally waived for so long as no event of default has occurred under the loan documents and the borrower pays all taxes and insurance premiums before delinquency.

     Capital Expense/FF&E Reserve: On each payment date, the Hyatt Regency
     Milwaukee Borrower is required to deposit one-twelfth of (i) 2% of the annual gross revenues of the property from October 6, 2008 through
     September 6, 2010 and (ii) 4% of annual gross revenues of the property thereafter. Funds in this reserve account will be used for ongoing capital expenses at the Hyatt Regency Milwaukee Property.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -68-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HYATT REGENCY MILWAUKEE
--------------------------------------------------------------------------------

     The Hyatt Regency Milwaukee Loan documents also provide for the deposit of a reserve in the amount of $18,358,000 to be allocated against the costs of a planned renovation of the property in accordance with a property improvement program under a franchise agreement with Hyatt Corporation. The
     Hyatt Regency Milwaukee Borrower has posted a letter of credit in the amount of $18,358,000 in lieu of a cash deposit. As the renovation work progresses, the Hyatt Regency Milwaukee Borrower has the right, subject to lender's consent, to periodically reduce the amount available under the letter of credit to an amount equal to the cost of the remaining renovation work to be completed.

o    LOCKBOX AND CASH MANAGEMENT. The Hyatt Regency Milwaukee Loan requires a hard lockbox, which is already in-place. The Hyatt Regency Milwaukee Loan documents require that all rents payable under the operating lease shall be directly deposited into a clearing account. Additionally, any rents received by the borrower must be deposited into the clearing account within two business days after receipt. On a daily basis, funds from the clearing account are swept into a borrower-controlled account, unless a Hyatt
     Regency Cash Management Period is in effect. A "HYATT REGENCY CASH
     MANAGEMENT PERIOD" is a period during which (i) an event of default (as defined in the loan documents) is continuing, until such event of default is cured, or (ii) the DSCR is less than 1.15x at any time after the second anniversary of the loan, until the DSCR is at least 1.15x for two consecutive calendar quarters. During the continuance of a Hyatt Regency
     Cash Management Period, all available cash after payment of debt service, any operating expenses payable by the borrower, and required reserves is required to be deposited into a lender-controlled account and held as additional cash collateral for the Hyatt Regency Milwaukee Loan and may be applied to prepay the Hyatt Regency Milwaukee Loan during the continuance of an event of default.

o    PROPERTY MANAGEMENT. The property manager for the Hyatt Regency Milwaukee
     Property is Noble Management Group, LLC, a Georgia limited liability company, under a management agreement between the operating tenant and the property manager. The property manager is an affiliate of the borrower and the operating tenant. The property manager receives (i) a management fee equal to 3% of the gross revenue and (ii) a monthly accounting fee of
     $3,500. The lender may replace the property manager if (i) an event of default is continuing under the loan, (ii) the property manager is in default under the management agreement, or (iii) the property manager acts with gross negligence, malfeasance or willful misconduct.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness. The loan documents permit mezzanine financing from an Approved Mezzanine Lender (as defined below) to the holder or holders of all of the direct and indirect ownership interests in the Hyatt
     Regency Milwaukee Borrower the proceeds of which shall be reinvested in the
     Hyatt Regency Milwaukee Property or which mezzanine financing is incurred in connection with a permitted transfer of the Hyatt Regency Milwaukee
     Property and assumption of the Hyatt Regency Milwaukee Loan; provided that the Approved Mezzanine Lender enters into an intercreditor agreement with lender, the borrower delivers written confirmation that the mezzanine loan will not have an adverse effect on any class of the GG11 certificates, at least 24 months has elapsed without any default having occurred under the
     Hyatt Regency Milwaukee Loan documents, and the approved mezzanine loan:
     (i) is in a principal amount which, when added to the principal amount of the Hyatt Regency Milwaukee Loan, does not exceed the lesser of (A) 70% of the "as-is" appraised value of the Hyatt Regency Milwaukee Property at the time the mezzanine loan is incurred as determined by an MAI appraiser selected by the lender, or (B) 70% of the sale price of the Hyatt Regency
     Milwaukee Property in connection with a permitted transfer and loan assumption; (ii) results in a minimum combined debt service coverage ratio of not less than 1.30x (taking into account both the mezzanine loan and the
     Hyatt Regency Milwaukee Loan), (iii) is secured only by a pledge of all or a portion of the direct and/or indirect ownership interests in the Hyatt
     Regency Milwaukee Borrower or any other collateral not mortgaged or pledged to the lender under the Hyatt Regency Milwaukee Loan; (iv) creates no obligations or liabilities on the part of the Hyatt Regency Milwaukee
     Borrower and results in no liens on any portion of the Hyatt Regency
     Milwaukee Property; (v) has a term expiring no later than the

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -69-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HYATT REGENCY MILWAUKEE
--------------------------------------------------------------------------------

     stated maturity date for the Hyatt Regency Milwaukee Loan; and (vi) is on terms and conditions reasonably acceptable to the lender under the Hyatt
     Regency Milwaukee Loan and evidenced by loan documents which have been reasonably approved by the lender under the Hyatt Regency Milwaukee Loan.
     An "APPROVED MEZZANINE LENDER" means any bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension advisory firm, mutual fund, government entity or plan, investment company or institution substantially similar to any of the foregoing, provided in each case that such institution: (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity in excess of $250,000,000, and (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties.

o    TERRORISM INSURANCE. The Hyatt Regency Milwaukee Loan documents require the borrower to obtain and maintain terrorism insurance in an amount equal to
     100% of the full replacement cost of the Hyatt Regency Milwaukee Property, provided that such coverage is available as part of the "all risk" property coverage. In the event that terrorism insurance is not included as part of the "all risk" property policy, the borrower is nevertheless required to obtain coverage for terrorism (as stand alone coverage) in an amount equal to 100% of the full replacement cost of Hyatt Regency Milwaukee Property, subject to a premium cap in an amount equal to 150% of the aggregate insurance premiums payable with respect to all the property insurance coverage for the last policy year in which coverage for terrorism was included as part of the "all risk" property policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk
     Factors--Risks Related to the Underlying Mortgage Loans-- The Absence of or
     Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely
     Affect Payments on Your Certificates" in the prospectus supplement.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -70-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ALCOA BUILDING
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -71-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ALCOA BUILDING
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -72-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ALCOA BUILDING
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                         Richmond, Virginia
Property Type                                                             Office
Size (sf)                                                                187,190
Percentage Leased as of September 1, 2007                                 100.0%
Year Built/Renovated                                             1968/2002, 2007
Appraisal Value                                                      $44,000,000
Underwritten Occupancy                                                     96.0%
Underwritten Revenues                                                 $3,684,630
Underwritten Total Expenses                                           $1,598,541
Underwritten Net Operating Income (NOI)                               $2,086,089
Underwritten In Place Cash Flow (IPCF)(1)                             $1,950,735
Underwritten Net Cash Flow (NCF)(2)                                   $1,950,735

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                       $38,100,000
Cut-off Date Principal Balance PSF/Unit                                  $203.54
Percentage of Initial Mortgage Pool Balance                                 1.4%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                              6.21%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                        60 IO; 360 thereafter
Cut-off Date LTV Ratio(3)                                                  51.3%
LTV Ratio at Maturity(4)                                                   74.5%
Underwritten DSCR on NOI(3)                                                1.26x
Underwritten DSCR on NCF and IPCF(3)(5)                                    1.18x

----------
(1)  IPCF is the Underwritten NCF, which is based upon leases in place as of
     September 1, 2007.

(2)  NCF is the Underwritten NCF, which is based upon leases in place as of
     September 1, 2007.

(3)  The cut-off date LTV Ratio, the Underwritten DSCR on NOI and the
     Underwritten DSCR on NCF are based on the $38,100,000 financing reduced by the $15,545,000 earnout described under "Earnout" below. Based on the entire $38,100,000 (not reduced by the $15,545,000 earnout), the cut-off date LTV Ratio is 86.6%, the Underwritten DSCR on NOI would be 0.74x and the Underwritten DSCR on NCF would be 0.70x.

(4)  Based on the stabilized appraised value of $48,000,000, which the appraiser estimated that the property would achieve by May 1, 2008.

(5)  It is estimated that by July 1, 2008, Philip Morris will occupy and pay rent on 100% of the current square footage, as well as space currently used as common area in the multi-tenant buildout. Based on base rent of $13.35 per square foot for 222,057 net rentable square feet, the NCF would be
     $3,260,835 and the DSCR (based on the full loan amount of $38,100,000)
     would be 1.16x.

o    THE LOAN. The mortgage loan (the "ALCOA BUILDING LOAN") is evidenced by a note in the original principal amount of $38,100,000 and is secured by a first mortgage encumbering an office building in Richmond, Virginia (the
     "ALCOA BUILDING PROPERTY"). The Alcoa Building Loan was originated by
     Goldman Sachs Commercial Mortgage Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company. The Alcoa Building Loan was originated on August 3, 2007 and represents approximately 1.4% of the initial mortgage pool balance and approximately 1.6% of the initial sub-pool 1 balance. The note evidencing the Alcoa Building Loan had an original principal balance and has a principal balance as of the cut-off date of $38,100,000 and an interest rate of 6.21%. The proceeds of the Alcoa Building Loan were used to refinance existing debt.

     The Alcoa Building Loan had an initial term of 120 months and has a remaining term of 118 months. The Alcoa Building Loan requires payments of interest only for 60 months and amortizes thereafter based on a 360-month schedule, with required payments of $233,597.96 beginning September 6,
     2012. The scheduled maturity date is the payment date in August 2017.
     Voluntary prepayment of the Alcoa Building Loan is prohibited until the payment date in May 2017. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o    THE PROPERTY. The Alcoa Building Property is a Class A, seven-story suburban office building located within the Reynolds Crossing development in Richmond, Virginia. Reynolds Crossing is a mixed-use office park that will ultimately contain 300,000 square feet of Class A office buildings, a
     260-room Westin hotel and 215,000 square feet of retail/restaurant space.
     The Alcoa Building Property was built in 1968 and renovated in 2002 and
     2007. It is situated on a 6.928-acre site and continues to be 100.0%
     leased, although the tenancy is gradually converting from five tenants (as of September 1, 2007) to single tenancy by Philip Morris USA ("PHILIP
     MORRIS"), which conversion is estimated to be complete by July 2008. Each of the four remaining other tenants have executed termination agreements, and a portion of the space that Philip Morris occupies (all of floors 5 and
     6) was vacated on August 31, 2007 by another tenant pursuant to the terms of a termination agreement. Philip Morris has taken possession of and is paying rent on the recently vacated space as of September 1, 2007, and has commenced a $40 million planned renovation. The Alcoa Building Property includes an underground

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -73-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ALCOA BUILDING
--------------------------------------------------------------------------------

     tunnel extending underneath Forest Avenue to Philip Morris' world headquarters. Philip Morris intends to remodel the Alcoa Building Property to match the finish and design of its world headquarters building.

     The following table presents certain information relating to the major tenants currently at the Alcoa Building Property as of September 1, 2007:

          LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                     % OF TOTAL      ANNUALIZED
                                                                      ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                             CREDIT RATING                   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
     TENANT NAME         (FITCH/MOODY'S/S&P)(2)    NRSF      NRSF     BASE RENT      BASE RENT     ($ PER NRSF)    EXPIRATION
----------------------   ----------------------   -------   ------   ------------   ------------   -------------   ----------

Philip Morris              BBB+/Baa1/BBB+          73,692    39.4%     $1,306,429       44.4%         $17.73       2/01/2022
Alcoa                        A-/A2/BBB+            88,726    47.4%      1,125,933       38.3%          12.69       5/01/2008
Neurological                  NR/NR/NR
   Associates Inc.                                 11,276     6.0%        211,651        7.2%          18.77       12/01/2007
Commonwealth                  NR/NR/NR
   Dermatology PC                                   8,306     4.4%        199,427        6.8%          24.01       5/01/2008
Reynolds                      NR/NR/NR
   International
   Management Services                              5,190     2.8%         96,119        3.3%          18.52       5/31/2008
Vacant                                                  0     0.0%              0        0.0%           0.00
                                                  -------   -----      ----------      -----          ------
TOTAL ALL TENANTS                                 187,190   100.0%     $2,939,558      100.0%         $15.70
                                                  =======   =====      ==========      =====          ======

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

     Following the anticipated lease terminations and relocation of the four other remaining tenants, Philip Morris is expected to be the sole tenant at the Alcoa Building Property, paying rent on 100% of the space as well as space currently used as common area in the multi-tenant buildout. This conversion is expected to occur by July 1, 2008, and the following table presents certain information relating to the tenancy at the Alcoa Building
     Property after the Conversion Date (as defined below):

          LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                             % OF TOTAL     ANNUALIZED
                                                              ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                   CREDIT RATING                     % OF    UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
  TENANT NAME    (FITCH/MOODY'S/S&P)(2)    NRSF      NRSF      BASE RENT      BASE RENT    ($ PER NRSF)   EXPIRATION
-------------   -----------------------   -------   ------   ------------   ------------   ------------   ----------

Philip Morris    BBB+/Baa1/BBB+           222,057   100.0%    $2,964,461        100.0%        $13.35       2/01/2022
                                          -------   -----     ----------        -----         ------
TOTAL                                     222,057   100.0%    $2,964,461        100.0%        $13.35
                                          =======   =====     ==========        =====         ======

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

o    THE BORROWER. The borrower is 6603 Broad, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion with respect to the borrower in connection with the origination of the Alcoa Building Loan. The borrower is indirectly owned by Reynolds Office Property, LLC ("REYNOLDS"). In addition to the
     Alcoa Building Property, Reynolds owns an adjacent building and surrounding land totaling 72 acres, known as Reynolds Crossing. Reynolds is currently developing a Westin hotel and 2 office buildings at Reynolds Crossing, with estimated completion in May 2008. Randolph N. Reynolds, J.S. Reynolds,
     Robert G. Reynolds and Randolph N. Reynolds, Jr. (the "GUARANTORS") are
     joint and several guarantors of the non-recourse carve-outs and certain environmental obligations under the Alcoa Building Loan. In addition, the
     Guarantors are liable for the borrower's failure to perform its obligations under the tenant termination agreements; provided that the guaranty is limited to $2,800,000 and terminates when the borrower makes termination payments in the aggregate amount of $2,800,000.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -74-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ALCOA BUILDING
--------------------------------------------------------------------------------

o    ESCROWS. At origination, the borrower deposited $54,604 into a reserve account to cover insurance premiums, $46,855 into a reserve account to cover real estate taxes and $3,700 into a reserve account to cover replacements and repairs, and is required to make monthly deposits into each reserve account. In addition, at origination, the borrower deposited
     $3,000 with the lender as security for payment of any transfer fees in connection with the letters of credit discussed below.

o    EARNOUT. At origination, the borrower delivered two letters of credit totaling $15,545,000, which will be disbursed over the first 21 months of the Alcoa Building Loan as the borrower completes certain tenant removals, tenant improvements and other capital items and at the satisfaction of the
     Philip Morris Release Condition. The "PHILIP MORRIS RELEASE CONDITION"
     means (i) lender's receipt of an estoppel certificate from Philip Morris, certifying that (A) the Conversion Date has occurred, (B) Philip Morris is in possession of the entirety of the Alcoa Building Property, is operating its business and has paid rent for at least one month, (C) any and all tenant improvement allowances, fees or payments then due and payable (other than exceptions under the lease) have been paid in full and (D) no default exists under the lease, and (ii) lender's receipt of a written request from the borrower requesting the release of the applicable letter of credit. The
     "CONVERSION DATE" means the date Philip Morris' space lease is converted to a lease for the entire Alcoa Building Property.

     One letter of credit is in the amount of $10,045,000, and may be reduced as follows: (i) a $700,000 reduction upon completion of certain parking improvements, (ii) a $2,800,000 reduction upon fulfillment of borrower's obligations associated with the termination of tenant Alcoa Inc.'s lease,
     (iii) a $420,000 reduction upon fulfillment of borrower's obligations associated with the termination of tenant Commonwealth Dermatology, P.C.'s lease, (iv) a $3,125,000 reduction upon satisfaction of the Philip Morris
     Release Condition and (v) a $3,000,000 reduction upon delivery of an estoppel certificate from Philip Morris certifying that the improvements payment under the lease has been paid in full and no default exists under the lease.

     The other letter of credit is in the amount of $5,500,000, and may be released by the lender following the satisfaction of the Philip Morris
     Release Condition, provided no event of default exists.

o    LOCKBOX AND CASH MANAGEMENT. The Alcoa Building Loan requires a springing lockbox. Upon the Alcoa Cash Management Activation Date, the borrower is required to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day, all funds on deposit in the lockbox account are swept to a cash management account under the control of the lender. On each business day that there is no event of default under the Alcoa Building Loan, all funds in the lockbox account in excess of the monthly debt service, deposits to the tax and insurance impound, deposits to the replacement escrow fund and all other amounts then due to the lender and cash management bank, will be remitted to an account specified by the borrower. During the continuance of an event of default under the Alcoa Building Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the
     Alcoa Building Loan in such order of priority as the lender may determine.
     The "ALCOA CASH MANAGEMENT ACTIVATION DATE" is the earliest of (i) the
     Conversion Date, (ii) May 31, 2009 and (iii) the occurrence of an event of default.

o    PROPERTY MANAGEMENT. The Alcoa Building Property is currently managed by
     Reynolds International Management Services, LLC, an affiliate of the borrower, pursuant to a management agreement. Under the management agreement, the property manager is entitled to an annual management fee equal to 3% of the revenues from the Alcoa Building Property. In addition, for construction supervision services which it performs, the property manager will receive a construction supervision fee equal to 5% of the cost of renovations or tenant improvements. The lender may terminate the property manager if an event of default under the Alcoa Building Loan has occurred.

    The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -75-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ALCOA BUILDING
--------------------------------------------------------------------------------

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.

o    TERRORISM INSURANCE. The loan documents require the Alcoa Building Property to be insured against acts of terrorism as part of its "all-risk" property coverage in an amount equal to 100% of the full replacement cost of the
     Alcoa Building Property. In addition, the borrower is required to maintain business income interruption insurance covering losses of income and rents derived from the Alcoa Building Property resulting from any risk or casualty (plus an extended period of indemnity for 18 months after restoration). See "Risk Factors--Risks Related to the Underlying Mortgage
     Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
     Properties May Adversely Affect Payments on Your Certificates" in the
     prospectus supplement.

    The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -76-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - RESEARCH PARK PORTFOLIO
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

    The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -77-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - RESEARCH PARK PORTFOLIO
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

    The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -78-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - RESEARCH PARK PORTFOLIO
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            3
Location (City/State)                                           Orlando, Florida
Property Type                                                             Office
Size (sf)                                                                269,832
Percentage Occupancy as of July 1, 2007                                    90.7%
Year Built                                                      1986, 1989, 1999
Appraisal Value                                                      $53,100,000
Underwritten Occupancy                                                     92.3%
Underwritten Revenues                                                 $6,354,855
Underwritten Total Expenses                                           $2,427,369
Underwritten Net Operating Income (NOI)                               $3,927,485
Underwritten In Place Cash Flow (IPCF)                                $3,511,191
Underwritten Net Cash Flow (NCF)                                      $3,636,811

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                       $37,400,000
Cut-off Date Principal Balance PSF                                       $138.60
Percentage of Initial Mortgage Pool Balance                                 1.4%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             6.332%
Original Term to Maturity (Months)                                            60
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     70.4%
LTV Ratio at Maturity                                                      70.4%
Underwritten DSCR on NOI                                                   1.63x
Underwritten DSCR on NCF                                                   1.51x

----------
(1)  IPCF is the loan seller's Underwritten NCF, adjusted for in place leases and expenses and contractual rent steps through October 1, 2007, but giving no credit to rental growth expected to occur in future years.

(2)  NCF is the loan seller's Underwritten NCF, giving credit to contractual rent steps through December 1, 2008 and underwritten occupancy of 92.3%.
     There can be no assurance that the Research Park Portfolio Properties will attain or exceed the stated NCF.

o    THE LOAN. The mortgage loan (the "RESEARCH PARK PORTFOLIO LOAN") is evidenced by a note in the original principal amount of $37,400,000 and is secured by a first mortgage encumbering 5 office buildings located in
     Orlando, Florida (the "RESEARCH PARK PORTFOLIO PROPERTIES"). The Research
     Park Portfolio Loan was originated by Goldman Sachs Commercial Mortgage
     Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company.
     The Research Park Portfolio Loan was originated on August 14, 2007 and represents approximately 1.4% of the initial mortgage pool balance and approximately 1.5% of the initial sub-pool 1 balance. The note evidencing the Research Park Portfolio Loan had an original principal balance and has principal balance as of the cut-off date of $37,400,000 and an interest rate of 6.332%. The proceeds from the Research Park Portfolio Loan were used to acquire the Research Park Portfolio Properties.

o    The Research Park Portfolio Loan had an initial term of 60 months and has a remaining term of 59 months. The Research Park Portfolio Loan requires payments of interest only during its entire term. The scheduled maturity date is the payment date in September 2012. Voluntary prepayment of the
     Research Park Portfolio Loan is prohibited until the payment date in June
     2012. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of
     America is permitted at any time after the second anniversary of the securitization closing date.

o    THE PROPERTIES. The Research Park Portfolio Properties consist of five buildings on three office properties located in Orlando, Florida. As of
     July 1, 2007, the Research Park Portfolio Properties were approximately
     90.7% occupied, including 59% occupied by credit rated tenants. The
     Research Park Portfolio Properties are one-, two- and four-story multi-tenant office buildings which form part of the Central Florida
     Research Park. The Central Florida Research Park is located north of the intersection of SR 408 (East-West Expressway) and SR 50 (East Colonial
     Drive) near the University of Central Florida's main campus and approximately 15 miles northeast of the Orlando CBD.

     The following table presents certain information relating to the Research
     Park Portfolio Properties:

                                        ALLOCATED LOAN                            OCCUPANCY
     PROPERTY NAME          LOCATION        AMOUNT       SIZE (SF)   YEAR BUILT   (LEASED)            LARGEST TENANT
-----------------------   -----------   --------------   ---------   ----------   ---------   -----------------------------

Research Commons          Orlando, FL   $20,014,518.60    129,424       1989        88.1%     GSA - U.S. Army PEO STRI
University Tech Center    Orlando, FL     9,788,071.58     81,652       1999        88.2%     University of Central Florida
Technology Point I & II   Orlando, FL     7,597,409.82     58,756    1986, 1989    100.0%     Advanced Systems Technology
                                        --------------    -------                   ----
TOTAL/WEIGHTED AVERAGE                  $37,400,000.00    269,832                   90.7%
                                        ==============    =======                   ====

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -79-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - RESEARCH PARK PORTFOLIO
--------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the Research Park Portfolio Properties:

        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                       % OF TOTAL       ANNUALIZED
                                                                         ANNUALIZED    ANNUALIZED   UNDERWRITTEN BASE
                                    CREDIT RATING       TENANT   % OF   UNDERWRITTEN  UNDERWRITTEN         RENT           LEASE
         TENANT NAME           (FITCH/MOODY'S/S&P)(2)    NRSF    NRSF    BASE RENT     BASE RENT       ($ PER NRSF)    EXPIRATION
-----------------------------  ----------------------  -------  ------  ------------  ------------  -----------------  ----------

GSA - U.S. Army PEO STRI            AAA/Aaa/AAA         65,044   24.1%   $1,626,100       32.0%          $25.00        12/31/2009
Anteon Corp/General Dynamics          A/A2/A            33,671   12.5%      973,812       19.1%           28.92            (3)
University of Central Florida        NR/NR/NR           36,672   13.6%      605,173       11.9%           16.50            (4)
Advanced Systems Technology          NR/NR/NR           34,514   12.8%      584,711       11.5%           16.94            (5)
Invivo Corporation                   A-/A3/A-           31,160   11.5%      493,574        9.7%           15.84         6/1/2010
GSA - U.S. Air Force                AAA/Aaa/AAA         28,756   10.7%      452,907        8.9%           15.75            (6)
The Titan Corporation (L-3)          NR/NR/NR            3,232    1.2%       84,743        1.7%           26.22        10/31/2007
NCI Information Systems              NR/NR/NR            3,321    1.2%       84,553        1.7%           25.46        11/30/2009
Morgan Research Corp                 NR/NR/NR            2,997    1.1%       77,742        1.5%           25.94         3/31/2009
Gleason Research Associates          NR/NR/NR            4,217    1.6%       71,689        1.4%           17.00         7/31/2012
TEN LARGEST TENANTS                                    243,584   90.3%   $5,055,004       99.4%          $20.75
                                                       -------  -----    ----------      -----           ------
Remaining Tenants                                        1,261    0.5%       30,264        0.6%           24.00
Vacant                                                  24,987    9.3%            0        0.0%            0.00
                                                       -------  -----    ----------      -----           ------
TOTAL ALL TENANTS                                      269,832  100.0%   $5,085,268      100.0%          $18.85
                                                       =======  =====    ==========      =====           ======

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)  Anteon Corp/General Dynamics has three leases expiring on 12/31/2008
     (33,671 sf).

(4)  University of Central Florida (UCF) has three leases expiring on 6/30/2012.
     The three UCF tenants are UCF - CAS (12,378 sf), UCF - Incubator Tech
     (12,208 sf), and UCF - Human Resources (12,086 sf).

(5)  Advanced Systems Technology has 2 leases, with one lease expiring on
     10/31/2007 (4,514 sf), and one lease expiring on 6/30/2011 with an early termination option of June 30, 2009, exercised upon 180 days written notice that the tenant has lost its government contract (30,000 sf).

(6)  GSA - U.S. Air Force has 2 leases, with one lease expiring on 9/30/2010
     (14,378 sf), and one lease expiring on 9/30/2011 (14,378 sf). Pursuant to each lease, the tenant has the right to cancel its lease at any time or for lack of appropriations.

     The following table presents certain information relating to the lease rollover schedule at the Research Park Portfolio Properties:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                  % OF TOTAL    ANNUALIZED
                                                                    ANNUALIZED    ANNUALIZED   UNDERWRITTEN
      YEAR ENDING       EXPIRING                     CUMULATIVE    UNDERWRITTEN  UNDERWRITTEN    BASE RENT
      DECEMBER 31         NRSF    % OF TOTAL NRSF  OF TOTAL NRSF  BASE RENT ($)    BASE RENT   ($ PER NRSF)
----------------------  --------  ---------------  -------------  -------------  ------------  ------------

2007                       7,746         2.9%            2.9%      $   204,454        4.0%        $26.39
2008                      33,671        12.5%           15.3%          973,812       19.1%         28.92
2009                     102,623        38.0%           53.4%        2,283,659       44.9%         22.25
2010                      45,538        16.9%           70.3%          720,028       14.2%         15.81
2011                      14,378         5.3%           75.6%          226,454        4.5%         15.75
2012                      40,889        15.2%           90.7%          676,862       13.3%         16.55
2013                           0         0.0%           90.7%                0        0.0%          0.00
2014                           0         0.0%           90.7%                0        0.0%          0.00
2015                           0         0.0%           90.7%                0        0.0%          0.00
2016                           0         0.0%           90.7%                0        0.0%          0.00
2017 and Thereafter            0         0.0%           90.7%                0        0.0%          0.00
Vacant                    24,987         9.3%          100.0%                0        0.0%          0.00
                         -------       -----                        ----------      -----         ------
TOTAL/WEIGHTED AVERAGE   269,832       100.0%                       $5,085,268      100.0%        $18.85
                         =======       =====                        ==========      =====         ======

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrowers are three single-purpose, single-asset entities, G&I V Technology Point LLC, G&I V University Tech LLC and G&I V
     Research Commons LLC (collectively, the "RESEARCH PARK PORTFOLIO
     BORROWERS"). The Research Park Portfolio Borrowers are indirectly owned by
     G&I V Investment Research

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -80-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - RESEARCH PARK PORTFOLIO
--------------------------------------------------------------------------------

     Park (90%) and Tower Realty (10%). G&I Investment Research Park is owned by
     DRA G & I Fund V Real Estate Investment Trust ("DRA REIT"). As of March 31,
     2007, DRA REIT owns 405 properties through joint venture partnerships, including 356 retail properties in the CARS Portfolio totaling 16.2 million square feet, 26 office properties totaling 10.6 million square feet and six land parcels and 12 multi-family properties with 4,052 units. DRA REIT is the guarantor under the non-recourse carve-outs and certain environmental obligations under the Research Park Portfolio Loan.

o    ESCROWS. At origination, the borrower paid to the lender $1,300,000 to be held for tenant improvement and leasing commission obligations. In addition, at origination, the borrower deposited $4,355 into a reserve account to cover replacements and repairs, and is required to make monthly deposits thereto. The loan documents provide for monthly reserves for real estate taxes and insurance during the occurrence of an event of default or a Research Park Cash Management Period, or when taxes or insurance, as applicable, are not paid in accordance with the loan documents.

o    RELEASE OF COLLATERAL. Any time after the second anniversary of the securitization closing date, the Research Park Portfolio Borrowers are permitted under the loan documents to obtain the release of any one of the
     Research Park Portfolio Properties, subject to the satisfaction of certain conditions, including among others: (i) only one release is permitted under the loan documents, (ii) the delivery of defeasance collateral in an amount equal to 110% of the allocated loan amount for the Research Park Portfolio
     Property being released and (iii) after giving effect to the release, the debt service coverage ratio of the remaining properties is equal to or greater than the greater of (x) the debt service coverage ratio at origination and (y) the lesser of (A) the debt service coverage ratio immediately preceding the release and (B) the debt service coverage ratio at origination increased by 10%.

o    LOCKBOX AND CASH MANAGEMENT. The Research Park Portfolio Loan requires a hard lockbox, which is already in place. The loan documents require the
     Research Park Portfolio Borrowers to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all rents or other revenue received by or on behalf of the
     Research Park Borrowers or the property managers be deposited into such lender-controlled lockbox account within two business days after receipt.
     Funds in the lender-controlled lockbox will be swept to the borrower's operating account daily except during an event of default or a Research
     Park Cash Management Period. During a Research Park Cash Management Period,
     amounts in the lockbox account will be transferred to the lender to be applied to monthly debt service, deposits to the tax and insurance impound, deposits to the replacement escrow fund and all other amounts then due to the cash management bank. The lender will place any remaining funds into an escrow account, to be distributed as follows: (i) during an event of default, the lender may apply the funds to debt service at its sole discretion, (ii) during a Research Park Cash Management Period, the lender will distribute to the Research Park Portfolio Borrowers an amount equal to monthly operating expenses, plus emergency, capital, leasing or other expenses and (iii) upon the satisfaction of the mortgage, the lender will disburse any remaining funds to the Research Park Portfolio Borrowers.

     A "RESEARCH PARK CASH MANAGEMENT PERIOD" means (i) any period from (a) the conclusion of any 12-month period ending on the last day of the fiscal quarter during which net operating income is less than 85% of origination date net operating income, to (b) the conclusion of the second of any two
     12-month periods ending on the last day of consecutive fiscal quarters thereafter during each of which periods net operating income is at least
     85% of origination date net operating income or (ii) in the event a portion of the Research Park Portfolio Loan is converted to a mezzanine loan, the occurrence of an event of default under the mezzanine loan.

o    PROPERTY MANAGEMENT. Each of the Research Park Portfolio Properties is
     currently managed by Tower Realty Asset Management, Inc, an affiliate of the Research Park Portfolio Borrowers, pursuant to a management

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -81-          [RBS Greenwich Capital LOGO]

GCCFC 2007-GG11
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - RESEARCH PARK PORTFOLIO
--------------------------------------------------------------------------------

     agreement. The property manager is entitled to an annual management fee equal to 3% of the gross revenue from the Research Park Portfolio
     Properties. In addition, for construction supervision services which it performs, the property manager will receive a construction supervision fee equal to 3% of the cost of renovations or tenant improvements. The lender may terminate the property manager if an event of default under the
     Research Park Portfolio Loan has occurred.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.

o    TERRORISM INSURANCE. The loan documents require the Research Park Portfolio
     Properties to be insured against acts of terrorism as part of its
     "all-risk" property coverage in an amount equal to 100% of the full replacement cost of the Research Park Portfolio Properties. In addition, the Research Park Portfolio Borrowers are required to maintain business income interruption insurance covering losses of income and rents derived from the Research Park Portfolio Properties resulting from any risk or casualty (plus an extended period of indemnity for 12 months after restoration). See "Risk Factors--Risks Related to the Underlying Mortgage
     Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
     Properties May Adversely Affect Payments on Your Certificates" in the
     prospectus supplement.

     The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     The depositor has filed a registration statement (including the prospectus)
with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400)
for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                  -82-          [RBS Greenwich Capital LOGO]